                United States Securities and Exchange Commission
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

      [X] Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2)).
      [ ] Definitive Proxy Statement
      [ ] Definitive Additional Materials
      [ ] Soliciting Material Under Rule 14a-12

                              CERTRON CORPORATION

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid: $891.29

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:
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                                                     PRELIMINARY PROXY MATERIALS

                              CERTRON CORPORATION
                            1545 Sawtelle Boulevard
                                    Suite 12
                         Los Angeles, California 90025
                                 (310) 914-0200

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON _________ __, 2005

      To the Shareholders of CERTRON CORPORATION:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of CERTRON CORPORATION (the "Company"), a California corporation, will be held at the Company's offices on ______________, at ______________, at
_______________________ for the following purposes:

1. To consider and vote upon the approval of the principal terms of a merger transaction pursuant to an Agreement and Plan of Merger among the Company, Certron Acquisition Corp., a wholly owned subsidiary of the Company, and Cybrdi, Inc. pursuant to which Certron Acquisition Corp. will be merged into Cybrdi, Inc., with Cybrdi, Inc. being the surviving entity and becoming a wholly-owned subsidiary of the Company, and the stockholders of Cybrdi, Inc. receiving up to 47,328,263 shares of the Company's Common Stock so that, immediately post-Merger, the former stockholders of Cybrdi will own approximately 93.8% of the Company's issued and outstanding Common Stock. Approval of the Merger transaction also constitutes election of new directors for the Company effective upon consummation of the Merger (Proposal No. 1). This proposal is conditional upon the approval of Proposal 2 below.

2. To approve an amendment to the Company's Articles of Incorporation, as amended, to increase the authorized number of shares of Common Stock, no par value, from 10,000,000 to 150,000,000 shares (Proposal No. 2).

3. Assuming that Proposal No. 1 is approved, to approve an amendment to the Company's Articles of Incorporation, as amended, to change the Company's name to "Cybrdi, Inc."

The Board of Directors has fixed the close of business on _________________ as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on the record date will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

The Company's Board of Directors has unanimously approved, and recommends a vote IN FAVOR of, the proposed merger transaction and charter amendments.

All shareholders are cordially invited to attend the Special Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                               Sincerely,

                               Marshall I. Kass,
                               Chairman of the Board and Chief Executive Officer


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
                               SUMMARY TERM SHEET

The following summarizes the principal terms of the proposed Agreement and Plan of Merger (the "Merger) of Certron Corporation, a California Company, Certron Acquisition Corp., a recently formed Maryland corporation and 100% owned subsidiary of Certron and Cybrdi, Inc., a Maryland corporation. This summary term sheet does not contain all of the information that may be important for you to consider when evaluating the merits of the merger. You are encouraged to read this proxy statement, including the Exhibits attached herein, in its entirety before voting.

- You are being asked to approve and adopt an Agreement and Plan of Merger dated as of November 12, 2004 pursuant to which we will issue to the Cybrdi shareholders in exchange for all of the issued and outstanding shares of Cybrdi, approximately 47,328,263 million shares of our common stock, which upon issuance will represent approximately 93.8% of our issued and outstanding stock. For a more complete discussion of the Agreement and Cybrdi's operations, see the description thereof under "Merger Agreement" and "Cybrdi, Inc." description.

- We will amend our articles of incorporation to change our name to Cybrdi, Inc. For a more complete description of the proposed name change see discussion under "Proposal number 3".

- We will amend our articles of incorporation and increase the number of authorized shares from 10 million to 150 million. For a more complete description of the change in our authorized shares, see the discussion under "Proposal Number 2".

- All of our current officers and directors will tender their resignations and officers and directors nominated by Cybrdi will become officers and directors of Certron. For a more complete description of who will be our new directors see the discussion under "Director and Officers".

- The consent of a majority of our shareholders is required to approve the Merger.

- The Merger Agreement provides that the Merger must be approved by the holders of all of the issued and outstanding shares of common stock of Cybrdi must approve the transaction. (see the discussion of the "Merger Agreement" which is contained in this proxy solicitation)

- The acquisition of all of the issued and outstanding shares of common stock of Cybrdi and the issuance to the Cybrdi shareholders of approximately 47.3 million shares of our common stock will be treated as a tax free exchange under the Internal Revenue Code of 1986, as amended. For a more complete discussion of the tax consequences of this transaction see "Certain Federal Income Tax Consequences". If you do not agree with this transaction, you will have an opportunity to exercise your dissenter rights, (see "Dissenters Rights").

- Shareholders exercising their dissenter rights and receiving cash for their common stock will in most cases be treated as a redemption of your shares and not a dividend distribution.

- As indicated in our prior filings with the Securities and Exchange Commission, we are not able to sustain our current operations. We believe that the acquisition of all of the issued and outstanding shares of common stock of Cybrdi will provide shareholders with an opportunity to maximize shareholder value and as a result, our Board of Directors has unanimously recommended that the shareholders approve the transaction with Cybrdi. Copies of prior filings can be viewed at the Securities and Exchange Commission's website located at www.sec.gov.


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
                                  INTRODUCTION

This Proxy Statement, the Notice of Special Meeting and the proxy card are being furnished to the shareholders of Certron Corporation, a California corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Special Meeting of Shareholders (the "Special Meeting") to be held at the Company's principal executive offices located at 1545 Sawtelle Boulevard, Suite 12, Los Angeles, California 90025 on _________________ at ________________. The telephone number of the Company at its principal executive offices is (310) 914-0200.

PURPOSE OF THE MEETING

At the Special Meeting, the Company's shareholders will be asked to consider three proposals. The first proposal is to consider and vote upon the approval of the principal terms of a merger transaction (the "Merger") pursuant to an Agreement and Plan of Merger between the Company, Certron Acquisition Corp., a wholly owned subsidiary of the Company ("Certron Acquisition Corp."), and Cybrdi, Inc. ("Cybrdi") pursuant to which Certron Acquisition Corp. will be merged into Cybrdi, with Cybrdi being the surviving entity, and the stockholders of Cybrdi receiving up to 47,328,263 shares of the Company's Common Stock so that, immediately post-Merger, the former stockholders of Cybrdi will own approximately 93.8% of the Company's issued and outstanding Common Stock. Approval of the Merger transaction also constitutes election of new directors for Certron effective upon consummation of the Merger. The second proposal is an amendment to the Company's Articles of Incorporation, as amended, to increase the authorized number of shares of the Company's Common Stock from 10,000,000 to 150,000,000 shares. The Merger cannot be consummated without approval of the second proposal. Assuming the first proposal is approved, the third proposal will be to consider an amendment to the Company's Articles of Incorporation, as amended, to change the Company's name to "Cybrdi, Inc."

SOLICITATION OF PROXIES; RECORD DATE; PROXIES

Only holders of shares of the Company's Common Stock on _________ __, 200_, the record date for the meeting, are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. As of the record date, there were 3,128,306 shares issued and outstanding. These proxy materials are first being sent the Company's shareholders on or about ____________ __, 200_.

All expenses of the Company associated with this solicitation will be borne by the Company or, to the extent that the Company has insufficient funds to pay for the cost of the proxy mailing, Cybrdi has agreed to assist the Company with the costs associated therewith.

Each of Marshall I. Kass, Michael Kass and Susan Kass, each with full power of substitution, have been designated by the Board of Directors to vote your proxy. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted IN FAVOR of each of the three proposals described above.

REVOCATION OF PROXIES

A shareholder may revoke a proxy by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Special Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.


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
VOTING AT THE MEETING; QUORUM

Each share of the Company's Common Stock outstanding on the record date is entitled to one vote per share at the Special Meeting. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not be considered "shares present" as to the matters with respect to which a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes"). For purposes of determining the existence of a quorum, abstentions from voting identified as such on the proxy card and broker non-votes are treated as present at the Special Meeting. There is no cumulative voting on the matters to be presented at the Special Meeting.

The presence in person or by properly executed proxies of holders of at least a majority of votes entitled to be cast at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

REQUIRED VOTE

Each proposal to be voted on at the Special Meeting must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the meeting. Abstentions and broker non-votes will not be voted for or against any of the proposals at the Special Meeting but will have the effect of a negative vote because the vote of holders of a majority of the votes entitled to be cast at the meeting (not a majority of the votes present at the Special Meeting) is required to approve each proposal.

As of the record date, (a) Louart Corporation beneficially owned 1,205,200 issued and outstanding shares of the Common Stock of the Company, (b) Marshall
I. Kass, Chairman of the Board, Chief Executive Officer and Chief Operating Officer of the Company, Chairman of the Board, Chief Executive Officer, Chief Operating Officer and the controlling shareholder of Louart Corporation beneficially owned (excluding shares held of record by Louart Corporation and shares subject to options held by him as of that date, which options will terminate prior to the Effective Time) 276,115 issued and outstanding shares of the Common Stock of the Company, (c) Michael S. Kass, a Director and the Executive Vice President of the Company, President and a director of Louart Corporation and the son of Mr. Marshall I. Kass beneficially owned (excluding shares held of record by Louart Corporation and shares subject to options held by him as of that date, which options will terminate prior to the Effective
Time) 23,525 issued and outstanding shares of the Common Stock of the Company (which includes 22,525 shares owned by his SEP/IRA), (d) Susan E. Kass, a Director, Secretary and Treasurer of the Company, Vice President and a director of Louart Corporation and the daughter of Mr. Marshall I. Kass and sister of Michael S. Kass beneficially owned (excluding shares held of record by Louart Corporation and shares subject to options held by her as of that date, which options will terminate prior to the Effective Time) 1,000 issued and outstanding shares of the Common Stock of the Company, (e) Jonathan F. Kass, the Senior Vice President and Director of Louart Corporation and the son of Marshall I. Kass and brother of Michael S. Kass and Susan E. Kass, beneficially owned (excluding shares held of record by Louart Corporation) 85,197 issued and outstanding shares of the Common Stock of the Company, and (f) Deanne Kass, the Treasurer and Director of Louart Corporation and the spouse of Marshall I. Kass and the mother of Michael S. Kass, Susan E. Kass and Jonathan F. Kass, beneficially owned (excluding shares held of record by Louart Corporation and the shares included for Marshall I. Kass described in clause (a) of this sentence) 81,500 issued and outstanding shares of the Common Stock of the Company (as to which shares Marshall I. Kass disclaims beneficial ownership). As of the record date, there were 3,128,306 shares of the Company's Common Stock issued and outstanding. Thus, as of the record date, Louart Corporation and the Kass family members controlled 1,672,537 shares of the Company's issued and outstanding Common Stock, representing approximately 53.5% of the Company's issued and outstanding Common Stock as of that date. Although there is no formalized


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agreement to do so, each of such persons has indicated to the Company that he, she or it will vote IN FAVOR of each of proposal 1, proposal 2 and proposal 3.

THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING OF SHAREHOLDERS ARE OF GREAT IMPORTANCE TO THE COMPANY AND ITS SHAREHOLDERS. ACCORDINGLY, YOU ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                                MERGER PROPOSAL

FORWARD LOOKING STATEMENTS

Certain statements included in this Proxy Statement regarding Cybrdi or the Company that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations after consummation of the Merger. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.

BACKGROUND OF MERGER

Except with respect to the proposed merger between our Company and Cybrdi, during the past two years there have been no mergers, consolidations, acquisitions, tender offers or any material agreements of any kind or nature which were entered into between Certron and Cybrdi and any of its officers or directors.

On or about August 3, 2004, Cybrdi contacted the Company regarding the possible acquisition of the Company in response to a blind advertisement placed by the Company. Following several meetings and conferences primarily between Marshall Kass on behalf of the Company and the principals of Cybrdi, on August 16, 2004, the Company announced that the parties had reached an agreement in principle concerning the possible acquisition by the Company of the outstanding capital stock of Cybrdi in exchange for shares of the Company's Common Stock that would aggregate approximately 93.8% of its Common Stock outstanding after the transaction. A Form 8-k relating thereto was filed by the Company on August 17, 2004. The parties then each conducted due diligence on the other and negotiated the terms of an Agreement and Plan of Merger. Those negotiations culminated in the execution of the Merger Agreement as of November 12, 2004.

REASONS FOR THE MERGER; BOARD RECOMMENDATION

As we reported in our previous filings with the Securities and Exchange Commission, intense competition in the magnetic media field has made it difficult for us to maintain prices on our magnetic media products which has resulted in continually reduced margins. We have discontinued sales of certain magnetic media products and refuse to sell magnetic media products at prices not resulting in certain minimum margin returns. In addition, the release of the digital video disk system and other digital products has had a material adverse impact on the magnetic media sales and on our operations. As a result of intense price competition and technological changes, we have lost significant customers and have been unable to compete at a profit in the marketplace.


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
We do not have sufficient revenues, reserves or inventory to continue operations. Your Board of Directors has determined that the only way to sustain operations and provide value to our shareholders is to be acquired. After diligent search, we believe that the transaction with Cybrdi represents such an opportunity.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF THE PRINCIPAL TERMS OF THE MERGER AGREEMENT.

EFFECTS OF THE MERGER

Immediately following the closing of the Merger, the current shareholders of the Company will own approximately 6.2% of the issued and outstanding shares of the Common Stock of the Company,, Louart and the Kass family members will beneficially own (considered in the aggregates) approximately 3.3% of the issued and outstanding shares of the Common Stock of the Company post-Merger and none of the Directors of officers of the Company will own (individually and without giving effect to their beneficial ownership of shares of the Company's Common Stock held of record by Louart Corporation), immediately post-Merger, more than one percent of the issued and outstanding shares of the Common Stock of the Company. The Company has no commitment to issue any of its current officers or Directors any shares of the issued and outstanding shares of the Common Stock of the Company and all of such persons will be required to resign from those positions effective as of the Effective Time.

Immediately following the closing of the Merger it is anticipated that the following persons and entities, currently shareholders of Cybrdi, will beneficially own a minimum of 5% of our outstanding common stock:

Name of Shareholder                              No. of Shares    Percentage of Ownership
-------------------                              -------------    -----------------------
Shaahxi Chaoying Beauty & Cosmetic Group          9,156,394(1)             18.14%
Lei Liu                                           6,234,764(2)             12.35%

The following table sets forth the anticipated share issuances to those persons who will become the officers and directors of the Company effective as of the Effective Time of the Merger

Name of Officer or Director          No. of Shares       Percentage of ownership
---------------------------          -------------       -----------------------
Yanbia Bai                           9,156,394(1)        18.14%
Lei Liu                              6,234,764(2)        12.35%
James Pan                            0(3)
Lieping Chen                         0(4)
Xue Bu                               0
All officers and directors as        15,391,158          30.49% group

(1) Represents shares held by Shaanxi Chaoying Beauty & Cosmetic Group of which Mr. Bai is the president.

(2) Includes 4,370,460 shares to be issued to Immuno-Oncogenomics, Inc., an affiliated entity of Lei Liu, and 1,864,304 shares which will be owned individually by Lei Liu.


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
(3) James Pan is a director and shareholder of Immuno-Oncogenomics, Inc. and as a result thereof will have an opportunity to vote on matters presented to the Certron shareholders following the Merger. Share ownership of Immuno-Oncogenomics is attributed to Lei Liu.

(4) Lieping Chen is a director and shareholder of Immuno-Oncogenomics, Inc. and as a result thereof will have an opportunity to vote on matters presented to the Certron shareholders following the Merger. Share ownership of Immuno-Oncogenomics is attributed to Lei Liu.

CONDUCT OF THE COMPANY AFTER THE MERGER

If the Merger is approved, all of our current business activities will cease and our sole business will be conducted through our wholly owned subsidiary, Cybrdi. Cybrdi is a biogenetics commercialization company specializing in the rapid introduction of tissue microarray products and services in both the international and Chinese markets. (For a more complete description of what our activities will be following the merger, see the description of business for Cybrdi set forth below in this Proxy Statement.. At this time, we do not anticipate that the Company will conduct any activities except for the operation of Cybrdi.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material anticipated federal income tax consequences as a result of the Merger. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general. In addition, this summary does not address any consequences of the merger under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual tax circumstances.

It is our understanding that the Merger will be treated as a tax free exchange under applicable federal tax laws and regulations. As a result of such tax treatment, no gain or loss should be recognized by Certron or its shareholders. A shareholder's aggregate tax basis will not be affected by the Merger.

REDEMPTION TREATMENT FOR SHAREHOLDERS EXERCISING DISSENTERS RIGHTS

For federal income tax purposes, Certron will be deemed to be the source of cash consideration for payments in satisfaction of dissenters' rights. Therefore, to the extent that cash received by a stockholder is from Certron or deemed to be from Certron, the receipt of cash in exchange for such stockholder's common stock in the Merger or in satisfaction of dissenters' rights will be treated as a redemption of common stock taxable for federal income tax purposes as determined under section 302 of the Internal Revenue Code of 1986, as amended (the "Code"). Section 302(d) of the Code provides that if the receipt of redemption payments has the effect of a distribution of property, then cash distributed will be treated as a dividend taxable under section 301 of the Code as ordinary income to a stockholder receiving such cash payments, generally to the extent of the stockholder's share of undistributed accumulated earnings and profits of the company. The remainder, if any, will be treated first as a recovery of basis in a stockholder's common stock, and second as capital gain arising from the sale or exchange of property. The determination of whether or not the receipt of cash payments has the effect of a distribution of a dividend will depend on each stockholder's particular circumstances and is made by applying the dividend equivalency tests of section 302 of the Code.

Under section 302 of the Code, a stockholder receiving a cash payment as a redemption will not be treated as having received a dividend equivalent distribution if the transaction:


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-     results in a "complete redemption" of the stockholder's equity interest in the company;

- results in a "substantially disproportionate" redemption with respect to the stockholder; or

- is "not essentially equivalent to a dividend" with respect to the stockholder.

If a stockholder receives only cash payments and satisfies any of the section 302 tests described above, the stockholder will be treated as if it sold its common stock and will recognize capital gain or loss as described above.

REVERSE ACQUISITION

The merger constitutes a reverse acquisition under the Internal Revenue Code. As such, use of the tax attributes (net operating loss and tax credit carry forwards as well as accounting and tax elections and methods)

                                MERGER AGREEMENT

GENERAL

The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference. We urge each of you to read the Merger Agreement carefully.

THE MERGER

The Merger Agreement provides that, subject to the approval of the principal terms of the Merger Agreement by the shareholders of the Company and appropriate stockholder approval by the Cybrdi stockholders, and the satisfaction or waiver of certain conditions to the closing, Certron Acquisition Corp. will be merged with and into Cybrdi in accordance with Maryland law. The separate existence of Certron Acquisition Corp. will cease and Cybrdi will be the surviving entity, thereby becoming a wholly-owned subsidiary of the Company. At the effective time of the Merger, the stock conversions described below will become effective and the articles of incorporation and by-laws of Cybrdi will be the articles of incorporation and by-laws of the surviving corporation.

EFFECTIVE TIME

If all of the conditions to the Merger have been satisfied or waived, the parties to the Merger Agreement will cause a Certificate of Merger to be delivered to the Maryland State Department of Assessments and Taxation (the "Department") for filing in accordance with Maryland law. The Merger will be effective upon the acceptance of that filing by the Department (or at such later time as may be specified in the Certificate of Merger), which effective time is referred to in this Proxy Statement as the "Effective Time."

CONVERSION AND EXCHANGE OF SHARES

At the Effective Time, each issued and outstanding share of the common stock of Cybrdi shall be cancelled and converted into the right to receive 1.566641609 shares of the Company's Common Stock, subject to adjustment as herein described. The maximum number of shares of the Company's Common Stock to be issued to the Cybrdi stockholders is not to exceed 47,328,263 shares. However, the intent of the Merger Agreement is that the number of shares issued in the Merger (rounded to the nearest whole share) are to represent, immediately post-Merger, 93.8% of the issued and outstanding Common Stock of the Company on a fully-diluted basis. Thus, the maximum number of shares of the Company's Common Stock to be issued in the Merger is to be adjusted either upwards or downwards to the extent necessary to ensure that the number of shares so issued, when rounded up to the next whole share, represents 93.8% of the Company's Common Stock immediately post-Merger.

Any shares held in the treasury of Cybrdi will be cancelled and retired and no shares of the Company or Certron Acquisition Corp. will be issued with respect to those shares.

Each outstanding share of the common stock of Certron Acquisition Corp. will be converted in the Merger into one share of the common stock of Cybrdi.

FRACTIONAL SHARES

If any Cybrdi stockholder is entitled to receive a fractional share of the Common Stock of the Company pursuant to the Merger (after aggregating all fractional shares of the Company's Common Stock to be received by a holder), then such stockholder will be entitled to receive one whole share of the Company's Common Stock if such holder otherwise would have been entitled to receive or purchase one-half or more of a share of the Company's Common Stock. Otherwise, such stockholder shall not be entitled to received or purchase any additional shares or fractional shares of the Company's Common Stock.

SURRENDER OF SHARES

Each former holder of the common stock of Cybrdi who surrenders the certificates representing those shares to the Company or its transfer agent for cancellation will be entitled to receive in exchange therefor, as promptly as practicable after the Effective Time, certificates representing that stockholder's proportionate number of shares of the Company's Common Stock for each share of Cybrdi's common stock surrendered. If the shares of the Company's Common Stock (or any portion thereof) are to be delivered to any person other than the person in whose name the certificate or certificates representing former shares of Cybrdi's common stock surrendered in exchange therefor are registered then in addition to any other requirements of applicable law, it shall be a condition to such exchange that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the delivery of such shares to a person other than the registered holder of the Cybrdi certificate or certificates surrendered, or shall establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable.

Unless and until the certificates representing Cybrdi common stock prior to the Effective Time are surrendered as described above, any dividends or other distributions, if any, payable as of any date subsequent to the Effective Time will not be paid to the holders of such unsurrendered certificates. However, upon such surrender, there shall be paid to the record holder of the former Cybrdi common stock, the full amount, without any interest thereon, of the dividends and any other distributions (including, without limitation, any shares issued in connection with stock split-ups or other recapitalizations) referred to above which theretofore became payable with respect to the number of shares of the Company's Common Stock represented by such surrendered certificate. Furthermore, upon such surrender, there shall be paid to such record holder, on the payment date therefor, the amount of any such dividend or other distribution with respect to such number of shares, if the record date for the determination of the stockholders entitled to such dividend or other distribution shall be prior to the date of the surrender of such certificate but the payment date of such dividend shall be subsequent to the date upon which the certificate is surrendered.

STOCKHOLDERS OF CYBRDI SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES TO THE COMPANY OR ITS TRANSFER AGENT PRIOR TO THE EFFECTIVE TIME OF THE MERGER.

DIRECTORS AND OFFICERS

Officers and directors of Cybrdi immediately prior to the Merger will become the officers and directors of Cybrdi as the surviving corporation in the Merger. Each of such directors shall serve in such capacity from the Effective Time until the next annual meeting of stockholders and their successors have been elected and qualified. Each of such officers will hold such office or offices from the Effective Time until the next annual meeting of directors and until their successors shave been elected or appointed and qualified.

The Merger Agreement contemplates that each of the current Directors and officers of the Company will resign effective as of the Effective Time. Effective as of the Effective Time, the authorized number of directors of the Company's Board of Directors will remain at six (6) directors and, effective as of the Effective Time of the Merger, l five of those Board seats will be filled with one vacancy on the Board. There is no present intent to fill that vacancy. The following individuals will become the new directors and officers of the Company and serve in the capacity indicated:

Mr. Yanbiao Bai, Chairman and Chief Executive Officer

Yanbiao Bai, graduated from the Second Military Medical University in 1984, receiving a legal qualification certificate, is an experienced entrepreneur and corporate executive. Since 1999 he has served as Chairman of Shaanxi Chaoying Group, a chain of cosmetic and personal care training schools and franchises located in China. Since 2000, he has served as Chairman of the Board of Directors of Cybrdi, Inc. . Long interested in Chinese traditional and modern medicine, Mr. Bai is working to apply his marketing and management expertise to the emerging biotech field in China, focusing on rapidly marketable products and services. Mr. Bai has been awarded one of the Shaanxi Province "Outstanding Young Industrialist Award," among other titles and honors.

Dr. Lei Liu, President and DIRECTOR

Since 2000, Dr. Lei Liu has served as the president and chief executive officer of Cybrdi, Dr. Lei Liu enjoys his more than 25 year experiences on medical research and clinical treatment. He has since 1999 served as president of IOU USA. Currently a Visiting Professor of the Lombardi Cancer Center, Georgetown University, Dr. Liu has held previous research positions at the University of Virginia School of Medicine (Hematology Division), the National Cancer Institute (Clinical Pharmacology Department), and the Armed Services University of Health Sciences (Department of Biometrics). He has published numerous scientific papers, including articles in Cancer Prevention and Treatment, the Journal of Oncology, the Practical Journal of Cancer, the International Journal of Cancer, the Journal of Neurochemistry, Clinical Cancer Research, and Biochemical Pharmacology. His laboratory and clinical work has spanned the fields of oncology, immunology, protein biochemistry, cell biology, molecular biology and experimental therapeutics. Dr. Liu received his medical training and degree at the Second Military Medical University, Shanghai, China. He also received a Master's degree in Public Health from the Armed Services University, Bethesda, MD, USA.

Dr. James Pan, PH.D. Director

James Pan has since 2002 worked in various capacities at Affinium Pharmaceuticals, Inc. located in Toronto, Canada. Since 2003 he has served as the Director of Preclinical Programs where he oversees and coordinates preclinical research activities, including secondary assays, pharmacokinetics, toxicokinetices and efficacy studies for late stage drug molecules. During 2002, he worked as the Director of Human & Viral Therapeutics at Affinium Pharmaceuticla where he oversaw 10-15 PhD and MSc scientists and associates and three research groups; the group provides scientific direction and line management. From 1998 until 2002 he worked at the research division of Genetech, Inc. located in San Francisco, California. Dr. Pan gained research grants from Genome Canada Viral Proteomics and CFFTI. He is co-inventor and co-author of over 100 patents and scientific articles. Dr. James Pan obtained his Master and Ph. D. at Zhejiang University in Science, pursuing post-doctoral training at University of Toronto and University of Michigan.

Dr. Lieping Chen, PH.D. Director

Lieping Chen has since 1997 worked at the Mayo Clinic in Rochester, Minnesota. He currently holds the position of Associate Professor of Immunology and is a Senior Associate Consultant to the Department of Immunology. With more than 24 years experience in Immunology field, Currently Professor of Immunology in John Hopkins University. Prior to JHU, Dr. Chen was Associate Professor of Mayo Medical School and Senior Associate Consultant of Immunology in Mayo Clinic which is a charitable, not-for-profit organization based in Rochester. Dr. Chen received his M.D. from Fujian Medical School and his Ph.D from the Medical College of Pennsylvania-Hahneman Medical College in Philadelphia, Pennsylvania. He is member of the American Association of Immunologists and several scientific committees. Xue Bu, Director, Treasurer & Chief Operating Officer

Ms. Xue Bu obtained her B.S. in 1986 from The Fourth Military Medical University and MBA degree from Xi'an Jiaotong University. Ms. Bu was the Vice President of Beijing Chaoying Real Estate Company from 1999 to 2001. Since 2001, she has served as the Deputy General Manager of Chaoying. Ms. Bu is the wife of Mr. Bai Yanbiao.

If the Merger is not consummated, the resignations of the existing Directors and officers of the Company will not be tendered or become effective.

DISSENTERS' RIGHTS

Set forth under the heading "Dissenters' rights" is a description of the dissenters' rights applicable to the holders o the Company's Common Stock.

Although Maryland law provides for appraisal rights in connection with the Merger, the Merger Agreement requires that 100% of the stockholders of Cybrdi vote in favor of the Merger. Assuming 100% approval of the Merger by the Cybrdi stockholders, no Cybrdi stockholder will be entitled to such rights. However, should the Company waive the requirement for 100% approval (which waiver is not contemplated by the Company), the Cybrdi stockholders would have such rights as and to the extent provided under Maryland law.

COVENANTS, REPRESENTATIONS AND WARRANTIES OF CYBRDI

Among other things, Cybrdi has represented to Certron in the Merger Agreement that:

- Cybrdi is a corporation in good standing in the state of Maryland and has the authority to enter into the merger agreement;

- it is authorized to issue 35,000,000 shares of common stock of which 30,210,000 are issued and outstanding;

-     it has, or prior to closing, will have all required shareholder consents;

- the financial statements fairly present the financial condition of the Company and there has been no material adverse change in the financial condition since the date of the financial statement;

-     it has paid or provided adequate reserves for all tax liability,

- it has obtained all required governmental consents to conduct its activities as now being conducted;

-     it is not aware of any pending or threatened litigation;

- no consents of any governmental agency are required to carry out the Merger Agreement and the Merger;

- the entry into the Merger will not violate the terms and conditions of any other agreement which is binding upon Cybrdi;

- there has been no material adverse developments in the operation of Cybrdi, financial or otherwise since the delivery of the Cybrdi financial statements;

- it has valid title to all intellectual property which it has developed and that Cybrdi is not aware of any challenges to any patents or licenses which have been granted to Cybrdi;

-     it has in place sufficient insurance to cover its assets and operations;

- it has not received notice from any key employee that the employee intends to terminate employment with Cybrdi;

- it has paid or sufficiently reserved for the payment of all taxes which may become due and owing;

-     it has not cancelled any material agreements; and

- has not incurred any damage destruction or loss (whether or not covered by insurance) which would affect the operations of Cybrdi.

COVENANTS, REPRESENTATIONS AND WARRANTIES OF CERTRON

Among other things, we have represented to Cybrdi in the Merger Agreement that:

- we are a corporation in good standing in the state of California and have the authority to enter into the merger agreement;

- we are authorized to issue 10,000,000 shares of common stock of which 3,128,306 are issued and outstanding;

- we are authorized to issue 500,000 shares of preferred stock, $1.00 par value none of which are issued and outstanding;

- the financial statements which we have filed with the Securities and Exchange Commission fairly present the financial condition of the Company and there has been no material adverse change in the financial condition since the date of the financial statements;

- we have filed all required reports with the Securities and Exchange Commission since November 2000;

-     we have paid or provided adequate reserves for all tax liability;

-     we are not aware of any pending or threatened litigation;

- no consents of any governmental agency are required to carry out the Merger Agreement and the Merger;

- the entry into the Merger will not violate the terms and conditions of any other agreement which is binding upon either Certron or its acquisition subsidiary;

- there has been no material adverse developments in our operations, financial or otherwise;

-     we have sufficient insurance in place to cover our assets and operations;

- we are in compliance with all existing employment agreements and employee benefit programs; and

- we have paid or sufficiently reserved for the payment of all taxes which may become due and owing;

CONDITIONS TO CLOSING

Prior to Closing on the Merger, we will require from Cybrdi that:

- the representations and warranties of Cybrdi will be true and correct in all material respects;

- Cybrdi has distributed an Information Statement to its shareholders and 100% of the Cybrdi shareholders have approved the transaction;

-     Cybrdi will have obtained any required government consents;

-     no litigation shall have been initiated against Cybrdi;

- the officers of Cybrdi provide us with a duly executed certification that Cybrdi has otherwise complied with all of the terms and conditions set forth in the Merger;

- Cybrdi will not have amended its articles of incorporation or sold or redeemed any shares of its common stock;

- entered into a material agreement except in the ordinary course of business;

- it has complied with any funding requirements should Certron have insufficient funds for its ongoing operations prior to the Effective Time of the Merger;

-     it has maintained its current business operations; and

- there has been no breach on the part of Cybrdi with respect to any of its obligations under the Merger

Prior to Closing on the Merger, Cybrdi will require from us that:

- our representations and warranties will be true and correct in all material respects;

- our shareholders will have consented to the Merger at a duly called and noticed special shareholders meeting;

-     we will have obtained any required government consents;

-     no litigation shall have been initiated against us;

- our officers will provide Cybrdi with a duly executed certification that we have otherwise complied with all of the terms and conditions set forth in the Merger; and

- that there has been no breach on our part with respect to any of our obligations under the Merger,

TERMINATION OF MERGER AGREEMENT; WAIVERS

The Merger may be terminated prior to closing:

-     By the mutual consent of the parties: or

- By either party, if conditions precedent to closing have not been fulfilled by February 28, 2005 or become incapable of fulfillment (except where the inability to fulfill such condition is the result of that party's action or inaction).

INDEMNIFICATION OBLIGATIONS; ARBITRATION

The Merger Agreement provides for Cybrdi to reimburse, indemnify and hold harmless Certron its current officers, employees and/or agents against any and all damages, losses, deficiencies, any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any of the indemnified parties that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Cybrdi.

Any dispute among the parties to the Merger Agreement will be resolved by binding arbitration . Any arbitration proceeding will take place in Los Angeles, California and be governed by the American Arbitration Association.

EXPENSES

Certron will be responsible for all costs incurred through the date of Closing. These costs will include its normal operating costs together with those costs and expenses incurred in connection with the closing of the Merger. To the extent that Certron does not have sufficient revenues or cash available to make said payments, then Cybrdi has agreed to reimburse us or pay on our behalf said costs.

                      DESCRIPTION OF CERTRON COMMON STOCK

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of common stock, no par value of which 3,128,306 are issued and outstanding. We are also authorized to issue 500,000 shares of preferred shares, $1.00 par value, none of which are issued or outstanding.

Each holder of our common stock is entitled to one vote per share of common stock outstanding in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. The holders of our common stock have cumulative voting rights in the election of directors as provided under California law.

Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities.

                               DISSENTERS' RIGHTS

The Company's shareholders may be entitled to certain "dissenters' rights" as provided under California law. The following is a summary of the dissenters' rights under California law, which summary is qualified in its entirety by reference to Sections 1300 through 1304 of the California Corporations Code, a copy of which provisions are attached to this Proxy Statement as Exhibit I.

If the Merger is approved by the required vote of the Company's shareholders and is not abandoned or terminated, then any Company shareholder entitled to vote on the Merger may, if he or she strictly complies with California law, require the Company to purchase for cash at their fair market value the shares owned by that shareholder. As provided under California law, the fair market value of the shares will be determined as of November __, 2004, the day before the first announcement of the terms of the Merger, but will exclude any appreciation or depreciation in the value of the shares as a result of the proposed Merger.

Any of the Company's shareholders entitled to exercise dissenters' rights who wish to exercise such rights and require the Company to purchase his or her shares must:

- Not vote any of his or her shares entitled to vote on the Merger in favor of the Merger.

- Make a written demand on the Company to purchase his or her shares at their fair market value. The demand must be received by the Company or its transfer agent within 30 days after the date on which the notice of approval of the Merger by the Company's shareholders (described below) is mailed to that shareholder. In that demand, the shareholder must state the number of shares held of record by the shareholder that the shareholder demands the Company purchase and the fair market value of the shares as claimed by the shareholder (based on the criterion described above).

- Submit to the Company, within that same 30 day period, at its principal executive office located at 1545 Sawtelle Boulevard, Suite 12, Los Angeles, California 90025 or to American Stock Transfer and Trust Company, our transfer agent located at 50 Maiden Lane, New York, NY 10007, the stock certificates representing the shares which the shareholder is demanding that the Company purchase. The Company will then stamp or endorse the share certificates with a statement that the shares are dissenting shares or will exchange them for certificates of appropriate denominations so stamped or endorsed.

Within ten days after the date of approval of the Merger, the Company will mail to each shareholder of the Company who did not vote in favor of the Merger a notice of the approval of the Merger by the Company's shareholders. That notice will be accompanied by with a copy of certain sections of the California Corporations Code (as required by law), a statement of the price determined by the Company to represent the fair market value of the dissenting shares and a brief description of the procedure to be followed if the shareholder desires to exercise his or her dissenters' rights. The statement of price will be an offer by the Company to purchase at that price any dissenting shares unless those shares lose their status as dissenting shares as provided under California law.

If the Company and a dissenting shareholder agree that the shares are dissenting shares and agree to a price for the shares, then the shareholder will be entitled to the agreed price plus interest at the rate specified by law from the date of their agreement. Any agreement fixing the fair market value of any dissenting shares as between the Company and the holders thereof must be filed with the Company's Secretary. Subject to certain provisions of California law, the Company will pay the purchase price for the shares within 30 days of the date of that agreement (or within 30 days after any contractual or statutory conditions to the Merger, if any, are satisfied) subject to surrender for endorsement of the certificates representing the dissenting shares.

If the Company denies that the shares are entitled to the status of dissenting shares or the Company and the shareholder fail to agree upon the fair market value of the shares, then, within six months after the date on which the notice of approval was mailed to the shareholder (but not thereafter), the shareholder may file a complaint with the Superior Court of Los Angeles County to seek a determination as to whether the shares are dissenting shares or of the fair market value of the shares (or both) or the shareholder may join in any pending action on such a complaint. Two or more shareholders may join as plaintiffs or may be joined as defendants in any such action.

Shareholders should be aware that:

- They cannot withdraw their demand for payment once made unless the Company consents to that withdrawal.

- Shares may lose their status as dissenting shares (and the shareholders will thus lose their status as dissenting shareholders and their right to require payment for their shares under the dissenters' rights rules) if
      (a) the Company abandons the Merger, or (b) the shares are transferred prior to submission for endorsement as described above, or (c) the shareholder and the Company do not agree on the status of the shares or the fair market value thereof and neither files a complaint or intervenes in a pending action within the six month period described above, or (d) the shareholder, with the consent of the Company, withdraws his or her demand for purchase of the shares.

A SHAREHOLDER WHO MAY WISH TO EXERCISE HIS OR HER DISSENTERS' RIGHTS UNDER CALIFORNIA LAW MUST ADHERE STRICTLY TO THE REQUIREMENTS SET FORTH IN SECTIONS 1300 THROUGH 1313 OF THE CALIFORNIA CORPORATIONS CODE. THE COMPANY STRONGLY URGES ANY SUCH SHAREHOLDER TO CONSULT WITH HIS OR HER OWN ATTORNEY OR OTHER LEGAL ADVISER TO BE SURE THAT THE SHAREHOLDER COMPLIES WITH THE APPLICABLE LAW AND DOES NOT INADVERTENTLY LOSE HIS OR HER RIGHTS.

                              CERTRON CORPORATION

BUSINESS

Certron was incorporated under the laws of the State of California in 1966. The Company's business in fiscal 2003 and fiscal 2004 consisted primarily of the distribution of magnetic media products, primarily blank audio and video cassettes. Intense competition in that industry has made it difficult for us to maintain prices on our magnetic media products which has resulted in continually reduced margins. We have discontinued sales of certain magnetic media products and refuse to sell magnetic media products at prices not resulting in certain minimum margin returns. In addition, the release of the digital video disk system and other digital products has had a material adverse impact on the magnetic media sales and on our operations. As a result of intense price competition and technological changes, we have lost significant customers and have been unable to compete at a profit in the marketplace. We do not have sufficient revenues, reserves or inventory to continue operations.

MARKET PRICE FOR STOCK

The Common Stock of the Company is traded in the NASDAQ Bulletin Board under the symbol CRTN. The following table shows the high and low bid quotations for such stock for each fiscal quarter during the fiscal years ended October 31, 2003 and October 31, 2004 as furnished by Bloomberg. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

October 2003                                                      High      Low
------------                                                      ----      ---
    First Quarter                                                 $.12      $.12
    Second Quarter                                                $.11      $.11
    Third Quarter                                                 $.12      $.12
    Fourth Quarter                                                $.11      $.11

October 2004                                                      High      Low
------------                                                      ----      ---
    First Quarter                                                 $.45      $.11
    Second Quarter                                                $.40      $.11
    Third Quarter                                                 $.30      $.12
    Fourth Quarter                                                $.30      $.12

As of ____________ __, 200_, the approximate number of holders of record of the Company's Common Stock was ____. The Company has never paid a cash dividend on its

Common Stock. The high and the low bid price of the Company's Common Stock on ____________ __, 200_ was $0.__.

FINANCIAL STATEMENTS

Our audited financial statements are contained in Exhibit C. You are urged to carefully review our audited financial statements before making your decision on any matters being solicited in this proxy.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                      Fiscal Years Ended October 31, 2003

As described below under "Results of Operations," during fiscal 2003, due to continuing intense price competition and technological changes in the marketplace for its products, the Company lost its remaining significant customers and disposed of or wrote off its remaining inventory. As a result of these occurrences, the Company concluded that its audio and videotape businesses were no longer viable and some of its product lines were obsolete and placed its emphasis on attempting to find a Buyer for the Company.

LIQUIDITY AND CAPITAL RESOURCES

As demonstrated by the following chart, the Company's working capital decreased at October 31, 2003 as compared to that at October 31, 2002, which was primarily due to a decline in sales and increased reserves against inventory. Cash decreased by $ 310,000; accounts receivable decreased by $ 45,000; inventories decreased by $ 252,000; prepaid expenses decreased by $ 42,000; and other current assets decreased by $ 4,000. Current liabilities increased by $ 52,000. During the fourth quarter of fiscal 2003, the Company increased its cash position by surrendering for its cash value of $162,000 life insurance policy on the life of Marshall Kass, Chairman and Chief Executive Officer of the Company.

                                   2003                2002             2001
                                 --------            --------        ----------
Working Capital                  $357,000            $911,000        $1,831,000
Current Ratio                    3.41 to 1           7.6 to 1         9.89 to 1
Cash Used in Operations          $210,000)          ($423,000)        ($516,000)

RESULTS OF OPERATIONS

For a considerable number of years, intense price competition in the magnetic media field has made it difficult for the Company to maintain prices of its magnetic media products and has continually reduced the Company's margins on these products. As a result, the Company discontinued sales of certain magnetic media products and refused to sell magnetic media products at prices not resulting in certain minimum margin returns. More recently, the introduction of digital products and the substantial reduction in the cost of DVD players have rendered some of the Company's products noncompetitive or obsolete and had a material adverse impact on the Company's magnetic media operations and sales. Digital answering devices have substantially replaced telephone answering devices using magnetic tape cassettes, substantially reducing the Company's sales of microcassettes. The sale of DVD players at substantially reduced prices has curtailed sales of VHS T120s and T160s recording tapes used in VCRs. As a result of the intense price competition and the technological changes, Certron has been unable to compete at a profit in this marketplace.

During the last two fiscal years the Company has lost three significant customers who accounted in the aggregate for approximately 77% of Certron's sales during fiscal 2002 and

41% of Certron's sales during fiscal 2003. In the fourth quarter of fiscal 2002, one of these customers informed the Company of its intent to cease ordering products from the Company by the end of the third quarter of fiscal 2003. In the fourth quarter of fiscal 2003, another one of these customers who was the Company's then largest customer informed the Company that due to technological changes it could no longer commit to purchase the quantities of private-label products needed by Certron to make the business worthwhile and would no longer use Certron as a resource. The third of these customers who was the Company's second largest customer during fiscal 2003 was a private-label customer for VHS T120 products. Due to the substantial reduction in VHS tape sales and the fact that the Company had to carry a substantial inventory of VHS tapes for this customer, the profit margin on this product for Certron diminished to such an extent that Certron chose to cease fulfilling this customer's orders. As a result of these occurrences, the Company concluded that its audio and videotape businesses were no longer viable and some of its product lines were obsolete.

Since concluding that primarily due to price competition, there was no meaningful opportunities for it to substantially increase sales and operating profit of its magnetic media products through traditional outlets, the Company attempted without success to acquire other businesses or product lines. In the last several years it has also attempted to maximize shareholder value through the sale of the Company.

In December, 2003, the Company announced that it was having discussions with a privately-held foreign corporation concerning the possible acquisition by Certron of the foreign corporation in exchange for shares of common stock of Certron that would aggregate approximately 90% of the shares of common stock of Certron outstanding after the transaction. The foreign corporation is a development company specializing in high tech medical products. The parties have exchanged information but no definitive agreements have been signed. Discussions which are continuing are still at a preliminary stage and the foreign corporation has indicated that it will not proceed unless it obtains additional financing. No assurance can be given that the transaction will be consummated. If this transaction is not consummated, Certron will continue to search for a buyer of the Company.

The Company expects that it will continue during fiscal 2004 to sell a small amount of magnetic media products. It is presently estimating that the amount of sales for the 2004 fiscal year will be between $50,000 to $100,000. The Company does not intend to maintain any additional inventory, and it is liquidating its holdings of marketable securities. Most of the Company's products which are purchased from the Far East are available from multiple sources. As a result of the expected lack of revenue during fiscal 2004, the cost of maintaining a minimal number of employees and the accounting, legal and other costs of remaining a public company, the Company expects to have a negative cash flow during 2004. The Company is unable to predict how long it will be able to have a sufficient amount of cash to continue as a viable entity.

FISCAL 2003 COMPARED TO FISCAL 2002

During fiscal 2003, the Company had an operating loss of $724,000 and a net loss of $705,000 on sales of $300,000 as compared to an operating loss of $963,000 and a net loss from continuing operations of $945,000 on sales of $750,000 for fiscal 2002. Gross profit increased by $ 59,000 between fiscal 2003 and fiscal 2002. Inventory holding loss increased by $74,000; selling, general and administrative expenses decreased by $ 96,000; depreciation and amortization expense increased by $ 5,000; interest income decreased by $ 11,000, realized gain on marketable securities increased by $ 12,000 and the surrender of an executive life insurance policy for its cash value resulted in an offset to expense of approximately $162,000.

Sales of magnetic media products were $300,000 in fiscal 2003 as compared to $750,000 in fiscal 2002. The decrease of 60% represents a decrease in sales of micro cassettes of

$128,000, a decrease in sales of video cassettes of $84,000, and a decrease in sales of audio cassettes and other office products of $238,000 as a result of price competition and technological changes.

Total gross margin as a percentage of net sales was 44% in fiscal 2003 and 10% in fiscal 2002. Margins increased from $78,000 in fiscal 2002 to $137,000 in fiscal 2003 due primarily to a decrease in sales of low margin magnetic media.

For the fourth quarter of fiscal 2003, the Company incurred a loss from continuing operations of $8,000. The amount of the loss was reduced by approximately $162,000 in reduction of expenses as a result of the surrender of an executive life insurance policy for payment of its cash value. Due to the Company's declining sales and the loss of customers, during the fourth quarter of fiscal 2003, the Company established a reserve reducing the value of its inventory. Primarily as a result of this reserve, inventory holding loss increased from $ 250,000 in fiscal 2002 to $ 332,000 in fiscal 2003.

Selling, general and administrative expense decreased by $ 94,000 during fiscal 2003. The decrease from $ 766,000 in 2002 to $ 670,000 in 2003 was due primarily decrease in personnel expenses of $143,000 that was offset by an increase in other selling, general and administrative expenses of $42,000.

During fiscal 2003, the Company invested cash not needed in operations, in publicly traded common stocks of other companies. Investments in common stocks are subject to risks of the market, and market prices may fluctuate and be adversely affected by the operating results of the issuer, as well as general economic, political and market conditions. As of October 31, 2003, the Company held common stocks which had a cost of approximately $134,000 and market value of approximately $58,000.

In accordance with generally accepted accounting principles, the Company has recorded the value of its investments in marketable securities on its balance sheet at market value and the difference of approximately $76,000 between cost and market value is recorded as an unrealized holding loss, a separate component of equity (see Notes 1 and 3 of Notes to Consolidated Financial Statements). Upon the expected sale of these securities, the Company will recognize a loss in its statement of operations equal to the amount of the unrealized holding loss, reduced by any increase in market value since October 31, 2003 and increased by any decrease in market value since October 31, 2003.

FISCAL 2002 COMPARED TO FISCAL 2001

During fiscal 2002, the Company had an operating loss of $963,000 and a net loss from continuing operations of $945,000 on sales of $750,000 as compared to an operating loss of $528,000 and a net loss from continuing operations of $451,000 for fiscal 2001 on sales of $1,475,000. Gross profit decreased by $266,000 between fiscal 2002 and fiscal 2001. Inventory holding loss increased by $229,000; selling, general and administrative expenses decreased by $33,000; depreciation and amortization expense decreased by $27,000; interest income decreased by $54,000 and realized gain on marketable securities decreased by $5,000.

Sales of magnetic media products were $750,000 in fiscal 2002 as compared to $1,475,000 in fiscal 2001. The decrease of 49% was primarily the result of the decrease in sales of micro cassettes of $128,000, decrease in sales of video cassettes of $186,000, and decrease in sales of audio cassettes and other office products of $411,000.

Total gross margin as a percentage of net sales was 10% in fiscal 2002 and 23% in fiscal 2001. Margins decreased from $266,000 in fiscal 2001 to $78,000 in fiscal 2002 due primarily to a decrease in the sales of magnetic media.

For the fourth quarter of fiscal 2002, the Company incurred a loss from continuing operations of $403,000 of which approximately $222,000 was represented by a write-down of finished goods inventory. Due to the Company's declining sales and excess inventory, during the fourth quarter of fiscal 2002, the Company established reserve reducing the value of its inventory to market value. Primarily as a result of this reserve, inventory holding loss increased from $29,000 in fiscal 2001 to $250,000 in fiscal 2002.

Selling, general and administrative expense decreased by $33,000 during fiscal 2002. The decrease from $799,000 in 2001 to $766,000 in 2002 was due primarily to a decrease in personnel expenses of $74,000 that was offset by an increase in other selling, general and administrative expenses of $41,000.

During fiscal 2002, the Company invested cash not needed in operations, in publicly traded common stocks of other companies and may purchase additional common stocks in the future. Investments in common stocks are subject to risks of the market, and market prices may fluctuate and be adversely affected by the operating results of the issuer, as well as general economic, political and market conditions. As of October 31, 2002, the Company held common stocks which had a cost of approximately $210,000 and market value of approximately $119,000.

In accordance with generally accepted accounting principles, the Company has recorded the value of its investments in marketable securities on its balance sheet at market value and the difference of approximately $91,000 between cost and market value as of October 31, 2002 is recorded as an unrealized holding loss, a separate component of equity (see Notes 1 and 3 of Notes to Consolidated Financial Statements). If the Company sells these securities, the Company would recognize such loss in its statement of operations.

In fiscal 2002, the Company was advised that its largest customer would no longer be using the Company as a primary vendor. Although the customer continued to place orders with the Company during fiscal 2002, the Company expects that it will not receive significant orders from this customer after January 31, 2003.

FISCAL QUARTER ENDED JULY 31, 2004

      Liquidity and Capital Resources

As set forth in the following chart, the Company's current ratio was 2.31 to 1 at July 31, 2004.

                                               07/31/04               10/31/03
                                               --------               --------
Working Capital                                $170,000               $357,000
Current Ratio                                 2.31 to 1              3.41 to 1

The Company's liquidity has been supplied from internally generated funds. As a result of substantially reduced sales, maintaining a minimal number of employees and the legal, accounting and other costs of remaining a public company, the Company expects that its cash flow will remain negative. The Company is unable to predict how long it will have a sufficient amount of cash to continue as a viable entity.

Intense competition in the magnetic media field has made it difficult for the Company to maintain prices on its magnetic media products and has continually reduced the Company's margins on these products. As a result, the Company has discontinued sales of certain magnetic media products and refused to sell magnetic media products at prices not resulting in certain minimum margin returns. In addition, the release of the digital video disk system and other digital products had a material adverse impact on the Company's magnetic media sales and on the Company's operations. As a result of the intense price competition and technological changes, the Company has lost its significant customers and has been unable to compete at a profit in its marketplace.

Over the past several years, in an attempt to increase its sales and operating profits the Company has attempted without success to acquire other businesses or product lines. More recently, the Company has attempted to maximize shareholder value through the sale of the Company.

      Results of Operations

         Third Quarter Fiscal 2004 compared to Third Quarter Fiscal 2003

As discussed above and in the Company's Annual Report on Form 10-K for the year ended October 31, 2003, due to continuing intense price competition and technological changes in the marketplace for its products, during the year ended October 31, 2003 the Company lost its remaining significant customers and fully reserved remaining inventory. As a result of these occurrences, the Company concluded that its audio tape businesses were no longer viable and some of its product lines were obsolete and the Company placed its emphasis on attempting to find a buyer for the Company. The Company's major emphasis has been attempting to sell the Company.

On August 16, 2004, the Company reached an agreement in principle with Cybrdi, a privately-held corporation, concerning the possible acquisition by the Company of Cybrdi in exchange for shares of common stock of the Company that would aggregate approximately 93.8% of the Company's common shares outstanding after the transaction. Cybrdi manufactures both human and animal tissue micro-arrays for a wide variety of scientific uses, such as drug discovery and development. The transaction is subject to, among other things, satisfactory completion of due diligence, the execution and delivery of mutually acceptable definitive agreements, approval by the shareholders of the Company and approval by the shareholders of Cybrdi. No assurances can be given that these conditions will be satisfied and the transaction will be consummated.

During the third quarter of fiscal 2004, the Company had a net loss of $16,000 as compared to a net loss of $164,000 during the third quarter of fiscal 2003. The decrease in net loss for the third quarter of 2004 compared to the net loss in the third quarter of 2003 was due to a decrease in operating expenses in the third quarter of 2004, the inventory being fully reserved as of October 31, 2003 and a gain of almost $70,000 from surrendering an insurance policy.

Net sales were $17,000 for the third quarter of 2004 as compared to net sales of $39,000 in the third quarter of 2003. The Company expects the sales in the fourth quarter of fiscal 2004 to be approximately the same or less than the sales in the third quarter of fiscal 2004.

Gross margins increased by $36,000 for the quarter ended July 31, 2004, from ($19,000) in the third quarter of fiscal 2003 to $17,000 in the third quarter of fiscal 2004. The primary reason for the increase is due to inventory being fully reserved as of October 31, 2003.

The Company has not recorded a provision for federal income tax for the third quarter of 2004 due to the net operating loss carry forward. The Company fully reserves the deferred tax benefit of the loss carry forward due to doubtful utilization.

The Company has from time to time invested cash, not needed in operations, in commercial paper and in publicly traded common stocks of other companies. Investments in common stocks are subject to risks of the market, and market prices may fluctuate and be adversely affected by the operating results of the issuer, as well as general economic, political and market conditions. As of July 31, 2004, the Company did not have any investment in common stocks.

In accordance with Generally Accepted Accounting Principles, the Company has recorded the value of its investments in marketable securities on its Balance Sheet at market value. At the beginning of the second quarter of fiscal 2004, the Company sold all of the common stocks held.

Nine Months Fiscal 2004 compared to Nine Months Fiscal 2003

For the first nine months of fiscal 2004, the Company had a net loss of $322,000 as compared to a net loss of $623,000 for the first nine months of 2003. The decrease in net loss for the first nine months of fiscal 2004 compared to the net loss in the first nine months of fiscal 2003 was due to a decrease in operating expenses in the first nine months of fiscal 2004, the inventory being fully reserved as of October 31, 2003 and the gain of over $100,000 in sales of assets and surrendering of insurance policy.

Net sales were $51,000 for the first nine months of fiscal 2004 as compared to net sales of $246,000 for the first nine months of fiscal 2003.

As discussed above and in the Company's Annual Report on Form 10-K for the year ended October 31, 2003, due to continuing intense price competition and technological changes in the marketplace for its products, during the year ended October 31, 2003 the Company lost its remaining significant customers and fully reserved remaining inventory. As a result of these occurrences, the Company concluded that its audio tape businesses were no longer viable and some of its product lines were obsolete and the Company placed its emphasis on attempting to find a buyer for the Company. The Company's major emphasis has been attempting to sell the Company.

Gross margins increased by $56,000 for the first nine months of fiscal 2004, from ($5,000) in the first nine months of fiscal 2003 to $51,000 in the first nine months of fiscal 2004. The primary reason for the increase is due to the inventory being fully reserved as of October 31, 2003.

The Company has not recorded a provision for federal income tax for the first nine months of fiscal 2004 due to the net operating loss carry forward. The Company fully reserves the deferred tax benefit of the loss carry forward due to doubtful utilization.

The Company has from time to time invested cash, not needed in operations, in commercial paper and in publicly traded common stocks of other companies. Investments in common stocks are subject to risks of the market, and market prices may fluctuate and be adversely affected by the operating results of the issuer, as well as general economic, political and market conditions. As of July 31, 2004, the Company did not have any investment in common stocks.

In accordance with Generally Accepted Accounting Principles, the Company has recorded the value of its investments in marketable securities on its Balance Sheet at market value. At the beginning of the second quarter of fiscal 2004, the Company sold all of the common stocks held.

A COPY OF OUR FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED JULY 31, 2004 IS ATTACHED HERETO AS EXHIBIT D.

                                  CYBRDI, INC.

BUSINESS

CYBRDI ( Chao Ying Biotechnology Research & Development Incorporated ) is a biogenetics commercialization company specializing in the rapid introduction of tissue microarray products and services in both the international and Chinese markets. Cybrdi is a Maryland corporation with its principal operations located in China. Cybrdi aims to take advantage of China's abundant scientific talent, low wage rates, less stringent biogenetic regulation, and huge genetic population as it introduces its growing list of tissue microarray products.

Cybrdi is located at 20 Firstfield Road, Suite 190A Gaithersburg, MD  20878
Cybrdi telephone number is:                        301-987-1137
Telefax:                                           240-465-8877
Their website can be found at:                   www.cybrdi.com
E mail can be sent to:                         sales@cybrdi.com

Most of Cybrdi's activities are conducted through its 80% equity ownership in China Shaanxi Chaoying Bio-technology Co., Ltd. ("Chaoying Biotech") a sino-foreign equity joint venture established in July 2000 in the People's Republic of China. Cybrdi became affiliated with Chaoying Biotech in March 2003. The Chaoying Biotech joint venture agreement provides that the joint venture is to be terminated 15 years following its formation. The joint venture may be extended upon the mutual consent of the parties. Alternatively, subject to tax-related and other foreign incentives in China, the joint venture may become a subsidiary of Cybrdi.

Chaoying Biotech Co., Ltd. is located at No. 29 South Road Chang An, Xi'an, People's Republic of China
Its telephone number is:                         8629 85236755
Telefax:                                         8629 85212721
Their website can be found at:                   www.cybrdi.cn
E mail can be sent to:                           job@cybrdi.cn

CYBRDI'S BUSINESS

Cybrdi is an international company providing research development and the marketing of biogenetics products with an established presence in both the China and North America. Cybrdi is focused on rapid commercialization of tissue microarrays (TMA).

TISSUE CHIP TECHNOLOGY

Tissue chips, also called microtissue arrays, represent a newly developed technology providing high-throughput molecular profiling and parallel analysis of biological and molecular characteristics for hundreds of pathologically controlled tissue specimens. Tissue arrays can provide for the rapid and cost-effective localization and evaluation of proteins, RNA, or DNA molecules, which is particularly useful for functioning genomic studies.

Microtissue array experiments can also be successfully combined with high-throughput DNA microarray surveys. Where DNA microarrays enable analysis of thousands of genes from a single tissue specimen in a single experiment, tissue arrays enable the analysis of hundreds or thousands of tissue specimens in a single experiment using a single gene or protein probe. Together the DNA and tissue array technologies provide a comprehensive analytical vantage point for markers associated with disease diagnosis, prognosis and therapeutics in the post-genomic era.

CYBRDI TISSUE MICROARRAYS (TMAS)

CYBRDI manufactures both human and animal tissue microarrays for a wide variety of scientific uses, including drug discovery and development purposes. TMA technology can survey hundreds or even thousands of clinical specimens in a single experiment utilizing common probes, including DNA, RNA, peptide, protein and antibody probes. This is an efficient, in vivo approach for the validation of gene discoveries and identification of potential molecules for diagnosis and therapy.

CHAOYING BIOTECH

China Shaanxi Chaoying Bio-technology Co., Ltd (hereafter refers to as Chaoying Biotech) is a sino-foreign equity joint venture ("JV") established in the People's Republic of China (the "PRC") between Shaanxi Chao Ying Personal Care Group Ltd. (the "Chinese Partner") and Immuno-OncoGenomics Inc. (the "Foreign Partner") in July 17, 2000. In 2003, Cybrdi acquired an 80% equity of Chaoying Biotech. The Joint Venture will terminate in 15 years unless extended by the parties.

CHINA BIOTECH TRENDS

Biotechnology has long been supported by the Chinese government, becoming a designated key industry in China's scientific development plan in 1986. Yet to date most biotech investment has been directed towards basic research in government funded laboratories or government linked companies focused on major scientific discoveries in gene function, identification and validation. This, in combination with a hierarchical government and academic personnel system, has meant that little of China's biotech investment has yet been directed toward commercial applications of existing technical knowledge. In this respect, CYBRDI is one of the rare scientifically knowledgeable firms operating in China with a short-term commercial and marketing focus.

CHINA MARKET OPPORTUNITIES: DIAGNOSTIC KITS

While aggregate medical expenditure is on the increase, it will be several more decades of sustained economic growth and reform before China's typical medical consumer, insured or otherwise, can afford world market prices for innovative new medical tests and interventions. This means there are opportunities for firms providing new healthcare products and services priced within reach of Chinese hospital budgets, insurance plans and consumer wallets.

Leveraging existing technology and data, CYBRDI has identified and initiated research upon one such promising area for China market introduction -- diagnostic kits for high-incidence diseases such as diabetes and cancer. Because of the numerous genes contributing to these diseases, enormous amounts of information are required for the design of accurate tests. This is information can be collected and analyzed within the vTMBA database.

TECHNOLOGY STRATEGY

In terms of technology, CYBRDI's strategy is to incrementally advance from its current technological base into complementary, rapidly commercialized products and services. The foundation for this expansion is TMA tissue microarrays and technical services, including the vTMA database, as expressed by the diagram above.

New product development can represent an expansion of existing TMA technical knowledge or a new commercial application of current knowledge. In the short to medium term (1 to 3 years), a logical expansion of TMA knowledge is in the development of diagnostic kits for the institutional medical market, including hospitals, clinics and medical professionals. Currently, CYBRDI is actively testing a diabetes diagnostic kit for which a China market patent has already been applied. Pending the success of the diabetes kit, similar principles can be applied to cancer and auto-antibody detection kits. In the medium to long term (2 to 4 years), continued expansion of the vTMA database provides a platform to move beyond diagnostic kits into applied medical interventions.

TECHNOLOGY AND MARKETING STRATEGY

CYBRDI had identified numerous downstream applications of existing technical knowledge. Currently, CYBRDI is testing both psoriasis and skin acne medications informed by TMA statistical findings. However, CYBRDI recognizes that the jump from the institutional to personal care market is a substantial one, requiring greater marketing, advertising, logistics and fulfillment capacity. Therefore CYBRDI will leverage the marketing channels of its strategic shareholder, Shaanxi ChaoYing, in moving into the retail medical care marketplace.

From a marketing perspective, CYBRDI is currently deploying a two-pronged market expansion strategy. First, CYBRDI is expanding international distribution channels in primarily the North American and European research markets to meet untapped demand for TMA products and services. At the same time, CYBRDI will be leveraging existing hospital relationships and Shaanxi ChaoYing marketing channels in the marketing of diagnostic and medical care products within the China market.

CYBRDI is actively expanding international distribution channels in the North American and European research markets to meet untapped demand for TMA products and services. In the medium term (2 to 3 years), CYBRDI will also leverage existing hospital relationships and other established marketing channels in introducing biogenetic diagnostic and medical care products customized for China and other large developing markets.

PRINCIPAL CUSTOMERS

The main customers and copartners of Chaoying Biotech in China are Peking University Human Disease Gene Research Center, the Tumor Research Institute of the Chinese Academy of Sciences, the Shanghai Research Institute of the Chinese Academy of Life Science, the Shanghai Tumor Research institute of the Chinese Academy of Sciences and Shanghai Tongji University, Guangzhou College of Medicine, the Huaxi University of Medicine, the Chongqing University of 3rd of Medicine, the Nanjing Total Hospital of Military Region, Tianjin Medical University, Tianjin Tumor Hospital, Lanzhou College of Medicine, Shandong University of Medicine College and 4th Medicine University etc.

TECHNICAL SERVICES

Complementing the production and marketing of tissue chips, CYBRDI has launched an in-house technical services platform to perform customized research according to customer specifications. By outsourcing experimentation to CYBRDI, international research labs, (particularly those in high labor and material cost markets) can incur substantial cost savings. Frequently requested services include the standard immunohistochemistry (IHC) and in-situ-hybridization (ISH) services needed to locate proteins or genes of interest using customer-supplied probes. These probes are applied to select normal, diseased and marginal tissue from the CYBRDI tissue array bank. The results are presented as publishable, detailed pathology reports including high resolution digital photographs. Through virtual cybernetic bio-services (vCBS), these results can be sent via the Internet to the customer the day after the probe is received by CYBRDI labs.

CYBRDI COMPETITION

CYBRDI's TMA products have gained substantial market share from both high and low end producers of competing products. Because of the high costs and strict patient information protocol associated with tissue collection in most developed economies, competing products of similar quality have priced 50% to 100% higher than CYBRDI. Furthermore, established genomics firms such as Ambion and Clinomics outsource virtually all TMA production yet are unable to offer the wide product series variety demanded by the global research community. This presents substantial growth opportunities for CYBRDI under either in-house and/or OEM programs.

HIGH-END COMPETITORS

 Company      Manufacturer    Products series    Price Range*    Database    Dedicated web    Pathology pictures
 -------      ------------    ---------------    ------------    --------    -------------    ------------------
Ambion             No                14          $315 to $950       No             No                 No
Clinomics          No                43          $440 to $840      Yes             No                 No
CYBRDI             Yes         More than 200     $195 to $629      Yes            Yes                Yes

* for comparable products

At the other end of the price spectrum, low-priced tissue chips have had either insufficient quality or inadequate density. The production of qualified TMAs requires expertise in several scientific areas (pathology, immunology, molecular biology) as well as in hygienic standards, quality controls, and special materials processing and shipping. Because of the high cost of reliable commercial TMAs, and, conversely, the low quality of low cost TMAs, many research institutions had previously established their own production teams for in-house research needs prior to the introduction of CYBRDI TMAs.

PROPERTY

Our operations in the United States are located at 20 Firstfield Road, Gaithersburg, MD 20878 where we lease approximately 1,650 square feet of space pursuant to a sublease agreement with Artesian Therapeutics, Inc., a non-affiliated party. Our annual rental payment is $45,856.50 payable in monthly increments of $3,823.88. The sublease expires on December 31, 2004. However, it can be extended on the mutual consent of the parties. If we are unable to extend this lease, we do not anticipate any problems in locating office space to meet our operational needs.

Our operations in the Peoples's Republic of China are located at the Chaoying Workshop, Third Floor, Changyanbu, Private-owned industrial zone where we lease approximately 2,000 square meters of space_ pursuant to a rental agreement we have entered into with Shaanxi Chaoying Beauty & Cosmetics Group Co., Inc., a company affiliated with our president. Our lease is for a term of ten years expiring April 27, 2013. We pay approximately $240 (U.S. ) per month in rent. (The rental agreement calls for payment of Rmb1 yuan per square meter per month. Each yuan is equal to approximately $0.12). We believe that this rental payment is comparable to what we would pay had we leased similar space from a non-affiliated entity. The facility is sufficient for our current operations. Should our operations expand and we need to locate additional rental properties, we do not anticipate any problems in securing additional leased space.

MARKET PRICE AND INFORMATION

There is no public market for shares of Cybrdi common stock. No market exists for its securities and there is no assurance that a regular market will develop or if developed will be sustained. All of Cybrdi's issued and outstanding shares of common stock are restricted for sale under Rule 144. Restricted securities may not be sold except pursuant to an effective registration statement or an applicable exemption from registration.

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with our audited financial statements for the year ended December 31, 2003 and our unaudited statements for the nine months ended September 30, 2004 which are included herewith as Exhibits E and F respectively.

($IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    NINE MONTHS         YEARS ENDED
                                                       ENDED      ------------------------
                                                     9/30/2004    12/31/2003    12/31/2002
                                                     ---------    ----------    ----------
Results of operations:
         Net sales                                       1,127      1,227             7
         Income (loss) from operations                     601        315          (115)
         Net income (loss)                                 581        260          (115)

Net cash provided by (used in):
         Operating activities                            1,136        540           (94)
         Investing activities                               (6)       485            (4)
         Financing activities                             (221)     1,023           115

Income (loss) from operations per common share:
         Basic                                            0.02       0.01         (3.97)
         Diluted                                          0.02       0.01         (3.97)

Net Income (loss) per common share:
         Basic                                            0.02       0.01         (3.98)
         Diluted                                          0.02       0.01         (3.98)

Cash dividends declared per common share as of
9/30/04, 12/31/03 and 12/31/02 respectively               None       None          None
Total Asset                                              5,284      4,745           210
Long-term debt, net of current maturities                   --         --            --

FINANCIAL STATEMENTS

Investors are urged to review the pro forma financial statements which are included herewith as Exhibit B, the audited financial statement which are included herewith as Exhibit E and the comparative financial statements for the nine months ended September

30, 2004 which are included herewith as Exhibit F before making any decision on how to vote either in person or via proxy.

MANAGEMENT'S DISCUSSION AND ANALYSIS

      Overview

Cybrdi was formed in 2001 and, at present, owns a 80% of the equity of Shannxi Chaoying Biotech Co., Ltd., which is a sino-foreign equity joint venture ("JV") established in the People's Republic of China (the "PRC") .

Cybrdi is a leading provider of tissue microarray products and related services. It has established a comprehensive and integrated system to collect and track various normal and diseased human and animal tissues, and to manufacture hundreds of thousands of tissue microarrays ("TMA"). Its goal is to build a TMA data bank and become one of the leading TMA product and service provider in the world. To accomplish this, the company's strategy is to incrementally advance from its current technological base into complementary, rapidly commercialized products and services. In financing this growth strategy, the Company will likely rely on incremental funding infusions of debt or equity capital, of which there can be no assurance.

Cybrdi's focus is the international market. It is the operating, international marketing and information and technology center. Shannxi Chaoying is focused on production, development, technology and service. Shannxi Chaoying deals mainly with the Chinese market, where it can fully take advantage of abundant scientific talent, lower operating costs, less stringent biogenetic regulation, and a large population base.

Cybrdi derives its revenues from the business of tissue microarray products and related services. Revenues and profits are expected to continue to increase as demand for TMA increases.

The following discussion addresses the financial performance of Cybrdi for the financial years ended December 31, 2002, 2003 and for the nine month period ended September 30, 2004. All the amounts reflected in the discussion are denominated in US dollars.

      Liquidity (All figures in U.S. Dollars)

                                                              As at September 30
                     As at Dec 31        As of Dec 31            (Unaudited)
                         2002                2003                    2004
                     ------------        ------------         ------------------
Cash on hand                17,782           2,065,586               2,974,841
Working capital          (116,314)           2,165,429               2,901,195

Cash on hand as at September 30, 2004 totaled $2,974,8414, representing a 44% increase from its cash as of December 31, 2003 of $2,065,586. This was mainly attributable to increased revenues and profitability. Cybrdi did not operate profitably until 2003. Cybrdi was profitable for 2003 and remains profitable for this year. The cash balance as at December 31, 2003 represented an increase of more than 1,000% on the December 31, 2002 cash balance of $17,782. This was principally because in year 2003, Cybrdi acquired its 80% equity interest in Shannxi Chaoying. The shareholders of Shannxi Chaoying were issued shares of common stock of Cybrdi representing 99% of Cybrdi's outstanding common stock in exchange for the Shannxi Chaoying common stock in the Subsidiary. At the time of the acquisition, Shannxi Chaoying had a cash balance of $1,627,134, which has increased to $2,027,480 at December 31, 2003.

Working capital as at September 30, 2004 was $2,901,195, representing a percentage increase in working capital of approximately 34% from December 31, 2003 of $2,165,429. This increase was mainly due to the increase of cash on hand due to the acquisition of Shannxi Chaoying. Accounts payables increased because Cybrdi was able to obtain better payment terms from its suppliers as its operations continued to expand.

Except with respect to costs incurred in connection with the Merger, Cybrdi is not aware of any commitments, events or uncertainties that are likely to result in any decrease in its liquidity.

Cybrdi had a negative working capital as of December 31, 2002. However, as of December 31, 2003, Cybrdi had a positive working capital balance of $2,165,429. Again, the acquisition by Cybrdi of its 80% equity interest in Shannxi Chaoying, greatly improved Cybrdi's liquidity. At the time of the acquisition of Shannxi Chaoying, Shannxi Chaoying had a working capital balance of $2,446,708, which has since increased to $2,586,904 at December 31, 2003.

Cybrdi believes it has sufficient liquidity with cash on hand of $ $2,974,841 at September 30, 2004. In fact, due to the improvement of liquidity, especially of cash on hand, Cybrdi was able to declare a distribution to its shareholders for the first time since its inception. Management believes that Cybrdi is very sound in terms of financial standing.

CASH FLOWS

As at December 31                                          2002          2003
--------------------------------------------             --------      ---------
       Cash provided by Operating activities             $(93,604)     $ 539,783

       Cash provided by Investing activities               (4,000)       485,142

       Cash provided by Financing activities              115,386      1,022,689

There was a positive net cash flow of $539,783 generated from operating activities for the year ended December 31, 2003, compared with only $93,604 for the previous year. During this period, Cybrdi acquired its equity interest in Shannxi Chaoying, thus greatly improving its business scope and scale. Management believes that Shannxi Chaoying will continue to grow at a profitable rate and could obtain enough net cash inflow from operating activities to finance current and planned expansion. In fact, the increased profitability and cash flows generated enabled Cybrdi to pay its first dividend to its shareholders. Future profits will likely be reinvested in Cybrdi and it is unlikely that Cybrdi will declare a cash dividend at any time in the near future.

There was a positive net cash flow of $485,142 provided by investing activities for the year ended December 31, 2003. In the previous year, the cash flow provided by the same activities was a negative figure of $4,000. This change was due to the acquisition of Shannxi Chaoying. Cash received from the acquisition amounted to $690,816, part of which was consumed on the purchase of property and equipment.

There was a positive net cash flow of $1,022,689 provided by financing activities for the year ended December 31, 2003 while this figure was $115,386 for the year ended December 31, 2002. The increase in net capital flow is attributable primarily to capital contributions and proceeds advanced from shareholders, which then were used to repay short-term loan and related company loan and serve as working capital for the remaining after repayment . After the acquisition, Cybrdi's new shareholders provided strong financial support to Cybrdi.

CAPITAL RESOURCES

In the past, Cybrdi mainly relied on cash flow from operations and proceeds from shareholders to maintain and expand operations. Cybrdi does not believe that this will be sufficient to support the growth it hopes to see in the coming years. Although Cybrdi had a cash balance of $2,065,586 at December 31, 2003,, it could not meet operating needs and capital expenditure for further development, especially in the developing China market. Cybrdi must be able to secure either debt or equity financing to fund its ongoing growth, otherwise growth will remain stagnant.

If Cybrdi is successful in securing funding, of which there can be no assurance, capital derived from this funding will have two primary applications;

1. the continued research and development of diagnostic kit products for genetically based diseases (such as diabetes), as well as for biogenetically enhanced medicines (such as dermatological conditions);

2. expand global marketing and domestic production of tissue chip products and services, along with associated working capital costs.

These products leverage existing technical knowledge and will initially be introduced into the underserved but fast growing China healthcare market.

RESULTS OF OPERATIONS

Revenue
                                                                       AS OF
                                                                   SEPTEMBER 30,
                                                                       2004
                                         AS AT DECEMBER 31          (UNAUDITED)
                                       2002             2003           2004
                                      ------         ----------    -------------
Revenue                               $7,290         $1,227,394     $1,127,115

Cybrdi generates revenues from two separate but related activities: sales of product and sales of service. Before 2003, revenue mainly came from sales of product. After 2003, the proportion of sales of service has gradually risen

Among all the revenues, sales from tissue chip accounted for 12%, diabetes detection biological chip 24%, self antibody detection organization chip 21%, antibody chip 16%, technical transfer 8%, medicine 19%.

Revenue for the year ended December 31, 2003 was $1,227,394 which represented a 16,737% increase on the 2002 figure of $7,290. This was mainly due to the increase in operations and business activities brought about by the acquisition of the Subsidiary which makes comparisons to the prior year difficult,

Revenue for the nine months ended September 30, 2004 was $1,127,115 representing 92% of the revenue for the entire twelve month period ended December 31, 2003.

Gross Profit
                                                                       AS OF
                                                                   SEPTEMBER 30,
                                                                       2004
                                         AS AT DECEMBER 31          (UNAUDITED)
                                         -----------------         -------------
                                       2002              2003          2004
                                      -------          --------    -------------
Gross Profit                          $3,3990          $930,518      $930,518

Gross Profit Margin                     55%               76%           91%

Gross profit increased from $3,990 in the year ended December 31, 2002 to $930,518 in the year ended December 31, 2003, an increase of 23,221%. Gross profit margin increased from 55% to 76%. The acquisition of Shannxi Chaoying improved the profitability of Cybrdi.

Gross profit was $1,029,720 for the nine months ended September 30, 2004. Gross profit margins continue to improve increasing from 55% in 2002, 76% in 2003 and 91% for the nine month period ended September 30, 2004. This increase is due primarily to increased operating efficiencies and better prices from suppliers.

Operating Expenses
                                                                           FOR THE NINE
                                                                            MONTHS ENDED
                                                                         SEPTEMBER 30, 2004
                                      FOR THE YEAR ENDED DECEMBER 31        (UNAUDITED)
                                      ------------------------------     ------------------
                                        2002                  2003              2004
                                      --------               -------     ------------------
Amount

Selling & distribution exp.             $9,550               $66,398          $31,978

General & administrative exp.         $109,395               548,896          396,305

                TOTAL                  118,945               615,294          428,283


OPERATING EXPENSES AS A PERCENTAGE OF REVENUE

Selling and distribution                 131%                   5.41%           2.83%

General and administrative exp.        1,501%                     45%             35%

                TOTAL                  1,632%                     50%          37.83%

Operating expenses were $118,945 or 1,632% of the revenue in year 2002. This abnormally high percentage reflected a disproportionately higher level of fixed overheads in relation to revenue as 2002 did not include the operations of Subsidiary.

In year 2003, selling and distribution expenses increased to $66,398 while its percentage as of revenue lowered down sharply from 131% in year 2002 to 5.41%. For the nine months ended September 30, 2004,, this amount was $31,978 or 35% of revenues.. The ratio of selling and distribution expenses to revenue further decreased to 2.83%. This was because at the star-up stage, the company had to invest heavily in marketing and promotion since both Cybrdi and its products were new to the market. With the expansion of Cybrdi, its customers became more familiar with its products and services. Cybrdi is now able to keep its customers at a relatively low cost and increase sales without corresponding increase in costs. In fact, two major customers accounted for approximately 20% of total revenue in 2003.

General and administrative expenses were $548,896 in year 2003 due to the greatly increased scope of Cybrdi'ss operations. For the nine months ended September 30, 2004, this figure was $396,305, approximately 11% higher than the general and administrative expenses we incurred for the nine months ended September 30, 2003. The ratio of general and administrative expenses to revenues declined from 131% to 5.41% for the twelve months ended December 31, 2002 and 2003 and further declined to 2.83% for the nine months ended September 30, 2004. This was partly because Cybrdi had to keep on investing on human resources and productivity to occupy the market and reach the scale economy as soon as possible, partly because of the reduction of revenue. The principal components of general and administrative expenses include salaries, wages, commissions and other compensation, travel, entertainment, insurance, office rent and so on.

Net Income
                                                                           FOR THE NINE
                                                                            MONTHS ENDED
                                                                         SEPTEMBER 30, 2004
                                      FOR THE YEAR ENDED DECEMBER 31        (UNAUDITED)
                                      ------------------------------     ------------------
                                         2002                 2003              2004
                                      ----------            --------     ------------------
Net Income                            $(115,114)            $260,350               $581,149

Net Income/Revenue                       -1,579%                 21%                    51%

Before the acquisition of the Subsidiary, Cybrdi had incurred losses since its formation in the United States in 2001. Net income in the year 2003 was $260,350, which was Cybrdi's first profitable year, compared with a loss of $115,114 in the year ended December 31, 2002. Net income for the nine months ended September 30, 2004 was $581,149, already exceeding the net income reported by Cybrdi for the fiscal year ended December 31, 2003. Ratio of net income to revenue increased from 21% in the year of 2003 to 51%for the nine months ended September 30, 2004. Improved margins resulted from an increase in profit margins although there was an increase of operating expense levels as well. Profitability was increased by changing its product/service ratios and will continue to evolve depending upon market forces.

TAX

      Corporation Income Tax ("CIT") of Cybrdi

Cybrdi has had operational losses since inception. Net operating loss carried forward as of December 31, 2003 was approximately $244,000. Possible future deferred tax benefit was fully offset by a full valuation allowance.

      Corporation Income Tax ("CIT") of Shannxi Chaoying

In accordance with the relevant tax laws and regulations of the People's Republic of China, the Subsidiary is entitled to full exemption from CIT for the first two years and a 50% reduction in CIT for the next three years, commencing from the first profitable year after offsetting all tax losses carried forward from the previous five years. As 2003 was Cybrdi's first profitable year, Cybrdi is entitled to a full exemption from CIT.

RISK

      Currency control

Production, development and services are mainly provided in China. Until recently, China's currency, the RenMinBi ("RMB") could not be freely converted into foreign exchange. This policy is becoming much more liberal. However, Cybrdi will have to apply for permission to remit profit out of China.

ACCOUNTANTS

In order to comply with auditing requirements as promulgated by the Securities and Exchange Commission, Cybrdi was required to retain an accounting firm who is a member of the Public Company Accounting Oversight Board. In furtherance thereof, Cybrdi retained the accounting firm of Weinberg & Company, PA as our independent accountants. There was no disagreement with our prior accountants in connection with any accounting or financial disclosure matters.

QUANTITATIVE AND QUALITATIVE DISCLOSURES REGARDING MARKET RISK

In the normal course of its operations, Cybrdi is exposed to market risk, including foreign currency, interest, liquidity and credit risks. Cybrdi does not enter into any type of hedging transactions to limit these types of risks.

Cybrdi transacts business in China in their currency, the RenMinBi ("RMB"). Cybrdi may not be able to freely convert these funds to U.S. dollars and remit these funds to the United States without prior approval by the Chinese government. If Cybrdi converts these funds to U.S. dollars, Cybrdi will be exposed to risks associated with fluctuations in the RMB/Dollar exchange rate.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

You are urged to review the pro forma financial statements contained in Exhibit B before making any decision with respect to the proposals to be voted upon at this Special Meeting of shareholders.

COMPARATIVE FINANCIAL INFORMATION

You are urged to review the comparative financial statements contained in Exhibit D before making any decision with respect to the proposals to be voted upon at this Special Meeting of shareholders.

                                PROPOSAL NO. 2:

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
                TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM
                10,000,000 TO 150,000,000 SHARES OF COMMON STOCK

The Board of Directors of the Company proposes that the shareholders approve an amendment to the Company's Articles of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 10,000,000 to 150,000,000 shares of Common Stock, no par value. An increase in the number of authorized shares will be required to complete the Merger transaction with Cybrdi. In addition, the Board of Directors believes that, regardless of whether or not the Merger is consummated, the increase in authorized capital stock is appropriate to provide sufficient flexibility in furtherance of the Company's general corporate purposes. An increase in the number of authorized shares will permit the Company to issue unauthorized shares of Common Stock to finance the possible acquisition of other or additional companies. If the Merger is consummated, it will permit the Company's new Board of Directors the opportunity to establish an employee compensation plan to retain key personnel. If proposal 2 is approved but the Merger is not approved or not consummated, the Board of Directors of the Company will have the right to determine whether or not to effectuate such charter amendment, which charter amendment would be effectuated, if at all, within twelve months from the date of the Special Meeting.

Aside from the agreement with Cybrdi, we are not presently engaged in any regular negotiations, nor do we have any present plans, proposals or understandings to issue any shares of our Common Stock as part of a capital raising transaction or otherwise.

If approved, the amendment to increase the authorized number of shares of Common stock will be effected, if at all, by the filing of a Certificate of Amendment with the Secretary of State of the State of California. The charter amendment will be effective on the effective date of the filing of the Certificate of Amendment. If our shareholders approve the Merger and this amendment, we anticipate that we will file the Certificate of Amendment with the Secretary of State of the State of California promptly following the Special Meeting and prior to the Merger becoming effective.

A copy of the proposed amendment to our Articles of Incorporation is attached hereto and marked Exhibit G.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES.

                                PROPOSAL NO. 3:

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

                  TO CHANGE OUR CORPORATE NAME TO CYBRDI, INC.

The Board of Directors is proposing to amend the Company's Articles of Incorporation, as amended, in order to change our corporate name to "Cybrdi, Inc." The Board of Directors believes that, if the Merger is consummated, it will be in the Company's best interests to use Cybrdi's name as the new name of the Company. Cybrdi has requested the name change based on its belief that the name change is necessary to more align the Company's name to the nature of the business and operations of the Company following the Merger. This amendment is conditional upon consummation of the Merger. If the Merger is not consummated, the Articles of Incorporation will not be amended to change our corporate name to "Cybrdi, Inc." If the Merger is effectuated, it is anticipated that the name change will be effectuated promptly thereafter. The Board of Directors reserves the right not to change the corporate name even if the Merger is effectuated and this proposal is approved, if the Board of Directors believes that such name is not available or is not then in the best interests of the Company.

If approved, the amendment to change our corporate name to "Cybrdi, Inc." will be effected, if at all, by the filing of a Certificate of Amendment with the Secretary of State of the State of California. The charter amendment will be effective on the effective date of the filing of the Certificate of Amendment. A copy of the proposed amendment to our Articles of Incorporation is attached hereto and marked Exhibit H.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION, AS AMENDED, TO CHANGE OUR CORPORATE NAME TO CYBRDI, INC.

                         SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 1, 2004, the beneficial ownership of equity securities of the Company by each person known by the Company to own more than 5% of any class of the Company's voting securities, each Director and Executive Officer and all Directors and Executive Officers as a group:

                                   BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
                                      OF COMPANY ON JANUARY 31, 2003 (1)
                              --------------------------------------------------
            NAME              COMMON STOCK HELD                 PERCENT OF CLASS
            ----              -----------------                 ----------------
Louart Corporation               1,672,537(2)                        53.5%
1545 Sawtelle
Suite 12
Los Angeles, CA 90025
Marshall I. Kass                 1,481,315(3)                        47.4%(3)
Michael S. Kass                  1,228,725(3)                        39.3%(3)
Susan E. Kass                    1,206,200(3)                        38.6%(3)
Ivalee E. Francia                        0                              0%
Directors and Officers as
a Group (4 persons)              1,505,640(3)                        48.1%(3)

(1) Except as otherwise indicated, nature of beneficial ownership is possession of sole voting and investment power. The address for each of the Directors and Executive Officers is 1545 Sawtelle Boulevard, Suite 12, Los Angeles, California 90025.

(2) Includes 1,205,200 shares owned directly by Louart Corporation, as reported in its Schedule 13D, dated January 1994 and filed with the Securities and Exchange Commission. Such Schedule 13D indicates that Louart Corporation has sole voting and dispositive power of such shares. Also includes 467,337 shares beneficially owned by officers and directors of Louart Corporation.

(3) Includes 1,205,200 shares owned by Louart Corporation. Messrs. Marshall and Michael Kass and Ms. Susan Kass, directors and executive officers of the Company, own shares of the capital stock of Louart Corporation representing a majority of the voting power of the outstanding capital stock thereof. Includes for Marshall I. Kass 276,115 shares owned by him, for Michael S. Kass 1,000 shares owned by him and 22,525 shares owned by his SEP/IRA, and for Susan E. Kass 1,000 shares owned by her. Excludes for Marshall I. Kass 81,500 shares owned by his wife, of which shares Marshall I. Kass disclaims beneficial ownership.

                        DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information about each of the Directors and executive officer of the Company as of November 1, 2004:

                           NAME AND PRESENT POSITION                                             FIRST ELECTED
                      WITH COMPANY OR PRINCIPAL OCCUPATION                             AGE        AS DIRECTOR
                      ------------------------------------                             ---       -------------
Marshall I Kass                                                                        75            1988
      Chairman of the Board, Chief Executive Officer and Chief Operating Officer
      of the Company and Chairman of the Board, Chief Executive Officer and
      Chief Operating Officer of Louart Corporation, an investment company

Michael S. Kass                                                                        80            1988
      Executive Vice President of the Company and President and Director of
      Louart Corporation, an investment company

Susan E. Kass                                                                          48            1988
      Secretary and Treasurer of the Company and Vice President, Secretary and
      Director of Louart Corporation, an investment company

Ivalee E. Francia                                                                      40            2003
      Director of the Company and Accounting Manager of Louart Corporation, an
      investment company

Officers serve at the discretion of the Company's Board of Directors.

If the agreement with Cybrdi is approved, all of our current officers and Directors will resign their respective position with the Company, effective as of the Effective Time.

                  WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

Certron Corporation

By the Order of the Board of Directors:
/s/ Marshall Kass
Chairman of the Board and Chief Executive Officer


Dated:  _______________________

SCHEDULE OF EXHIBITS

EXHIBIT A:        Agreement and Plan of Merger Among Certron Corporation,
                  Certron Acquisition Corp. and Cybrdi, Inc.

EXHIBIT B:        Pro Forma Financial Information for Cybrdi, Inc.

EXHIBIT C:        Consolidated Audited Financial Statements of Certron
                  Corporation and Subsidiary

EXHIBIT D:        Consolidated unaudited Financial Statements of Certron
                  Corporation and Subsidiary for the nine month ended July 31, 2004.

EXHIBIT E:        Audited Financial Statement for Cybrdi, Inc.

EXHIBIT F:        Comparative Financial Statements for Cybrdi for the nine
                  months ended September 30, 2004 (unaudited)

EXHIBIT G:        Amendment to the Articles of Incorporation of Certron
                  Corporation

EXHIBIT H:        Amendment to the Articles of Incorporation of Certron
                  Corporation

EXHIBIT I         Dissenters Rights Provisions under California General
                  Corporation Law

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                               CERTRON CORPORATION

A California corporation incorporated on February 21, 1966 with a principal place of business located at 1545 Sawtelle Boulevard, Suite 12, Los Angeles, California 90025.

                            CERTRON ACQUISITION CORP.

A Maryland corporation incorporated on November 10, 2004 with a principal place of business located at 20 Firstfield Road, Suite 190A Gaithersburg, Maryland 20874.

                                       AND

                                  CYBRDI, INC.

A Maryland corporation, incorporated on October 16, 2001 with a principal place of business located at 20 Firstfield Road, Suite 190A Gaithersburg, Maryland 20874

                         DATED AS OF NOVEMBER 12, 2004

         AGREEMENT AND PLAN OF MERGER dated as of November 12, 2004 (the "Agreement") by and among CERTRON CORPORATION , a California corporation ("Purchaser"), CERTRON ACQUISITION CORP., a Maryland corporation and a wholly-owned subsidiary of Purchaser ("Acquisition Sub"), and CYBRDI, INC., a Maryland corporation ("Target"), and Purchaser, Acquisition Sub and Target are sometimes collectively referred to as the "Parties" and individually as a "Party".

                                    RECITALS:

         Purchaser is a publicly traded company which currently has its securities traded on the OTC Bulletin Board. Purchaser currently has no operations.

         Target is a leading provider of tissue microarray products and related services which has established a comprehensive and integrated system to collect and track various normal and diseased human and animal tissues, and to manufacture hundreds of thousands of tissue microarrays (the "Business").

         Subject to the terms and conditions hereof, Purchaser, Acquisition Sub and Target deem it desirable and in the best interests of their respective corporations and shareholders that Acquisition Sub merge with and into Target (the "Merger") in a statutory merger in accordance with the laws of the State of Maryland (the "Maryland Statute").

         NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

                                    ARTICLE I

                            DEFINED TERMS; SCHEDULES

1.1 DEFINED TERMS. Capitalized terms used in this Agreement will have the meanings given such terms in Article XIV hereof or elsewhere in the text of this Agreement, and variants and derivatives of such terms shall have correlative meanings.

1.2 SCHEDULES. References to a Schedule will include any applicable disclosure expressly set forth on the face of any other Schedule if specifically cross-referenced to such other Schedule or if it is clear from reading such disclosure that such disclosure is applicable to the referenced schedules. Each Schedule and the information, agreements and documents expressly listed in each Schedule will be considered a part of this Agreement as if set forth herein in full and will be deemed to constitute representations and warranties under this Agreement, limited as set forth in the applicable provision of this Agreement under which such Schedule is delivered or on the face of such Schedule or any other provision if it is clear from reading such disclosure that such disclosure is applicable to such provision; provided, however, that the representations and warranties set forth in this Agreement shall not be affected or deemed qualified, modified or limited in any respect by the information provided in the Schedules except to the extent that any qualification, modification or limitation to any representation and warranty is expressly and conspicuously set forth on the face of such particular Schedule.

                                   ARTICLE II

                                     MERGER

2.1 MERGER AND SURVIVING CORPORATION.

         (a) Pursuant to the Maryland Statute, Acquisition Sub shall merge with and into Target, and Target shall be the surviving corporation after the Merger (the "Surviving Corporation") and shall continue to exist as a corporation created and governed by the laws of Maryland.

         (b) The Articles of Incorporation of the Surviving Corporation, from and after the Effective Time, shall be the Articles of Incorporation of Target.

         (c) The By-Laws of the Surviving Corporation, from and after the Effective Time, shall be the By-Laws of Target.

2.2 EFFECTIVENESS OF MERGER. If all of the conditions precedent to the obligation of each of the Parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, then as soon as practicable after the Closing a Certificate of Amendment to Purchaser's Articles of Incorporation increasing its authorized shares of Common Stock as herein contemplated shall be filed with the Secretary of State of the State of California and immediately thereafter articles of merger and/or such other documents as required by the Maryland Statute to effectuate the Merger (the "Certificate of Merger") shall be delivered to the State Department of Assessments and Taxation of the State of Maryland for filing in accordance with the Maryland Statute. The Merger shall become effective upon the acceptance of such filing by the State Department of Assessments and Taxation of the State of Maryland or at such later time as is specified in the Certificate of Merger, which effective time shall be the "Effective Time" of the Merger.

2.3 SHARES OF THE CONSTITUENT AND SURVIVING CORPORATIONS. The manner and basis of converting and exchanging the securities of Target and the status of Acquisition Sub's securities shall be as follows:

         (a) Subject to the provisions of this Agreement, each share of Common Stock, $.001 par value, of Target (the "Target Common Stock") issued and outstanding immediately prior to the Effective Time (other than Target Common Stock to be canceled pursuant to Section 2.3(e) hereof, if any) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished and converted into the right to receive, in accordance with

Section 2.3(b) hereof, shares of Common Stock, no par value, of Purchaser (the "Purchaser Common Stock").

         (b) The number of shares of Purchaser Common Stock to be issued pursuant to Section 2.3(a) hereof for each share of Target Common Stock issued and outstanding immediately prior to the Effective Time shall be 1.566641609 shares of Purchaser Common Stock for a maximum of 47,328,263 shares of Purchaser Common Stock; provided, however, that it is the intent of the parties that the number of shares of Purchaser Common Stock to be issued to Target Shareholders in the Merger (rounded to the next whole share) represent, immediately post-Merger, 93.8% of the issued and outstanding Purchaser Common Stock on a fully-diluted basis and thus the maximum number shares to be issued in the Merger as set forth in this sentence shall be adjusted either upwards or downwards in connection with the Merger if and only to the extent necessary to ensure that the Target Shareholders hold, immediately post-Merger, a number of shares of Purchaser Common Stock that, when rounded up the next whole share, represents 93.8% of the issued and outstanding shares of the Purchaser Common Stock. If and to the extent of any share adjustment as provided in the immediately preceding sentence, the exchange rate in the Merger shall be proportionately adjusted.

         (c) [intentionally omitted]

         (d) If any holder of Target Common Stock is entitled to receive a fractional share of Purchaser Common Stock pursuant to the Merger (after aggregating all fractional shares of Purchaser Common Stock to be received by such holder), such holder instead will be entitled to receive (i) one whole share of Purchaser Common Stock in lieu of such fractional share if such holder would have otherwise been entitled to receive or purchase one-half or more of a share of Purchaser Common Stock; and (ii) otherwise such holder shall not be entitled to receive or purchase any additional shares or fractional shares.

         (e) Any share of Target Common Stock held in the treasury of Target at the Effective Time shall be canceled and retired, and no shares or other securities of Purchaser or Acquisition Sub shall be issuable with respect thereto.

         (f) Each issued and outstanding share of Common Stock, par value [$.001] per share, of Acquisition Sub (the "Acquisition Sub Common Stock") shall be converted into and become one (1) validly issued, fully paid and non-assessable share of Target Common Stock.

         (g) Subject to the provisions hereof, each holder of an outstanding certificate or certificates theretofore representing shares of Target Common Stock, and theretofore surrendered by such holder to Purchaser or its transfer agent for cancellation, shall be entitled to receive in exchange therefor (i) as promptly as practicable after the Effective Time, certificates representing that holder's proportionate number of shares of Purchaser Common Stock for each share of Target Common Stock surrendered, as is specified in Section 2.3(b) hereof. If the shares of Purchaser Common Stock (or any portion thereof) are to be delivered to any person other than the person in whose name the certificate or certificates representing the Target Common Stock surrendered in exchange therefor are registered, in addition to any other requirements of applicable law, it shall be a condition to such exchange that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to Purchaser or its transfer agent any transfer or other taxes required by reason of the delivery of the Purchaser Common Stock to a person other than the registered holder of the certificate or certificates surrendered, or shall establish to the satisfaction of Purchaser or its transfer agent that such tax has been paid or is not applicable.

         (h) The Purchaser Common Stock is being issued hereunder in a private transaction exempt from registration under Section 5 of the Securities Act, pursuant to (i) Regulation D promulgated under the Securities Act or (ii)
Section 4(2) of the Securities Act, and accordingly such shares of Purchaser's Common Stock may not be sold or otherwise transferred or disposed of by the holders thereof unless they are registered under the Securities Act or unless an exemption from such registration is available. Accordingly, a restrictive legend will be placed on any instruments, certificates or other documents evidencing such shares of Purchaser Common Stock in, or substantially in, the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933. These securities have been acquired for investment and not for distribution or resale. They may not be sold, assigned, mortgaged, pledged, hypothecated or otherwise transferred or disposed of without an effective registration statement for such securities under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under such Act."

         (i) Unless and until outstanding certificates representing shares of Target Common Stock prior to the Effective Time shall be surrendered as provided in Section 2.3(g) hereof, dividends and other distributions, if any (including, without limitation, any shares issuable in connection with stock split-ups or other recapitalizations), payable as of any date subsequent to the Effective Time to the holders of record of shares of Purchaser Common Stock shall not be paid to the holders of such certificates, but in the case of each such certificate which shall be so surrendered: (i) there shall be paid, upon such surrender, to the record holder of the certificate for shares of Purchaser Common Stock issued in exchange therefor, the full amount, without any interest thereon, of the dividends and any other distributions (including, without limitation, any shares issued in connection with stock split-ups or other recapitalizations) referred to above which theretofore became payable with respect to the number of shares of Purchaser Common Stock represented by such certificate; and (ii) there shall be paid to such record holder, on the payment date therefor, the amount of any such dividend or other distribution with respect to such number of shares, if the record date for the determination of the stockholders entitled to such dividend or other distribution shall be prior to the surrender of such certificate but the payment date of such dividend shall be subsequent to such surrender.

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         (j) Promptly after the Effective Time, Purchaser's transfer agent shall mail to each holder of certificates that immediately prior to the Effective Time represented Target Common Stock a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the Purchaser Common Stock in exchange therefor.

         (k) No holder of Target Common Stock shall have any of the rights of a stockholder of Purchaser with respect to the Purchaser Common Stock to be issued in the Merger until the Effective Time.

2.4 EFFECT OF MERGER.

         (a) Except as herein otherwise specifically set forth, the identity, existence, purposes, powers, franchises, rights and immunities of Target shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises and immunities of Acquisition Sub shall be merged into Target, and Target, as the Surviving Corporation and a wholly-owned subsidiary of Purchaser, shall be fully vested therewith. The separate existence and corporate organization of Acquisition Sub (except insofar as they may be continued by statute) shall cease as of the Effective Time.

         (b) At the Effective Time:

                  (i) All rights, privileges, goodwill, franchises and property, real, personal and mixed, and all debts due on whatever account and all other things in action, belonging to Acquisition Sub shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in Target as the Surviving Corporation by operation of law and without further act or deed, and all property and rights, and all and every other interest of Acquisition Sub shall be the property, rights and interests of Target as the Surviving Corporation as they were of Acquisition Sub;

                  (ii) No action or proceeding, whether civil or criminal, pending at the Effective Time by or against either Acquisition Sub or Target, or any shareholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such action or proceeding in place of Acquisition Sub; and

                  (iii) All rights of employees and creditors and all Liens upon the property of Acquisition Sub shall be preserved unimpaired, limited to the property affected by such Liens at the Effective Time, and all the debts, liabilities and duties of Acquisition Sub shall attach to Target as the Surviving Corporation and shall be enforceable against the Surviving Corporation to the same extent as if all such debts, liabilities and duties had been incurred or contracted by it.

2.5 FURTHER ASSURANCES. Acquisition Sub agrees that, from time to time, after the Closing, as and when requested by the Surviving Corporation or by its successors and assigns, officers of the Surviving Corporation shall, in the name of Acquisition Sub, execute and deliver, or cause to

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be executed and delivered, at the sole expense of the Surviving Corporation, all deeds, assignments and other instruments and shall take or cause to be taken all such other and further actions as the Surviving Corporation may deem necessary or appropriate in order more fully to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers, purposes, franchises and all and every other interest of Acquisition Sub referred to in Section 2.4 hereof, and otherwise to carry out the intent and purposes of this Agreement.

2.6 DIRECTORS OF SURVIVING CORPORATION. The persons comprising the Board of Directors of the Surviving Corporation, who shall hold office from the Effective Time in accordance with its By-Laws until the next annual meeting of shareholders and until their respective successors shall have been elected and shall have qualified, shall be the directors of Target immediately prior to the Effective Time, subject to the terms hereof.

2.7 OFFICERS OF SURVIVING CORPORATION. The officers of the Surviving Corporation, who shall hold office from the Effective Time in accordance with its By-Laws until the next annual meeting of directors and until their respective successors shall have been elected or appointed and shall have qualified, shall be the officers of Target immediately prior to the Effective Time, subject to the terms hereof.

2.8 DISSENTERS RIGHTS. Notwithstanding anything in this Agreement to the contrary, holders of shares of Common Stock of the Purchaser which are dissenting shares ("Dissenting Shares") if any (as defined in Section 1300(b) of the California Corporations Code), shall be entitled to such rights as are granted by the California Corporations Code for dissenting shares. Each holder of Dissenting Shares who becomes entitled to payment therefor pursuant to the California Corporations Code shall receive payment therefore in accordance with the California Corporations Code; provided however, that (i) if any holder of Dissenting Shares shall have failed to establish such holder's entitlement to dissenter rights as provided in the California Corporations Code, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal thereof or lost such holder's right to appraisal and payment therefor under the California Corporations Code, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in the California Corporations Code, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Common Stock of the Purchaser and such shares of Common Stock of the Purchaser shall thereupon not be dissenting shares as defined in the California Corporations Code.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Target makes the following representations and warranties to Purchaser, each of which shall apply to Target and to each subsidiary of Target, including without limitation Chaoying

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Biotech (the "Joint Venture"). For the purposes of this Article III, each reference to Target shall be deemed to be a reference to Target and each of its Subsidiaries (including without limitation the Joint Venture) unless the context clearly connotes otherwise. Each of the following representations and warranties shall be deemed material, and Purchaser, in executing, delivering and consummating this Agreement, has relied upon the correctness and completeness, in all material respects, of each of such representations and warranties:

3.1 VALID EXISTENCE; QUALIFICATION. Target is a corporation duly organized, validly existing and. in good standing under the laws of the State of Maryland. Target has the power to carry on its business as now conducted and to own its assets. Target is not qualified to do business as a foreign corporation in any state, , and is not required to be so qualified in any other jurisdiction in order to own its assets or carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that Target is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of Target's Articles of Incorporation, as amended to date, certified by the State Department of Assessments and Taxation of the State of Maryland, and By-Laws, as amended to date (certified by the Secretary of Target), which have been delivered to Purchaser, are true and complete copies of those documents as in effect on the date hereof.

3.2 CAPITALIZATION.

         (a) The authorized capital stock of Target consists of thirty five million (35,000,000) shares of Common Stock, $.10 par value per share, of which as of the date hereof and at the Effective Time thirty million two hundred ten thousand (30,210,000 shares are and will be issued and outstanding. No shares of preferred shares have been authorized and none will be authorized, issued or outstanding as of the Closing. All of such issued and outstanding shares of Target Common Stock, as of the date hereof are, and as of the Effective Time shall be, duly authorized, validly issued, fully paid and nonassessable. There are, and as of the Effective Time there will be, no outstanding Derivative Securities of Target that are convertible into or exchangeable for any securities of Target, and there are, and as of the Effective Time there will be, no outstanding subscriptions, options, warrants, rights, calls or other commitments or agreements to which Target is a party or by which it is bound calling for the issuance, transfer, sale or disposition of any securities of Target or Derivative Securities.

         (b) Except as set forth on Schedule 3.2(b) attached hereto, Target has not made any investments in, and does not own, any of the capital stock of, or any other equity interest in, any other Person.

         (c) Attached hereto is a true, complete and accurate list of all of the security holders of Target, which list sets forth the name of each security holder (indicating each security holder that is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and the type and number of securities of Target held by such security holder as of the date hereof and indicates whether any of the security holders of

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Target are a relative, spouse or relative of a spouse of any of the other security holders of Target and, if so, if such persons have the same principal residence. None of the security holders of Target was or has been organized or formed or issued any equity securities for the specific purpose of acquiring the securities of Purchaser to be issued in the Merger. Each of the security holders of Target who is not an "accredited investor" as so defined, either alone or with such security holder's purchaser representative, has such knowledge and experience in business and financial and business matters that such security holder is capable of evaluating the merits and risks of the Merger and the transactions contemplated hereby. All of the issued and outstanding shares of the capital stock of Target have been issued in compliance with appropriate exemptions from the registration requirements under the Securities Act and from the registration and/or qualification requirements under applicable state securities laws.

         (d) Target has set forth on Schedule 3.2(d) hereto a true, complete and correct list of all persons and entities who are, in Target's best judgment, "affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act (the "Target Affiliates").

3.3 CONSENTS. Except as set forth on Schedule 3.3 attached hereto, no consent of any Body or other Person is required to be received by or on the part of Target to enable Target to enter into and carry out this Agreement and the Transaction.

3.4 AUTHORITY; BINDING NATURE OF AGREEMENT.

         (a) Target has the corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by the directors of Target, and no other corporate proceedings on the part of Target are necessary to authorize the execution and delivery of this Agreement and the consummation of the Transaction.

         (b) This Agreement constitutes the valid and binding obligation of Target and is enforceable against it in accordance with its terms.

3.5 FINANCIAL STATEMENTS. The Target Financial Statements, a copy of which is set forth in Schedule 3.5, (i) are true and complete, (ii) are in accordance with the Books and Records of Target, (iii) fairly present the financial position of Target as of the Target Balance Sheet Date and the results of their operations for the year ended [December 31, 2003] and the interim period ended [June 30, 2004], and (iv) were prepared in conformity with United States generally accepted accounting principles consistently applied throughout the periods covered thereby.

3.6 LIABILITIES. As at the Target Balance Sheet Date, Target had no Liabilities, other than those Liabilities reflected or reserved against in the Target Balance Sheet, and there was no basis for the assertion against Target of any Liability not so reflected or reserved against therein.

3.7 ACTIONS SINCE THE TARGET BALANCE SHEET DATE. Except as otherwise expressly provided or set forth in, or required by, this Agreement, or as set forth in
Schedule 3.7 attached hereto, since the Target Balance Sheet Date, Target has not (i) incurred any material Liability or other Liability not in the ordinary and usual course of business and consistent with past practice, (ii)

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made any wage or salary increases or granted any bonuses; (iii) mortgaged, pledged or subjected to any Lien any of its assets, or permitted any of its assets to be subjected to any Lien; (iv) sold, assigned or transferred any of its assets, except in the ordinary and usual course of business consistent with past practice; (v) changed its accounting methods, principles or practices; (vi) revalued any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; (vii) incurred any damage, destruction or loss (whether or not covered by insurance) adversely affecting its assets or business which has had or could be reasonably expected to have a Material Adverse Effect; (viii) canceled any material indebtedness or waived or released any right or claim; (ix) incurred any Material Adverse Change in employee relations; (x) amended, canceled or terminated any material Contract or Permit or entered into any material Contract or Permit which was not in the ordinary and usual course of business consistent with past practice; (xi) increased or changed its assumptions underlying, or methods of calculating, any doubtful account contingency or other reserves; (xii) paid, discharged or satisfied any Liabilities other than the payment, discharge or satisfaction in the ordinary and usual course of business of Liabilities set forth or reserved for on the Target Balance Sheet, as the case may be, or thereafter incurred in the ordinary and usual course of business consistent with past practice; (xiii) made any capital expenditure, entered into any lease or incurred any obligation to make any capital expenditure, except in the ordinary and usual course of business consistent with past practice; (xiv) failed to pay or satisfy when due any material liability; (xv) failed to carry on its business in the ordinary and usual course, consistent with the past practice, so as to reasonably keep available the services of its employees, and to preserve its assets and business and the goodwill of its suppliers, customers, distributors and others having business relations with it; (xvi) disposed of or allowed the lapse of any Proprietary Rights or disclosed to any Person any Proprietary Rights not theretofore a matter of public knowledge; (xvii) made any loans or advances to any Person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any Person; (xviii) other than this Agreement or the Transaction contemplated hereby, entered into any transaction or course of conduct not in the ordinary and usual course of business and consistent with past practice.

3.8 ADVERSE DEVELOPMENTS. Since the Target Balance Sheet Date there has been no Material Adverse Change in the assets, business, operations (financial or otherwise), or prospects of Target, there has been no act or omission on the part of Target or others which would form the basis for the assertion against Target of any material Liability, no other event has occurred which could be reasonably expected to have a Material Adverse Effect, and Target does not know of any development or threatened development of a nature which could be reasonably expected to have a Material Adverse Effect.

3.9 TAXES. All taxes, including, without limitation, income, property, sales, use, utility, franchise, capital stock, excise, value added, employees' withholding, social security and unemployment taxes imposed by the United States, any state, locality or any foreign country and any and all political subdivisions thereof and localities therein, or by any other taxing authority, which have or may become due or payable by Target and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in the Books and Records; all deposits required by law to be made by Target with respect to

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estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly and timely filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed, or, to the knowledge of Target, threatened against Target. The tax returns of Target have never been audited.

3.10 OWNERSHIP OF ASSETS; TRADEMARKS, PATENTS, ETC.

         3.10.1 ASSETS GENERALLY.

                  (a) Target owns outright, and has good and marketable title to, all of its assets including without limitation, subject to changes in the ordinary course of business since the Target Balance Sheet Date, those assets set forth on the Target Balance Sheet,(the "Assets"), free and clear of all Liens. The Assets are sufficient to permit Target to conduct its Business as now conducted. None of the Assets are subject to any restriction with regard to transferability.

                  (b) There are no agreements, options, commitments or understandings with, of or to any person to acquire any of the Assets or any rights or interest therein, except for this Transaction.

         3.10.2 TRADEMARKS, PATENTS, ETC. Schedule 3.10.2 sets forth a true and complete list of (including, without limitation, each application number, serial number or registration number, the class of goods or services covered and the expiration date for each country in which a Proprietary Right has been registered) and a brief description of all any and all registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks included in, or related to, the Assets (collectively, the "Trademarks"), patents and copyrights (including, without limitation, all registrations, licenses and applications pertaining thereto), patent license rights, trade secrets, franchises, inventions, processes, designs, specifications, plans, drawings, system documentation, programming, databases, know-how, confidential information, shop rights, licenses, internet domain names, world wide web addresses and all other proprietary information, processes and formulae owned by the Target (the "Other Intellectual Property") and all other intellectual property rights related thereto (collectively, with the Trademarks and the Other Intellectual Property, the "Proprietary Rights"). No other person, firm or corporation has any proprietary or other interest in any such Proprietary Rights and Target is not a party to or bound by any contract requiring the payment to any person, firm or corporation of any royalty. The Target is not infringing upon any Proprietary Rights or otherwise violating the rights of any third party with respect thereto, and no proceedings have been instituted, and no claim has been received by Target, and the Target is not aware of any claim, alleging any such violation. There are no pending applications with regard to any Proprietary Right. Target has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. No other person, (i) has the right to use any of Target's Trademarks on the goods on, or in connection with the services for, which they are now being used, either in identical form or, to the best of Target's knowledge, in such near resemblance thereto as to be likely, when applied to the goods or services of any such

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person, to cause confusion with such Trademarks or to cause a mistake or to deceive, (ii) has a license or the right to use any Proprietary Right of Target, whether by license, sublicense or other rights (iii) has notified Target that it is claiming any ownership of or right to use such Proprietary Rights, or (iv) to the best of Target's knowledge, is infringing upon any such Proprietary Rights in any way.

3.11 INSURANCE. Schedule 3.11 attached hereto sets forth a true and complete list and brief description of all policies of fire, liability, political and other forms of insurance held by Target and the names and addresses of the insurers which are the issuers of such insurance policies. Except as set forth in Schedule 3.11, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. To the knowledge of Target, there exists no state of facts, and no event has occurred, which reasonably may be expected to (i) form the basis for any claim against Target not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (ii) result in any material increase in insurance premiums.

3.12 LITIGATION; COMPLIANCE WITH LAW. There are no Actions relating to Target or any of its assets or the Business pending or, to the knowledge of Target, threatened, or any order, injunction, award or decree outstanding, against Target or against or relating to any of its assets or the Business; and there exists no basis for any such Action. Target is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental or other regulatory Body, court or arbitrator relating to its assets or the Business.

3.13 REAL PROPERTY. Except as set forth on Schedule 3.13 attached hereto, Target does not own or lease, or use under license or the like, any real property. The leases for each of Target's offices are listed on Schedule 3.13.

3.14 AGREEMENTS AND OBLIGATIONS; PERFORMANCE. Except for the Contracts listed and briefly described in Schedule 3.14 attached hereto (the "Target Listed Agreements"), Target is not a party to, or bound by, any: (i) Contract which involves aggregate payments or receipts in excess of $20,000 that cannot be terminated at will without penalty or premium or any continuing Liability; (ii) Contract of any kind with any officer, director, employee or shareholder of Target; (iii) Contract which is in violation of applicable law; (iv) Contract for the purchase, sale or lease of any materials, products, supplies or services which contains, or which commits or will commit it for, a fixed term; (v) Contract of employment not terminable at will without penalty or premium or any continuing Liability; (vi) deferred compensation, bonus or incentive plan or Contract not cancelable at will without penalty or premium or any continuing obligation or Liability; (vii) management or consulting Contract not terminable at will without penalty or premium or any continuing obligation or Liability;
(viii) license or royalty Contract; (ix) Contract relating to indebtedness for borrowed money; (x) union or other collective bargaining Contract; (xi) Contract which, by its terms, requires the consent of any party thereto to the consummation of the Transaction; (xii) Contract containing covenants limiting the freedom of Target, or any shareholder, director, officer or employee thereof, to engage or compete in any line of business, or with any Person, in any geographical area; (xiii) Contract or option relating to

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the acquisition or sale of any business; (xiv) voting agreement or similar
Contract; (xv) option for the purchase of any asset, tangible or intangible;
(xvi) franchise, license or advertising Contract; (xvii) Contract with the United States government, any state, local or foreign government, or any political subdivision, agency or department thereof; or (xviii) other Contract which materially affects any of assets or the Business whether directly or indirectly, or which was entered into other than in the ordinary and usual course of business consistent with past practice. A true and correct copy of each of the written Target Listed Agreements has been delivered, or made available, to Purchaser. The Target Listed Agreements are valid, in full force and effect and are enforceable by Target, as the case may be, in accordance with the terms thereof. Target has in all material respects performed all obligations required to be performed by it to date under all of the Target Listed Agreements, is not in Default under any of the Target Listed Agreements and has received no notice of any dispute, Default or alleged Default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. Target does not know of any Default under any of the Target Listed Agreements by any other party thereto or by any other Person bound thereunder.

3.15 CONDITION OF ASSETS. All of the tangible personal property Assets owned by Target operate according to their respective current specifications and purposes.

3.16 PERMITS AND LICENSES. Target has all Permits from all Bodies required to carry on the Business as presently conducted; all such Permits are in full force and effect, and, to the knowledge of Target, no suspension or cancellation of any of such Permits is threatened and Target is in compliance in all material respects with all requirements, standards and procedures of the Bodies which have issued such Permits. Schedule 3.16 attached hereto and made a part hereof sets forth a true and complete list of all Permits from all Bodies held by Target.

3.17 OCCUPATIONAL HEATH AND SAFETY AND ENVIRONMENTAL MATTERS. The operations of the Business do not, and will not, require, and Target does not have any, Permits from any Bodies relating to occupational health and safety or environmental matters to lawfully conduct the Business. There is no litigation, investigation or other proceeding pending or, to the knowledge of Target, threatened or known to be contemplated by any Body in respect of or relating to the Business of Target with respect to occupational health and safety or environmental matters. To Target's knowledge, all operations of the Business have been conducted in compliance with all, and Target is not liable in any respect for any violation of any, applicable United States federal, state, local or foreign laws or regulations, pertaining to occupational health and safety and environmental matters, including, without limitation, those relating to the emission, discharge, storage, release or disposal of Materials of Environmental Concern into ambient air, surface water, ground water or land surface or sub-surface strata or otherwise relating to the manufacture, processing, distribution, use, handling, disposal or transport of Materials of Environmental Concern. Target has not received any notice of a possible claim or citation against or in respect of any real property leased by Target, or with regard to their respective assets or the Business, relating to occupational health and safety or environmental matters, and Target is not aware of any basis for any such Action.

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3.18 [Intentionally omitted.]

3.19 [Intentionally omitted.]

3.20 EMPLOYMENT RELATIONS. Schedule 3.20 contains a true and complete list of all current employees and independent contractors of the Target. No employees who are Material to the future operation of the Business have expressed intention to leave the Target. Target has not made any promises of increases in wages, salary, compensation, payments, benefits or otherwise. In the past, to the knowledge of Target, Target has complied with all United States federal, state, local, foreign, and other applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor practice which, in any of the foregoing cases, could have a Material Adverse Effect. There is not pending, or, to the knowledge of Target threatened, any unfair labor practice charge or complaint against Target by or before the United States Federal National Labor Relations Board or any comparable state, local or foreign agency or authority. No litigation, arbitration, administrative proceeding or governmental investigation is now pending, and, to the knowledge of Target, no current, former or prospective employee has made any claim or has threatened litigation, arbitration, administrative proceeding or governmental investigation, against Target arising out of any law relating to discrimination against employees or employment practices.

3.21 [intentionally omitted]

3.22 NO BREACH. Neither the execution and delivery of this Agreement nor compliance by Target with any of the provisions hereof nor the consummation of the Transaction will:

         (a) violate or conflict with any provision of the Articles of Incorporation, By-Laws or other organizational document of Target;

         (b) violate or conflict with or, alone or with notice or the passage of time, or both, result in the breach or termination of, or otherwise give any party the right to terminate, or declare a Default under, the terms of any Contract to which Target is a party or by which any of them may be bound, or otherwise violate or conflict with any Permit of any Body;

         (c) result in the creation of any Lien upon any of the assets of Target;

         (d) violate any judgment, order, injunction, decree or award against, or binding upon Target or upon any of the assets of Target; or

         (e) violate any law or regulation of any jurisdiction relating to Target or the Business.

3.23 BROKERS. Target has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the Transaction.

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3.24 PRIOR NAMES AND ADDRESSES. Since inception, Target has not used any business name or had any business address other than its current name and business address.

3.25 BOOKS AND RECORDS. Target has made and kept (and given Purchaser access to) its Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Target and the Business. Target has not engaged in any material transaction, maintained any bank account or used any corporate or company funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained Books and Records of Target.

3.26 PAYMENTS. Target has not, directly or indirectly paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other Person, in the United States or any other country, which is illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices Act) or such other country.

3.27 SALES OF SECURITIES. No communication made by Target in connection with the sale of its securities to investors contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made not misleading.

3.28 UNTRUE OR OMITTED FACTS. No representation, warranty or statement by Target in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make such representations, warranties or statements not misleading. Without limiting the generality of the foregoing, there is no fact known to Target that has had, or which may be reasonably expected to have, a Material Adverse Effect that has not been disclosed in this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser makes the following representations and warranties to Target each of which shall be deemed material, and Target in executing, delivering and consummating this Agreement, has relied upon the correctness and completeness, in all material respects, of each of such representations and warranties:

4.1 VALID EXISTENCE; QUALIFICATION. Each of Purchaser and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Purchaser and Acquisition Sub has the power to carry on its business as now conducted and to own its assets. Purchaser is a corporation incorporated in the state of California and is not required to be so qualified in any other jurisdiction in order to own its assets or carry on its business as now conducted, and there has not been any claim by any other

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jurisdiction to the effect that Purchaser is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of Purchaser's Articles of Incorporation and Acquisition Sub's Articles of Incorporation, as amended to date, certified by the appropriate regulatory Body in their respective state of incorporation, and their respective By-Laws, as amended to date (certified by the Secretary of Purchaser and Acquisition Sub, respectively), which have been delivered to Target, are true and complete copies of those documents as in effect on the date hereof.

4.2 CAPITALIZATION.

         (a) The authorized capital stock of Purchaser consists of Ten Million shares of Common Stock, no par value per share, of which 3,128,306 shares are issued and outstanding, and five hundred thousand (500,000) shares of Preferred Stock, $1.00 par value per share, none of which are issued and outstanding. All of such issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and nonassessable. As of the Closing date there will be no outstanding Derivative Securities of Purchaser that are convertible into or exchangeable for any securities of Purchaser and there will be no outstanding subscriptions, options, warrants, rights, calls or other commitment or agreements to which Purchaser is a party or by which it is bound calling for the issuance, transfer, sale or disposition of any securities of Purchaser or Derivative Securities.

         (b) The authorized capital stock of Acquisition Sub consists of one thousand shares of Common Stock, $.001 par value per share, of which one hundred shares are issued outstanding and owned by the Purchaser. All such issued and outstanding shares of Common Stock of Acquisition Sub are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding Derivative Securities of Acquisition Sub that are convertible into or exchangeable for any securities of Acquisition Sub and there are no outstanding subscriptions, options, warrants, rights, calls or other commitment or agreements to which Acquisition Sub is a party or by which it is bound calling for the issuance, transfer, sale or disposition of any securities of Acquisition Sub or Derivative Securities.

         (c) Except as set forth in Schedule 4.2(c), neither Purchaser nor Acquisition Sub has made any investments in, and does not own, any of the capital stock of, or any other equity interest in, any other Person.

4.3 CONSENTS. Except as set forth on Schedule 4.3 attached hereto, or as specifically set forth in this Agreement, no consent of any Body or other Person is required to be received by or on the part of Purchaser or Acquisition Sub to enable Purchaser or Acquisition Sub to enter into and carry out this Agreement and the Transaction. Purchaser, as the holder of 100% of the issued and outstanding shares of common stock of the Acquisition Sub, has approved this Agreement.

4.4 AUTHORITY; BINDING NATURE OF AGREEMENT.

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         (a) Each of Purchaser and Acquisition Sub respectively has the corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by the boards of directors of Purchaser and Acquisition Sub, and by Purchaser as the sole shareholder of Acquisition Sub, and, except for the approvals by the holders of a majority of the issued and outstanding common stock of Purchaser, no other corporate proceedings on the part of Purchaser or Acquisition Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the Transaction.

         (b) This Agreement constitutes the valid and binding obligation of each of Purchaser and Acquisition Sub and is enforceable against it in accordance with its terms.

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4.5 FINANCIAL STATEMENTS. The Purchaser Financial Statements included in
Purchaser's Annual Report on Form 10-K for the fiscal year ended October 31, 2003 and its Quarterly Reports on Form 10-Q for the period ended July 31, 2004
(i) are true and complete, (ii) are in accordance with the Books and Records of Purchaser, (iii) fairly present the financial position of Purchaser as of the Purchaser Balance Sheet Date and the results of its operations for the year ended October 31, 2003 and for the nine months ended July 31, 2004 and (iv) are prepared in conformity with generally accepted accounting principles, ("GAAP") consistently applied, and with Regulation S-X or Regulation S-B Item 310, as applicable, promulgated under the Securities Act, throughout the periods covered thereby.

4.6 LIABILITIES. Except as set forth in Schedule 4.6(a) attached hereto, as of the Purchaser Balance Sheet Date, Purchaser had no Liabilities required to be reflected or reserved against in a balance sheet according to GAAP, other than those Liabilities reflected or reserved against in the Purchaser Balance Sheet or Liabilities which do not or will not have a Material Adverse Effect on Purchaser, and to the knowledge of Purchaser, there was no basis for the assertion against Purchaser of any Liability not so reflected or reserved against in the Purchaser Balance Sheet other than a Liability which does not and is not expected to have a Material Adverse Effect on Purchaser. If any liability is due and owing any creditor in excess of $5,000, Purchaser shall supply the Company on a supplemental basis with a list of all creditors due and owing in excess of $5,000. The Company shall have the right to confirm any outstanding liabilities with third party creditors in excess of $10,000. As of the Closing, there will be no outstanding payments due any officer, director or employee for unpaid compensation, vacation time or loans other than unpaid compensation and accrued vacation for the payroll period during which the Closing occurs.

4.7 ACTIONS SINCE THE PURCHASER BALANCE SHEET DATE. Except as otherwise expressly provided or set forth in, or required by, this Agreement, or as set forth in Schedule 4.7 attached hereto, or for sales from inventory in the ordinary course of business, since the Purchaser Balance Sheet Date, Purchaser has not (i) incurred any material Liability; (ii) made any wage or salary increases or granted any bonuses; (iii) mortgaged, pledged or subjected to any Lien any of its assets, or permitted any of its assets to be subjected to any Lien; (iv) sold, assigned or transferred any of its assets other than the sale of the inventory on hand; (v) changed its accounting methods, principles or practices; (vi) revalued any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;
(vii) incurred any damage, destruction or loss (whether or not covered by insurance) adversely affecting its assets or business which has had or could be reasonably expected to have a Material Adverse Effect (viii) canceled any material indebtedness or waived or released any material right or claim; (ix) incurred any Material Adverse Change in employee relations; (x) amended, canceled or terminated any Contract or Permit or entered into any Contract or Permit; (xi) increased or changed its assumptions underlying, or methods of calculating, any doubtful account contingency or other reserves; ( (xii) made any material capital expenditure, entered into any lease or incurred any obligation to make any material capital expenditure; (xiii) failed to pay or satisfy when due any Liability, (xi) issued or sold, or agreed to issue or sell, any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible into or exchangeable for such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (xv) declared, paid or set aside any dividends or

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other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock;
(xvi) made any loans or advances to any Person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any Person (except as a result of endorsement, for collection or deposit, of negotiable instruments, received in the ordinary course of business) ; (xvii) incurred any indebtedness for borrowed money (except as a result of its endorsement, for collection or deposit, of negotiable instruments received in the ordinary and usual course of business); or (xiii) entered into any transaction other than in the ordinary course of business.

4.8 ADVERSE DEVELOPMENTS. Except as set forth on Schedule 4.8, the continuing losses by Purchaser and the incurrence of expenses as contemplated hereby, since the Purchaser Balance Sheet Date, there has been no Material Adverse Change in the liabilities or condition (financial or otherwise), of Purchaser, there has been no act or omission on the part of Purchaser or others which would reasonably be expected to form the basis for the assertion against Purchaser of any material Liability, no other event has occurred which could be reasonably expected to have a Material Adverse Effect, and Purchaser does not know of any development or threatened development of a nature which could be reasonably expected to have a Material Adverse Effect

4.9 TAXES. All taxes, including, without limitation, income, property, sales, use, utility, franchise, capital stock, excise, value added, employees' withholding, social security and unemployment taxes imposed by the United States, any state, locality or any foreign country, or by any other taxing authority, which have or may become due or payable by Purchaser and all interest and penalties thereon, whether disputed or not, have been paid in full or if not paid, disclosed in the Books and Records; all deposits required by law to be made by Purchaser with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly and timely filed. Except as set forth on Schedule 4.9 attached hereto, no extension of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed, or, to the knowledge of Purchaser, threatened against Purchaser. The federal income tax returns of Purchaser have not been audited since October 31, 1998.

4.10 OWNERSHIP OF ASSETS. Purchaser does not warrant that it owns any particular assets.

4.11 INSURANCE. Schedule 4.11 attached hereto sets forth a true and complete list and brief description of all policies of fire, liability, political and other forms of insurance held by Purchaser and the names and addresses of the insurers which are the issuers of such insurance policies. Except as set forth in Schedule 4.11, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. To the knowledge of Purchaser, there exists no state of facts, and no event has occurred, which reasonably may be expected to (i) form the basis for any claim against Purchaser not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (ii) result in any material increase in insurance premiums.

4.12 LITIGATION; COMPLIANCE WITH LAW. Except as set forth on Schedule 4.12 attached hereto, as of the date of this Agreement there are no Actions relating to Purchaser or any of its

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assets or business, pending or, to the knowledge of Purchaser, threatened, or any order, injunction, award or decree outstanding against Purchaser or against or relating to any of its assets or business; and to the knowledge of Purchaser, there exists no basis that reasonably is expected to give rise to any such Action. Purchaser is not in violation in any material respect of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental or other regulatory Body, court or arbitrator relating to its assets. Notwithstanding the foregoing, Purchaser shall have an affirmative obligation to disclose to Target any changes in the foregoing should said event arise between the date of execution of this Agreement and the date of Closing.

4.13 REAL PROPERTY. Except as set forth on Schedule 4.13 attached hereto, Purchaser does not own or lease, or use under license or the like, any real property.

4.14 AGREEMENTS AND OBLIGATIONS; PERFORMANCE. Except for the Contracts listed and briefly described in Schedule 4.14 attached hereto (the "Purchaser Listed Agreements"), this Agreement or for sales of inventory on hand, Purchaser is not a party to, or is not bound by, any: (i) Contract which involves aggregate payments or receipts in excess of $2,000 that cannot be terminated at will without penalty or premium or any continuing Liability; (ii) Contract of any kind with any officer, shareholder, director, or employee of the Purchaser;
(iii) Contract which is in violation of applicable law; (iv) Contract for the purchase, sale or lease of any materials, products, supplies or services which contains, or which commits or will commit it for, a fixed term; (v) Contract of employment not terminable at will without penalty or premium or any continuing Liability; (vi) deferred compensation, bonus or incentive plan or Contract not cancelable at will without penalty or premium or any continuing obligation or Liability; (vii) management or consulting Contract not terminable at will without penalty or premium or any continuing Liability; (viii) license or royalty Contract; (ix) Contract relating to indebtedness for borrowed money; (x) union or other collective bargaining Contract; (xi) Contract which, by its terms, requires the consent of any party thereto to the consummation of the Transaction contemplated hereby; (xii) Contract containing covenants limiting the freedom of Purchaser, or any officer or employee thereof, to engage or compete in any line of business, or with any Person, in any geographical area;
(xiii) Contract or option relating to the acquisition or sale of any business;
(xiv) voting agreement or similar Contract; (xv) option for the purchase of any asset, tangible or intangible; (xvi) franchise, license or advertising Contract;
(xvii) Contract with the United States government, any state, local or foreign government, or (xviii) other Contract which materially affects any of its assets, whether directly or indirectly, or which was entered into other than in the ordinary and usual course of business. A true and correct copy of each of the written Purchaser Listed Agreement has been delivered, or made available, to Target. Except as is described in Schedule 4.14 attached hereto, the Purchaser Listed Agreements are valid, in full force and effect and are enforceable by Purchaser in accordance with the terms thereof. Purchaser has in all material respects performed all obligations required to be performed by it to date under all of the Purchaser Listed Agreements, is not in Default under any of the Purchaser Listed Agreements and has received no notice of any dispute, Default or alleged Default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. Except as is described in Schedule 4.14, Purchaser knows of no Default under any of the Purchaser Listed Agreements by any other party thereto or by any other Person bound thereunder.

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

4.15 OCCUPATIONAL HEATH AND SAFETY AND ENVIRONMENTAL MATTERS. Purchaser has no significant operations as of the date hereof. Except as set forth in Schedule 4.15, there is no litigation, investigation or other proceeding pending or, to the knowledge of Purchaser, threatened or known to be contemplated by any Body in respect of or relating to the most recent operations of Purchaser (the "Purchaser Business") with respect to occupational health and safety or environmental matters. To Purchaser's knowledge, all previous operations of the Purchaser since November 1, 1997 were conducted in compliance in all material respects with all, and to the knowledge of Purchaser is not liable in any respect for any violation of any, applicable United States federal, state, local or foreign laws or regulations, pertaining to occupational health and safety and environmental matters, including, without limitation, those relating to the emission, discharge, storage, release or disposal of Materials of Environmental Concern into ambient air, surface water, ground water or land surface or sub-surface strata or otherwise relating to the manufacture, processing, distribution, use, handling, disposal or transport of Materials of Environmental Concern. Except as set forth in Schedule 4.15, Purchaser has not received any notice of a possible claim or citation against or in respect of any real property leased by Purchaser, or with regard to assets or the Purchaser Business, relating to occupational health and safety or environmental matters and Purchaser is not aware of any basis for any such Action.

4.16 [Intentionally Omitted]

4.17 EMPLOYEE BENEFIT PLANS. Other than medical insurance plans , Purchaser does not maintain nor does Purchaser make or have any obligations to make employer contributions with respect to its employees to, any "pension" or "welfare" benefit plans (within the respective meanings of sections 3(2) and 3(1) of ERISA, and Purchaser has no Liability in connection therewith or with regard thereto. Any medical insurance plan can be terminated as of the end of the calendar month by the Board of Directors on 10 ten days notice to any medical plan participants, subject to COBRA requirements and/or other applicable law.

4.18 NO BREACH. Neither the execution and delivery of this Agreement nor compliance by Purchaser or Acquisition Sub respectively with any of the provisions hereof, nor the consummation of the Transaction, will:

         (a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of Purchaser or Acquisition Sub;

         (b) violate or conflict with, or alone or with notice or the passage of time, or both, result in the breach or termination of, or otherwise give any party the right to terminate, or declare a Default under, the terms of any Contract to which Purchaser is a party or by which it may be bound;

         (c) result in the creation of any Lien upon any of the assets of Purchaser;

         (d) violate any judgment, order, injunction, decree or award against, or binding upon, Purchaser or upon any of its assets; or

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

         (e) violate any law or regulation of any jurisdiction relating to Purchaser or Acquisition Sub.

4.19 BROKERS. Purchaser has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the Transaction.

4.20 EMPLOYMENT RELATIONS. Purchaser has no employees other than those set forth on Schedule 4.20 attached hereto. Since November 1, 1997, to the knowledge of Purchaser, Purchaser has complied, in all material respects, with all United States federal, state, local, foreign, and other applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor practice which, in any of the foregoing cases, could have a Material Adverse Effect. There is not pending, or, to the knowledge of Purchaser threatened, any unfair labor practice charge or complaint against Purchaser by or before the United States Federal National Labor Relations Board or any comparable state, local or foreign agency or authority. No litigation, arbitration, administrative proceeding or governmental investigation is now pending, and, to the knowledge of Purchaser no Person has made any claim or has threatened litigation, arbitration, administrative proceeding or governmental investigation against Purchaser, arising out of any law relating to discrimination against employees or employment practices.

4.21 PRIOR NAMES AND ADDRESSES. Since October 31, 1994, Purchaser has not used any business name or had any business address other than its current name and business address except as set forth on Schedule 4.21 attached hereto.

4.22 PAYMENTS. Purchaser has not directly or indirectly paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other Person, in the United States or any other country, which is illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices Act) or such other country.

4.23 BOOKS AND RECORDS. Purchaser has made and kept (and given Target access to) its Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Purchaser. Purchaser has not engaged in any material transaction, maintained any bank account or used any corporate or company funds in connection with its business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained Books and Records of Purchaser.

4.24 SEC REPORTS. Since November 2000, Purchaser has filed with the SEC via the EDGAR System all reports, proxies and information statements and all schedules and exhibits thereto (the "SEC Reports"), required to be filed by it pursuant to the Exchange Act, except as set forth on Schedule 4.24 attached hereto. Each of the SEC Reports, as of its respective date, did not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, Purchaser does not represent the accuracy of any SEC report filed by the Purchaser to the extent that it contains any information supplied by or on behalf of Target.

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4.25 UNTRUE OR OMITTED FACTS. No representation, warranty or statement by
Purchaser in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make such representations, warranties or statements not misleading. Without limiting the generality of the foregoing, there is no fact known to Purchaser that has had, or which may be reasonably expected to have, a Material Adverse Effect that has not been disclosed in this Agreement.

                                    ARTICLE V

                              PRE-CLOSING COVENANTS

5.1 TARGET COVENANTS. Target hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this Agreement:

         (a) ACCESS. Target shall afford to the officers, attorneys, accountants and other authorized representatives of Purchaser free and full access, during regular business hours and upon reasonable notice, to all of their Books and Records, personnel and properties so that Purchaser, at its own expense, except for the Purchaser Expenses as set forth in Section 13.1 hereof which shall be borne by Target, may have full opportunity to make such review, examination and investigation as Purchaser may desire of Target. Target shall cause the employees, accountants, attorneys and other agents and representatives of Target to cooperate fully with said review, examination and investigation and to make full disclosure to Purchaser and its representatives of all material facts affecting Target. Target acknowledges and agrees that no review, examination or investigation heretofore or hereafter undertaken by Purchaser or its representatives shall limit or affect any representation or warranty made by Target or otherwise relieve Target from any liability under this Agreement, or the obligation to consummate the Transaction.

         (b) ACTIONS PRIOR TO CLOSING. Prior to the Closing, Target will not, without the prior written consent of Purchaser:

                  (i) amend its Articles of Incorporation or By-Laws.

                  (ii) sell, lease or dispose of any of its Assets except for inventory in the ordinary course of business;

         (iii) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or division thereof or any material interest therein;

                  (iv) issue, sell or redeem any capital stock or otherwise change the capitalization of Target;

                  (v) acquire, sell, lease or dispose of any of the Assets or subject the Assets to any Lien except in the ordinary course of business;

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                  (vi) enter into any material transaction not in the ordinary and usual course of business consistent with past practice;

                  (vii) take any other action outside the ordinary course of business consistent with past practice;

                  (viii) adopt any resolution, or enter into or amend any Contract, with respect to any of the foregoing.

         (c) [intentionally omitted]

         (d) PRESERVATION OF BUSINESS. Target shall use its best efforts to keep available the services of its present officers, managers, employees and consultants and to maintain and preserve intact good relationships with customers and lenders, preserve its goodwill.

         (e) NO BREACH. The limitations and qualifications set forth in Section 5.1(b), (c) and (d) shall likewise apply to each of Target's Subsidiaries.

                  (i) Target will (A) use its commercially reasonable efforts to assure that all of its representations and warranties contained herein are true and correct as of the Closing as if repeated at and as of such time, that no Default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing and that all conditions to the obligation of Purchaser to consummate the Transaction are satisfied in a timely manner; (B) not knowingly and voluntarily take any action or do anything which will cause a Default respecting such covenants, representations or warranties or would impede the satisfaction of such conditions; and (C) promptly notify Purchaser of any event or fact which represents or is likely to cause such a Default or result in such an impediment.

                  (ii) Without limiting the generality of the foregoing, Target agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and effectuate the Transaction.

         (f) CONSENTS. Promptly following the execution of this Agreement, Target will use commercially reasonable efforts to obtain consents of all Bodies and other Persons necessary for the consummation of the transactions contemplated by this Agreement, including without limitation, approval by Target's shareholders of this Agreement and the Transaction.

         (g) AFFILIATE LETTER. Target shall provide Purchaser with such information and documents as Purchaser may reasonably request for use in Purchaser's review of the status of the persons and entities listed on Schedule 3.2(d) hereto as Target Affiliates. Target covenants that there shall be no change in the identity of the Target Affiliates between the date hereof and the Closing. Target shall deliver to Purchaser, at least two business days prior to the Closing Date, a letter, substantially in the form of Exhibit 5.1(g) hereto, executed by each of the Target Affiliates pursuant to which each such Target Affiliate shall acknowledge his, her or its responsibilities as

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

an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act and containing representations as to such Target Affiliate's status as such an affiliate.

         (h) SECURITY HOLDER LETTERS. Target shall obtain representation letters and accredited investor certifications from all of its shareholders in substantially the form attached hereto as Exhibit 5.1(h), containing customary private placement representations, warranties and covenants.

         (i) APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters, shall be approved as to form and substance by counsel to Target, which approval shall not be unreasonably withheld or delayed.

         (j) TARGET SHAREHOLDER APPROVAL. After distribution of the information statement described in Section 5.1(m) hereof to Target's shareholders, Target shall secure an agreement from its shareholders owning in the aggregate 100% of its voting stock (which percentage is sufficient under the Maryland Statute, Target's Articles of Incorporation and By-Laws, and contractually and otherwise, to approve this Agreement and the Transaction) to vote their respective shares of Target Common Stock to approve this Agreement and the Transaction.

         (K) INFORMATION FOR PURCHASER PROXY STATEMENT. Promptly following the execution of this Agreement, Target shall prepare or cause to be prepared, at its sole cost and expense, except for legal fees incurred by Purchaser through October 31, 2004, a proxy statement complying with Regulation 14(A) promulgated under the Securities Exchange Act of 1934 and all amendments thereto to be filed with the SEC and to be employed in seeking the approval by the shareholders of Purchaser of the transaction contemplated hereby, a change in the Purchaser's name, and an increase in the authorized number of shares of Common Stock of the Purchaser (the "Proxy Statement") and shall promptly furnish to Purchaser and its counsel such information as they may request in connection therewith. The Proxy Statement shall be subject to comment by Purchaser and its counsel and shall be satisfactory to Purchaser and its counsel in their sole and absolute discretion. Provided that Purchaser is satisfied therewith, Purchaser shall cause the Proxy Statement to be filed with the SEC in preliminary form as soon as reasonably practicable after the preparation thereof by Target. None of the information or material supplied or to be supplied by Target for inclusion in the Proxy Statement of Purchaser will contain any untrue statement of a material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Further, Target shall indemnify and hold harmless Purchaser and each of its existing officers and directors and its principal shareholders harmless from any claim, liability or expense (including reasonable attorneys fees) incurred by any of them by virtue of an alleged breach or breach of the covenant contained in the immediately preceding sentence. This indemnification shall survive for an indefinite duration (subject to applicable statute of limitations) following the termination of this Agreement or the consummation of the transaction contemplated hereby.

         (l) FUNDING OF PURCHASER OPERATING EXPENSES. Subject to Section 13.1 hereof and this Section 5.1(l), Purchaser shall be required to fund its "normal operating expenses"

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

through the date of Closing, including any audit fees incurred for the Company's 2004 year end audit, the preparation of the Company's annual report for the year ended October 31, 2004 and all costs and expenses relating to this Agreement and the consummation of the Transaction. If Purchaser believes that it does not have sufficient funds to fund any of those expenses or has no further funds, then Purchaser shall give written notice thereof to Target (specifying therein the funds required by Purchaser to fund such expenses) and Target shall, within five business days of the date of the giving of such written notice to Target, deliver to Purchaser in immediately available funds a sum sufficient to pay in full the amounts specified in such notice from Purchaser to Target, which obligation shall survive termination of this Agreement (provided, however, that Target shall have no obligation to deliver any further funds under the circumstances set forth in the last sentence of Section 13.1 hereof).

         (m) INFORMATION STATEMENT. Promptly following the execution of this Agreement, Target shall prepare or cause to be prepared, at Target's sole cost and expense, an information statement or similar disclosure document for distribution to its security holders in connection with the consideration of the transactions contemplated by this Agreement, which statement or document shall provide sufficient disclosure to meet the disclosure requirements of Rules 502 and 506 of Regulation D promulgated under the Securities Act as may be applicable to the security holders of Target and other applicable federal and state laws. Purchaser shall be given sufficient time to review such disclosure document and to approve same in its sole and absolute discretion prior to the distribution thereof to Target's security holders. Target shall use its best efforts to send out such disclosure statement promptly following approval thereof by Purchaser. Target covenants, represents and warrants to Purchaser that none of the information in such disclosure document will, at the date that it is first mailed to the security holders of Target or at the time of the approval of the Merger by Target's security holders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Target shall indemnify and hold harmless Purchaser and each of its existing officers and directors and its principal shareholders harmless from any claim, liability or expense (including reasonable attorneys fees) incurred by any of them by virtue of an alleged breach or breach of the covenant contained in the immediately preceding sentence. This indemnification shall survive for an indefinite duration (subject to applicable statute of limitations) following the termination of this Agreement or the consummation of the transaction contemplated hereby. Target has engaged Sun, Hong to serve as the purchaser representative for the security holders of Target who are not "accredited investors" (as defined in Rule 501(a) of said Regulation D), which purchaser representative meets all of the conditions therefor set forth in Rule 501(h) of said Regulation D.

5.2 PURCHASER COVENANTS. Purchaser hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this Agreement:

         (a) ACCESS. Purchaser shall afford to the managers, officers, attorneys, accountants and other authorized representatives of Target free and full access, during regular business hours and upon reasonable notice, to all of its Books and Records, personnel and properties so that Target, at Target's expense, may have full opportunity to make such review, examination and investigation as it may desire of Purchaser and its business. Purchaser will cause its employees,

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accountants, attorneys and other agents and representatives to cooperate fully with said review, examination and investigation and to make full disclosure to Target and its representatives of all material facts affecting its business. Except as provided in Section 8.2 hereof, Purchaser acknowledges and agrees that no review, examination or investigation heretofore or hereafter undertaken by Target or its representatives shall limit or affect any representation or warranty made by Purchaser in, or otherwise relieve Purchaser from any Liability under this Agreement, or the obligation to consummate the Transaction.

         (b) ACTIONS PRIOR TO CLOSING. Purchaser currently has no significant operations, and will not conduct any operations, except for necessary regulatory compliance activities, and sale of inventory on hand, without the prior written consent of Target, and as otherwise provided in this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Schedule 5.2(b) attached hereto, prior to the Closing, Purchaser will not, without the prior written consent of Target:

                  (i) amend its Articles of Incorporation and/or its By-Laws (except for an amendment to its Articles of Incorporation to increase the number of authorized shares of common stock to one hundred fifty million (150,000,000) shares and to change its name to "Cybrdi, Inc." as contemplated hereby.

                  (ii) enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit Contract, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan, contract or arrangement as in effect as of the date hereof (other than terminate issued and outstanding options to acquire shares of common stock of Purchaser);

                  (iii) acquire, sell, lease or dispose of any assets except for the sale or other disposition of inventory on hand;

                  (iv) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; or

                  (v) adopt any resolution, or enter into or amend any Contract, with respect to any of the foregoing.

         (c) [Intentionally Deleted.]

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

         (d) NO BREACH. (i) Purchaser will (A) use its commercially reasonable efforts to assure that all of its representations and warranties contained herein are true and correct as of the Closing as if repeated at and as of such time, that no Default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing and that all conditions to the obligation of Target to consummate the Transaction are satisfied in a timely manner; (B) not knowingly and voluntarily take any action or do anything which will cause a Default respecting such covenants, representations or warranties or would impede the satisfaction of such conditions; and (C) promptly notify Target of any event or fact which represents or is likely to cause such a Default or result in such an impediment.

                  (ii) Without limiting the generality of the foregoing, subject to the satisfaction of applicable conditions, Purchaser agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and effectuate the Transaction.

         (e) CONSENTS. Promptly following the execution of this Agreement, Purchaser will use commercially reasonable efforts to obtain consents of all Bodies and other Persons necessary for the consummation by Purchaser and Acquisition Sub of the Transaction. Such consents are listed on Schedule 4.3.

         (f) PURCHASER BOARD OF DIRECTORS AND OFFICERS. At or prior to the Closing, effective as of the Effective Time, Purchaser shall cause (i) all of Purchaser's directors (the "Resigned Purchaser Directors") and Officers to resign and (ii) Purchaser's board of directors to be expanded to six (6) directors and the individuals listed on Schedule 10.4 hereof will be named as the new directors of Purchaser and the officers to be named are set forth on
Schedule 10.4 as well .

         (g) APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by counsel to Purchaser, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE VI

                           CONDITIONS PRECEDENT TO THE
                        OBLIGATION OF PURCHASER TO CLOSE

         The obligation of Purchaser to consummate the Transaction is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Purchaser (except when the fulfillment of such condition is a requirement of law):

6.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Target contained in this Agreement and in any written statement (including financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto shall be true and correct in all material respects (except to the extent that any such representation and warranty is

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

already qualified as to materiality, in which case such representation and warranty shall be true and correct without further qualification) as at the Closing Date, as if made at the Closing and as of the Closing Date.

6.2 SHAREHOLDER APPROVAL. The holders of a majority of the issued and outstanding common stock of Purchaser at a meeting of the Shareholders have approved the change of the Purchaser's name, an increase in the number of shares of authorized common stock and the transaction contemplated by this Agreement. In furtherance thereof, the parties will prepare a Proxy Statement addressing the foregoing matters. Target will supply all necessary or required information for the Proxy Statement relating to it, its business and operations, financial statements, management and the persons to be elected directors and officers of Purchaser upon consummation of the transaction.

6.3 COVENANTS. Target shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

6.4 CERTIFICATE. Purchaser shall have received a certificate, dated the Closing Date, signed by the Secretary of Target, as to the satisfaction of the conditions contained in Sections 6.1 and 6.3 hereof.

6.5 NO ACTIONS. No Action shall have been instituted by a Person other than a Party, directly or indirectly, and be continuing before a court or before or by any Body, or shall have been threatened and be unresolved, to restrain or prevent, or obtain any material amount of damages in respect of, the carrying out of the Transaction, or which might have a Material Adverse Effect thereon.

6.6 CONSENTS; PERMITS. Target and Purchaser shall have obtained all consents, approvals, licenses and other Permits of Bodies and other Persons necessary for the performance by each of them of all of their respective obligations under this Agreement, and such other consents, if any, to prevent the occurrence of a Default under any Contract to which Target is a party or is otherwise bound, as set forth on Schedule 3.3.

6.7 CORPORATE ACTIONS. All actions necessary to authorize the execution, delivery and performance of this Agreement by Target and the consummation of the Transaction shall have been duly and validly taken (including, without limitation, approval of the Transaction by Target's shareholders), and Target shall have full power and right to consummate the Transaction.

6.8 EXEMPTION FROM REGISTRATION. The offer and issuance of the Purchaser Common Stock shall comply in all respects with Regulation D of the Securities Act of 1933, as amended or such other exemption from registration that is applicable thereto and, to that end, Purchaser shall have received from each of the security holders of Target a completed and signed copy of the security holder's representation letter and accredited investor certifications as set forth in
Section 5.1(h).

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6.9 APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to legal form only by counsel to Purchaser, which approval shall not be unreasonably withheld or delayed.

6.10 ADDITIONAL DOCUMENTS. Target shall have delivered to Purchaser each of the affiliate letters contemplated by Section 5.1(g) hereof and all other such certified resolutions, certificates and documents with respect to Target and the Transaction as Purchaser or its counsel may have reasonably requested.

6.11 APPROVAL BY SHAREHOLDERS OF TARGET. The transactions contemplated by this Agreement for which the vote or consent of the shareholders of Target is required shall be approved by the unanimous vote or written consent (as permitted by applicable law) of the shareholders of Target.

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                               OF TARGET TO CLOSE

         The obligation of Target to consummate the Transaction is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Target (except when the fulfillment of such condition is a requirement of law):

7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Purchaser contained in this Agreement and in any written statement (including financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto shall be true and correct in all material respects (except to the extent that any such representation and warranty is already qualified as to materiality, in which case such representation and warranty shall be true and correct without further qualification) as at the Closing Date, as if made at the Closing and as of the Closing Date.

7.2 COVENANTS. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

7.3 CERTIFICATE. Target shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer of Purchaser, as to the satisfaction of the conditions contained in Sections 7.1 and 7.2 hereof.

7.4 [Intentionally Deleted.]

7.5 NO ACTIONS. No Action shall have been instituted by a Person other than a Party, directly or indirectly, and be continuing before a court or before or by a Body, or shall have been threatened and be unresolved, to restrain or prevent, or obtain any material amount of damages in

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

respect of, the carrying out of the Transaction.

7.6 CONSENTS; PERMITS. Purchaser shall have obtained all consents, licenses and other Permits of Bodies and other Persons necessary for the performance by Purchaser of all of its obligations under this Agreement, and such other consents, if any, to prevent the occurrence of a Default under any Contract to which Purchaser is a party or otherwise bound, as set forth on Schedule 4.3.

7.7 CORPORATE ACTIONS. All actions necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the Transaction and the increase in the authorized number of Purchaser common stock shall have been duly and validly taken (including, without limitation, shareholders' approval), and Purchaser shall have full power and right to consummate the Transaction.

7.8 DIRECTORS. Effective as of the Effective Time, all of the Resigned Purchaser Directors and Officers shall have resigned and the Purchaser's board of directors shall have been expanded to six (6) directors and all of Target's designated directors set forth on Schedule 10.4 shall have been elected.

7.9 APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by counsel to Target, which approval shall not be unreasonably withheld or delayed.

7.10 ADDITIONAL DOCUMENTS. Purchaser shall have delivered all such certified resolutions, certificates and documents with respect to Purchaser and the Transaction as Target or its counsel may have reasonably requested.

                                  ARTICLE VIII

                             TERMINATION AND WAIVER

8.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing:

         (a) By mutual written consent of Purchaser and Target;

         (b) By Purchaser if any of the conditions set forth in Article VI hereof shall not have been fulfilled on or prior to February 28, 2005, or shall become incapable of fulfillment, in each case except as such shall have been the result, directly or indirectly, of any action or inaction by Purchaser, and shall not have been waived; or

         (c) By Target if any of the conditions set forth in Article VII hereof shall not have been fulfilled on or prior to February 28, 2005, or shall have become incapable of fulfillment in

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

each case except as such shall have been the result, directly or indirectly, of any action or inaction by Target, and shall not have been waived.

         If this Agreement is terminated as described above, this Agreement shall be of no further force and effect, without any liability or obligation on the part of any of the parties except for any liability which may arise pursuant to Sections 13.1 and 13.2 hereof or as a result of any breach of any representation, warranty or covenant or agreement herein.

8.2 WAIVER. Any condition to the performance of the Parties which legally may be waived on or prior to the Closing Date may be waived at any time by the Party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant Party or Parties. Each party agrees to notify the other Party of any fact discovered in the course of its due diligence investigation that such Party believes constitutes or will constitute a breach of any representation, warranty or covenant contained in this Agreement, and in the absence of such notice, such breach shall be deemed waived. Otherwise, the failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same. Except for waivers made in writing pursuant to the first sentence of this Section 8.2, or by failure to give notice pursuant to the second sentence of this Section 8.2, no waiver by any Party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such Party's obligations hereunder shall release or affect any liability resulting from such breach. No waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                                   ARTICLE IX

                                     CLOSING

9.1 LOCATION; DATE. The closing of the Transaction (the "Closing") shall take place at the offices of Target Counsel's in Boca Raton, Florida at 10:00 a.m. (local time in New York) on the third business day that all closing conditions have been satisfied or waived by each of the Parties hereto but in no event later than February 28, 2005, or at such other time and place as may be mutually agreed to by the Parties; provided, however, that in no event shall the Closing take place earlier than the date of (and not later than the date which is ten
(10) days following) the approval of the Transaction by the Purchaser's shareholders. The date of the Closing is referred to in this Agreement as the "Closing Date."

9.2 ITEMS TO BE DELIVERED TO PURCHASER. At, or prior to, the Closing, Target will deliver or cause to be delivered to Purchaser:

         (a) the Certificate of Merger required by Section 2.2 hereof;

         (b) the certificate required by Section 6.4 hereof;

         (c) certified copies of all corporate actions required by Section 6.7 hereof; and

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         (d) the affiliate letters contemplated by Section 5.1(g) hereof and the security holder letters required by Section 5.1(h) hereof.

         (e) such other certified resolutions, documents and certificates as are required to be delivered to Purchaser pursuant to the provisions of this Agreement or which otherwise confirm that all of the conditions precedent to the obligation of Purchaser to close have been satisfied.

9.3 ITEMS TO BE DELIVERED TO TARGET. At, or prior to, the Closing, Purchaser will deliver or cause to be delivered to Target:

         (a) the Certificate of Merger required by Section 2.2 hereof;

         (b) the certificate required by Section 7.3 hereof;

         (c) certified copies of all corporate action required by Section 7.7 hereof; and

         (d) such other certified resolutions, documents and certificates as are required to be delivered to Target pursuant to the provisions of this Agreement or which otherwise confirm that all of the conditions precedent to the obligation of Target to close have been satisfied.

                                    ARTICLE X

                              POST-CLOSING MATTERS

10.1 FURTHER ASSURANCES. On and after the Closing Date, the Parties shall take all such further actions and execute and deliver all such further instruments and documents as may be necessary or appropriate to carry out the Transaction.

10.2 [Intentionally Deleted.]

10.3 CONTINUATION OF TARGET'S BUSINESS DEVELOPMENT. As an inducement to Purchaser to acquire Target, Target has represented that it shall, and Target shall, develop and continue its business development, as a wholly owned subsidiary of Purchaser, unless otherwise determined by the Board of Directors of Purchaser in accordance with the Board of Directors' fiduciary duties to the shareholders of Purchaser.

10.4 VACANCIES ON PURCHASER'S BOARD OF DIRECTORS. Immediately after the Effective Time, the vacancies on Purchaser's board of directors created by the Resigned Purchaser Directors and the expansion of the Purchaser's board of directors as set forth in Section 7.8 hereof shall be filled by those individuals nominated by the Target forth on Schedule 10.4 attached hereto and the individuals set forth on Schedule 10.4 attached hereof shall be selected officers of Purchaser.

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

                                   ARTICLE XI

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

11.1 SURVIVAL. The parties agree that their respective representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years, except that the representations and warranties set forth in Sections 3.1 through 3.4, 3.28 (with respect to the foregoing Article III representations and warranties) and 4.1 through 4.4 and 4.25 (with respect to the foregoing Article IV representations and warranties) shall continue for an indefinite duration, subject to applicable statutes of limitation.

11.2 INDEMNIFICATION.

         11.2.1 GENERAL INDEMNIFICATION OBLIGATION OF TARGET. From and after the Closing, Target will reimburse, indemnify and hold harmless Purchaser, its current and former directors, officers, employees and/or agents (collectively the "Purchaser Indemnified Parties") against and in respect of:

         (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Purchaser Indemnified Party that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Target under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto; and

         (b) any and all Actions, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 11.2.1.

         11.2.2 GENERAL INDEMNIFICATION OBLIGATION OF PURCHASER. From and after the Closing, Purchaser will reimburse, indemnify and hold harmless Target, its current and former directors, officers, employees and/or agents (collectively the "Target Indemnified Parties") against and in respect of:

         (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Target Indemnified Party that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Target pursuant hereto; and

         (b) any and all Actions, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 11.2.2.

         11.2.3 METHOD OF ASSERTING CLAIMS, ETC.

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

         (a) In the event that any claim or demand for which Target would be liable to any Purchaser Indemnified Party(ies) hereunder is asserted against or sought to be collected from any such Purchaser Indemnified Parties by a third party, the Purchaser Indemnified Party(ies) shall notify Target of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Target shall thereupon, at its sole cost and expense, defend the Purchaser Indemnified Party(ies) against such claim or demand with counsel reasonably satisfactory to the Purchaser Indemnified Party(ies).

         (b) Target shall not, without the prior written consent of the Purchaser Indemnified Party(ies), consent to the entry of any judgment against the Purchaser Indemnified Party(ies) or enter into any settlement or compromise which does not include, as an unconditional term thereof (i.e., there being no requirement that the Purchaser Indemnified Party(ies) pay any amount of money or give any other consideration), the giving by the claimant or plaintiff to the Purchaser Indemnified Party(ies) of a release, in form and substance satisfactory to the Purchaser Indemnified Party(ies), from all liability in respect of such claim or litigation. If the Purchaser Indemnified Party(ies) desire to participate in, but not control, any such defense or settlement, it or they may do so at its or their sole cost and expense. If, in the reasonable opinion of the Purchaser Indemnified Party(ies), any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a Material Adverse Effect on the business, operations, assets, properties or prospects of the Purchaser Indemnified Party(ies) or its affiliates, then the Purchaser Indemnified Party(ies) shall have the right to control the defense or settlement of any such claim or demand and its costs and expenses shall be included as part of the indemnification obligation of Target hereunder; provided, however, that the Purchaser Indemnified Party(ies) shall not settle any such claim or demand without the prior written consent of Target, which consent shall not be unreasonably withheld or delayed. If the Purchaser Indemnified Party(ies) should elect to exercise such right, Target shall have the right to participate in, but not control, the defense or settlement of such claim or demand at its sole cost and expense.

         (c) Notwithstanding anything hereinabove to the contrary, the Purchaser Indemnified Party(ies) shall have the right to employ separate counsel (including local counsel), and Target shall bear the reasonable fees, costs and expenses of one (1) such separate counsel (and local counsel) if (i) the use of counsel chosen by Target to represent the Purchaser Indemnified Party(ies) would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Purchaser Indemnified Party(ies) and Target, and Target on the one hand, and the Purchaser Indemnified Party(ies) on the other hand, shall have reasonably concluded that there may be legal defenses available to the Purchaser Indemnified Party(ies) which are different from or additional to those available to Target, (iii) Target shall not have employed counsel reasonably satisfactory to the Purchaser Indemnified Party(ies) to represent the Purchaser Indemnified Party(ies) within a reasonable time after notice of the institution of such Action or (iv) Target shall authorize the Purchaser Indemnified Party(ies) to employ one (1) separate counsel at the expense of Target.

         (d) In the event the Purchaser Indemnified Party(ies) should have a claim against Target hereunder that does not involve a claim or demand being asserted against or sought to be

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

collected from it by a third party, the Purchaser Indemnified Party(ies) shall send a Claim Notice with respect to such claim to Target. If Target disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 11.3 hereof; if Target does not notify the Purchaser Indemnified Party(ies), within twenty (20) days from receipt of notice of such a claim, that it disputes such claim or demand, the amount of such claim or demand shall be conclusively deemed a liability of Target hereunder.

         (e) All claims for indemnification by any Target Indemnified Party(ies) under this Agreement shall be asserted and resolved under the procedures set forth hereinabove by substituting in the appropriate place "Target" for "Purchaser" and "Target Indemnified Party(ies)" for "Purchaser Indemnified Party(ies)."

11.3 ARBITRATION.

         (a) All disputes under this Agreement shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any Party hereto giving written notice to each other Party to a dispute of its demand for arbitration, which demand shall set forth the name and address of its arbitrator. Within twenty
(20) days of such notice, the other Party shall select its arbitrator and so notify the demanding Party. Within twenty (20) days thereafter, the two arbitrators so selected shall select the third arbitrator. In default of either side naming its arbitrator as aforesaid or in default of the selection of the third arbitrator as aforesaid, the American Arbitration Association shall designate such arbitrator upon the application of either party. The parties agree that the exclusive jurisdiction for any dispute shall be in Los Angeles, California or such other location as agreed by the Parties.. The dispute shall be heard by the arbitrators within thirty (30) days after selection of the third arbitrator. The decision of the arbitrators shall be rendered within thirty (30) days after the hearing. Each Party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if, in the opinion of the majority of the arbitrators, any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other Party (including reasonable attorneys= fees) and of the arbitrators against the Party raising such unreasonable claim, defense or objection.

         (b) To the extent that arbitration may not be legally permitted hereunder or contractually permitted under any insurance policy providing coverage, and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil Action in a court of appropriate jurisdiction to resolve disputes hereunder.

         (c) The decision of a majority of the arbitrators shall be final, binding and conclusive, shall be specifically enforceable, and judgment may be entered upon it in accordance with applicable law in the appropriate court in the States of Florida, California and Maryland with no right of appeal therefrom.

11.4 EXCLUSIVE REMEDY

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

         If the merger contemplated hereby is consummated, this Article XI shall be the exclusive remedy for a breach of representations and warranties contained in Article III and IV or, except as provided in Sections 5.1(k) or 5.1(m), a breach or default under any of the covenants contained in Article V.

                                   ARTICLE XII

                             [INTENTIONALLY OMITTED]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

13.1 EXPENSES. Except as provided in Section 5.1(l) hereof and this Section 13.1, each of the Parties shall bear its own expenses in connection herewith except that if Purchaser shall not have sufficient funds to pay for all expenses related to this acquisition, Target will pay all of Purchaser's expenses as provided in Section 5.1(l) and this Section 13.1. The Parties acknowledge and agree that, if any Party (the "Breaching Party") either fails to consummate the Transaction notwithstanding that all conditions to such Party's obligation to close are fulfilled, or otherwise breaches this Agreement prior to Closing which breach causes any of the non-Breaching Party's conditions to closing set forth in Article VI or Article VII, as the case may be, not to be fulfilled, and the Closing does not occur because the non-Breaching Party terminates this Agreement as a result thereof pursuant to Section 8.1(b) or 8.1(c), as the case may be, as liquidated damages and as the sole and exclusive remedy of the non-Breaching Party the Breaching Party shall reimburse each non-Breaching Party for all out-of-pocket expenses incurred directly in connection with the negotiation, execution and performance of this Agreement, including, without limitation, fees and expenses payable to attorneys and, accountants. Fees and expenses of consultants, advisors and investment bankers shall not be reimbursable. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not be required to repay or reimburse Target for any funds advanced pursuant to
Section 5.1(l) hereof unless and only in the event that Purchaser breaches this Agreement prior to Closing which breach causes Target's conditions to Closing to not occur and Target terminates this Agreement as a result thereof pursuant to
Section 8.1(c).

13.2 CONFIDENTIAL INFORMATION. All information that a disclosing party furnishes in connection with the Transaction (the "Information") will be kept confidential, will be used solely in connection with the Transaction and will not, without prior written consent of the disclosing party, be used or disclosed, directly or indirectly, in any manner whatsoever, in whole or in part.

         Notwithstanding anything hereinabove to the contrary, the obligations imposed upon the parties herein shall not apply to Information:

         (a) which is publicly available prior to the date hereof; or

         (b) which hereafter becomes available to the public through no wrongful act of the receiving party; or

         (c) which was in the possession of the receiving party prior to the commencement of negotiations between the parties with regard to the Transaction and not subject to an existing agreement of confidence between the parties; or

         (d) which is received from a third party without restriction, not in violation of an agreement of confidence and without breach of this Agreement; or

         (e) which is independently developed by the receiving party; or

         (f) which is disclosed pursuant to a requirement or request of a government agency, arbitrator or court, or pursuant to a requirement under applicable laws, rules or regulations.

         Upon the request of a disclosing party made at any time following any termination of this Agreement in accordance with the terms hereof, the receiving party will redeliver to the disclosing party any and all written Information furnished to the receiving party and will not retain any copies thereof.

13.3 EQUITABLE RELIEF. The parties agree that the remedy at law for any breach or threatened breach of the provisions of Section 13.2 will be inadequate and the aggrieved party shall be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited thereunder.

13.4 PUBLICITY. Neither Purchaser nor Target will issue any report, statement, release or other public announcement pertaining to the matters contemplated by this Agreement without the prior written consent of the other unless required by law, rule or regulation.

13.5 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits attached hereto, which are a part hereof, constitutes the entire agreement of the Parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement and in the financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the Parties and upon which the Parties have relied, shall not be deemed waived or otherwise affected by any investigation made by any party hereto and, except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

13.6 NOTICES. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes when in writing and hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail, nationally recognized overnight courier or telecopier as follows:

         If to Purchaser, at:

         Certron Corporation
         1545 Sawtelle Blvd.
         Suite 12
         Los Angeles, CA 90025
         Attention: Chief Executive Officer
         Telecopier Number: (310) 914-0310

         With a copy to:
         Reed Smith LLP
         1901 Avenue of the Stars
         Suite 700
         Los Angeles, California 90067
         Attention: Irwin G. Barnet, Esq.
         Telecopier Number: (310) 734-5299

         If to Target at:

         20 Firstfield Road
         Suite 190A
         Gaithersburg, Maryland 20874
         Attention: Chief Executive Officer
         Telecopier Number: 240-465-8877

         With a copy to:

         Newman, Pollock & Klein
         2600 North Military Trail
         Suite 270
         Boca Raton, Florida  33431
         Attention: Jeffrey Klein, Esq.
         Telecopier Number (561) 241-4943

or at such other address as any party may specify by notice given to the other party in accordance with this Section 13.6.

13.7 CHOICE OF LAW; SEVERABILITY. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Maryland, excluding choice-of-law principles thereof. In the event any clause, section or part of this Agreement shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Agreement which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

13.8 SUCCESSORS AND ASSIGNS; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither Target nor Purchaser may assign any of its respective rights or delegate any of its respective duties under this Agreement without the prior written consent of the other. Except as provided in Sections 5.1(k), 5.1(m) and 11.2 hereof, nothing contained in this Agreement, express or implied, is intended to confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

13.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

13.10 FACSIMILE SIGNATURES. Signatures hereon which are transmitted via facsimile shall be deemed original signatures.

13.11 REPRESENTATION BY COUNSEL; INTERPRETATION. Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the Transaction. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by each Party. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

13.12 HEADINGS; GENDER. The headings, captions and/or use of a particular gender or neuter under sections of this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

                                   ARTICLE XIV

                                   DEFINITIONS

14.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

         "ACQUISITION SUB" shall have the meaning ascribed to it in the heading of this Agreement.

         "ACQUISITION SUB COMMON STOCK" shall have the meaning ascribed to it in
Section 2.3(f) hereof.

         "ACTION" shall mean any action, claim, suit, demand, litigation, governmental or other proceeding, labor dispute, arbitral action, governmental audit, inquiry, investigation, criminal prosecution, investigation or unfair labor practice charge or complaint.

         "AGREEMENT" shall mean this Agreement and Plan of Merger dated as of November __, 2004, among Purchaser, Acquisition Sub, and Target.

         "ASSETS" shall have the meaning ascribed to it in Section 3.10.1(a) hereof.

         "BODY" shall mean a federal, state, local, and foreign governmental body, political subdivision of such foreign governmental body, or other regulatory body.

         "BOOKS AND RECORDS" shall mean all books, ledgers, files, reports, plans, drawings, records and lists, including, without limitation, all computer programs and other software, of every kind relating to an entity's business, operations, assets, liabilities, personnel, customers and suppliers.

         "BREACHING PARTY" shall have the meaning ascribed to it in Section 13.1 hereof.

         "BUSINESS" shall have the meaning ascribed to it in the Recitals of this Agreement.

         "CERTIFICATE OF MERGER" shall have the meaning ascribed to it in
Section 2.2 hereof.

         "CLAIM NOTICE" shall have the meaning ascribed to it in Section 11.2.3(a) hereof.

         "CLOSING" shall have the meaning ascribed to it in Section 9.1 hereof.

         "CLOSING DATE" shall have the meaning ascribed to it in Section 9.1 hereof.

         "CONTRACT" shall mean any agreement, contract, note, lease, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, course of dealing or practice, understanding or arrangement, whether written or oral, to which a particular Person is a party or is otherwise bound.

         "COPYRIGHTS" shall mean registered copyrights, copyright applications and unregistered copyrights.

         "DEFAULT" shall mean any breach, default and/or other violation, and/or the occurrence of any event that with or without the passage of time or the giving of notice or both would constitute a breach, default or other violation, under, or give any Person the right to accelerate, terminate or renegotiate, any Contract.

         "DERIVATIVE SECURITIES" shall mean warrants, options, rights, shares of capital stock, evidences of indebtedness, or other securities, which are convertible, exercisable or exchangeable into shares of common stock.

         "EFFECTIVE TIME" shall have the meaning ascribed to it in Section 2.2 hereof.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "INFORMATION" shall have the meaning ascribed to it in Section 13.2 hereof.

         "INVESTMENT REPRESENTATION LETTERS" shall mean the investment representation letters in, or substantially in, the forms attached to this Agreement as Exhibits 5.1(k)(a) and 5.1(k)(b).

         "LIABILITY" shall mean any direct or indirect liability, obligation, indebtedness, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise except that any obligation to pay for Dissenting Shares shall not be deemed a liability for any purpose.

         "LIEN" shall mean any claim, lien, pledge, option, charge, restriction, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "MARYLAND STATUTE" shall have the meaning ascribed to it in the Recitals of this Agreement.

         "MATERIAL ADVERSE CHANGE" shall mean a change that creates a Material Adverse Effect.

         "MATERIAL ADVERSE EFFECT" shall mean in the case of the Target any material adverse effect on the business, properties, operations, assets, liabilities, condition (financial or otherwise), or prospects of Target or in the case of Purchaser, any material adverse effect on the liabilities or condition (financial or otherwise) of Purchaser but shall not include continuing loses incurred by Purchaser.

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean pollutants, contaminants, hazardous or noxious or toxic materials or wastes.

         "MERGER" shall have the meaning ascribed to it in the Recitals of this Agreement.

         "OTHER INTELLECTUAL PROPERTY" shall have the meaning ascribed to it in
Section 3.10.2 hereof.

         "PARTY" and "PARTIES" shall have the meanings ascribed to them in the heading of this Agreement.

         "PATENTS" shall mean all patents, patent applications, registered designs and registered design applications.

         "PERMITS" shall mean all licenses, permits, franchises, approvals, authorizations, consents, decrees or orders of, or filings with, any and all Bodies.

         "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an unincorporated organization, any other business organization and a government or other department or agency thereof.

         "PROPRIETARY RIGHTS" shall mean Copyrights, Patents, Trademarks, other technology rights and licenses, computer software (including, without limitation, any source or object codes thereof or documentation relating thereto), trade secrets, franchises, inventions, designs, specifications, plans, drawings, data bases, know-how, domain names, world wide web addresses and other intellectual property rights used or under development.

         "PURCHASER" shall have the meaning ascribed to it in the heading of this Agreement.

         "PURCHASER BALANCE SHEET" shall mean the balance sheet of Purchaser as of the Purchaser Balance Sheet Date which is included as part of the Purchaser Financial Statements.

         "PURCHASER BALANCE SHEET DATE" shall mean July 31, 2004

         "PURCHASER COMMON STOCK" shall have the meaning ascribed to it in
Section 2.3(a) hereof.

         "PURCHASER FINANCIAL STATEMENTS" shall mean the financial statements of Purchaser as of the Purchaser Balance Sheet Date and for the year ended October 31, 2003, and as of and for the nine months ended July 31, 2004 consistent with those presented in the SEC Reports.

         "PURCHASER INDEMNIFIED PARTIES" shall have the meaning ascribed to it in Section 11.2.1. hereof.

         "PURCHASER LISTED AGREEMENTS" shall have the meaning ascribed to it in
Section 4.14 hereof.

         "RESIGNED PURCHASER DIRECTORS" shall have the meaning ascribed to it in
Section 5.2(f) hereof.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC REPORTS" shall have the meaning ascribed to it in Section 4.24 hereof.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SURVIVING CORPORATION" shall have the meaning ascribed to it in
Section 2.1(a) hereof.

         "TARGET" shall have the meaning ascribed to it in the heading of this Agreement.

         "TARGET BALANCE SHEET" shall mean the balance sheet of Target as of the Target Balance Sheet Date which is included as part of the Target Financial Statements.

         "TARGET BALANCE SHEET DATE" shall mean December 31, 2003.

         "TARGET COMMON STOCK" shall have the meaning ascribed to it in Section 2.3(a) hereof.

         "TARGET FINANCIAL STATEMENTS" shall mean the financial statements of Target as of the

Target Balance Sheet Date and for the year ended December 31, 2003 and as of and for the six months ended June 30, 2004..

         "TARGET INDEMNIFIED PARTIES" shall have the meaning ascribed to it in
Section 11.2.2 hereof.

         "TARGET LISTED AGREEMENTS" shall have the meaning ascribed to it in
Section 3.14 hereof.

         "TRADEMARKS" shall have the meaning ascribed to it in Section 3.10.2.

         "TRANSACTION" shall mean the Merger, the manner of the conversion and exchange of the Target Common Stock and Acquisition Sub Common Stock pursuant to the Merger, and all other transactions contemplated by the Agreement.

         WITNESS the execution and delivery of this Agreement on the date first above written.

                                        CERTRON CORPORATION

                                        By: /s/ MARSHALL KASS
                                            ------------------------------------
                                           Name:  Marshall Kass
                                           Title: Chairman of the Board and CEO

                                        CERTRON ACQUISITION CORP.

                                        By: /s/ MARSHALL KASS
                                            ------------------------------------
                                           Name:  Marshall Kass
                                           Title: President

                                        CYBRDI, INC.

                                        By: /s/ YANBIAO BAI
                                            ------------------------------------
                                           Name: Yanbiao Bai
                                           Title: Board Chairman

                                                                       EXHIBIT B

         UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF CYBRDI

The accompanying unaudited pro forma consolidated financial statements of Cybrdi Inc. ("Cybrdi") have been prepared by management to give effect to the proposed acquisition by Certron Corporation ("Certron") of the outstanding capital stock of Cybrdi in exchange for shares of common stock of Certron that would aggregate approximately 93.8% of the Certron common shares outstanding after the transaction

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction. The acquisition was accounted for as a reverse acquisition as the former stockholders of Cybrdi will control the voting common shares of Certron immediately after the acquisition. Such financial information has been prepared from, should be read in conjunction with the following financial statements:

      (a) the unaudited financial statements of Cybrdi as of September 30, 2004 included in this proxy,

      (b) the audited financial statements of Cybrdi as of December 31, 2003 included in this proxy,

      (c) the unaudited financial statements of Certron as of July 31, 2004 included in Certron's quarterly report on Form 10-Q filed with SEC on August 20, 2004, and

      (d) the audited financial statements of Certron as of October 31, 2003 included in Certron's annual report on Form 10-K/A filed with SEC on February 23, 2004.

The pro forma consolidated financial statements are not intended to reflect the actual results of operations or the financial position of Cybrdi, which would have actually resulted had the acquisition and related pro forma adjustments been effected on the date indicated. Further, the pro forma consolidated financial statements are not necessarily indicative of the results of operations or the financial position that may be obtained in the future.

                                  Cybrdi, Inc.
                         (formerly Certron Corporation)
                        Unaudited Pro Forma Balance Sheet
                                 ($ in thousand)

                                               Cybrdi, Inc.    Certron Corp                     Pro-forma
                                                 9/30/2004       7/31/2004     Adjustments       Balance
                                               ------------    ------------    -----------      ---------
ASSETS
CURRENT ASSETS
      Cash and cash equivalents                $      2,975    $        283    $     1,000(a)   $   4,258
      Accounts receivable                               262               6                           268
      Inventories                                       270                                           270
      Other receivables and prepaid expenses             14              11                            25
                                               ------------    ------------    -----------      ---------
TOTAL CURRENT ASSETS                                  3,520             300          1,000          4,820

PROPERTY, PLANT AND EQUIPMENT, NET                      617                                           617
DEFERRED PRIVATE PLACEMENT COSTS                        444                                           444
INTANGIBLE ASSETS                                       664                                           664
DEFERRED TAX ASSETS                                      40                                            40
                                               ------------    ------------    -----------      ---------

TOTAL ASSETS                                   $      5,284    $        300    $     1,000      $   6,584
                                               ============    ============    ===========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                         $          1    $         --    $        --      $       1
      Other payables and accrued expenses                51             130                           181
      Customer deposits                                   7                                             7
      Amount due to shareholders                        560                                           560
      Deferred revenue                                   --                                            --
                                               ------------    ------------    -----------      ---------
TOTAL CURRENT LIABILITITES                              619             130                           749

MINORITY INTERESTS                                      990              --                           990
                                               ------------    ------------    -----------      ---------

TOTAL LIABILITIES                                     1,609             130                         1,739
                                               ------------    ------------    -----------      ---------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
      Common Stock                                    2,462           3,128            559(a)
                                                                                    41,179(b)      47,328
      Additional paid-in capital                        614           1,824            441(a)
                                                                                   (45,911)(b)    (43,032)
      Reserve funds                                     118             118
      Accumulated profit/(deficit)                      480          (4,782)         4,782(b)
                                                                                       (50)(c)        430
      Accumulated other comprehensive income              0                                             0
                                               ------------    ------------    -----------      ---------
TOTAL SHAREHOLDERS' EQUITY                            3,675             170          1,000          4,845
                                               ------------    ------------    -----------      ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $      5,284    $        300    $     1,000      $   6,584
                                               ============    ============    ===========      =========

                         (formerly Certron Corporation)
                   Unaudited Pro Forma Statement of Operations
           ($ in thousand, except for share and per share information)

                                               Cybrdi, Inc.    Certron Corp
                                               For the nine    For the nine
                                               Months ended    months ended                     Pro-forma
                                                9/30/2004       7/31/2004      Adjustments       Balance
                                               ------------    ------------    -----------      ---------
REVENUE                                               1,127              51                         1,178
COST OF GOODS SOLD                                       97              --                            97
                                               ------------    ------------    -----------      ---------
GROSS PROFIT                                          1,030              51                         1,081

OPERATING EXPENSES:
Selling, general & administrative                       428             411             50(c)         889
                                               ------------    ------------    -----------      ---------
Total operating expenses                                428             411             50            889
                                               ------------    ------------    -----------      ---------

INCOME/(LOSS) FROM OPERATIONS                           601            (360)           (50)           191

OTHER INCOME
Interest income                                          11               2                            13
Other income, net                                        85              36                           121
                                               ------------    ------------    -----------      ---------
Total other income                                       96              38                           134
                                               ------------    ------------    -----------      ---------

INCOME BEFORE INCOME TAXES                              697            (322)           (50)           325

INCOME TAXES                                             --              --                            --
                                               ------------    ------------    -----------      ---------

INCOME BEFORE MINORITY INTEREST                         697            (322)           (50)           325

MINORITY INTEREST                                       116              --                           116
                                               ------------    ------------    -----------      ---------

NET INCOME/(LOSS)                                       581            (322)           (50)           209
                                               ============    ============    ===========      =========

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain/(loss)                  0              --                             0
                                               ------------    ------------    -----------      ---------

COMPREHENSIVE INCOME/(LOSS)                             581            (322)           (50)           209
                                               ============    ============    ===========      =========

EARNINGS PER SHARE                             $       0.02    $      (0.10)                    $    0.00

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                        24,619,355       3,128,000                    47,328,263

                                  Cybrdi, Inc.
                         (formerly Certron Corporation)
                   Unaudited Pro Forma Statement of Operations
           ($ in thousand, except for share and per share information)

                                                Cybrdi, Inc.     Certron Corp
                                              For the twelve    For the twelve
                                               Months ended      months ended                    Pro-forma
                                                12/31/2003        10/31/2004      Adjustments    Balance
                                              --------------    --------------    -----------    ---------
REVENUE                                                1,227               300                       1,527
COST OF GOODS SOLD                                       297               523                         820
                                              --------------    --------------    -----------    ---------
GROSS PROFIT                                             931              (223)                        708

OPERATING EXPENSES:
Selling, general & administrative                        615               621             50(c)     1,286
                                              --------------    --------------    -----------    ---------
Total operating expenses                                 615               621             50        1,286
                                              --------------    --------------    -----------    ---------

INCOME/(LOSS) FROM OPERATIONS                            315              (844)           (50)        (579)

OTHER INCOME
Interest income                                            7                 8                          15
Other income, net                                         37               173                         210
                                              --------------    --------------    -----------    ---------
Total other income                                        44               181                         225
                                              --------------    --------------    -----------    ---------

INCOME BEFORE INCOME TAXES                               359              (663)           (50)        (354)

INCOME TAXES                                             (40)                1                         (39)
                                              --------------    --------------    -----------    ---------

INCOME BEFORE MINORITY INTEREST                          399              (664)           (50)        (315)

MINORITY INTEREST                                        139                --                         139
                                              --------------    --------------    -----------    ---------

NET INCOME/(LOSS)                                        260              (664)           (50)        (454)
                                              ==============    ==============    ===========    =========

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain/(loss)                   0                --                           0
                                              --------------    --------------    -----------    ---------

COMPREHENSIVE INCOME/(LOSS)                              261              (664)           (50)        (453)
                                              ==============    ==============    ===========    =========

EARNINGS PER SHARE                            $         0.01    $        (0.21)                  $   (0.01)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                         24,619,355         3,128,000                  47,328,263

Note a

To reflect a private placement and the issuance of 5,590,640 Cybrdi Inc. $0.1 par value common stock for cash totaling $1,000,000 in October 2004.

Note b

To reflect the issuance of 41,179,263 shares in conjunction with the acquisition and elimination of accumulated deficit of Certron.

Note c

To reflect an additional $50,000 in accounting and legal expenses related to the proxy statement and shareholder meeting.

AUDITED FINANCIAL STATEMENT

You are urged to review the audited financial statements of Cybrdi, Inc. contained in Exhibit C before making any decision with respect to the proposals to be voted upon at this Special Meeting of shareholders.

                                                                       EXHIBIT C

CONSOLIDATED AUDITED FINANCIAL STATEMENTS OF CERTRON

               REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Board of Directors
Certron Corporation

We have audited the accompanying balance sheet of Certron Corporation as of October 31, 2003, and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the year then ended. In connection with our audit of the financial statements, we have also audited the accompanying schedule of valuation and qualifying accounts. These financial statements and financial schedule are the responsibility of Certron Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Certron Corporation as of October 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United State of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company disposed of its assembly operations and has suffered recurring losses from operations at October 31, 2003. These matters raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ Hurley & Company

Granada Hills, CA
February 12, 2004

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Certron Corporation
Los Angeles, California

We have audited the accompanying balance sheet of Certron Corporation as of October 31, 2002 and the related statements of operations and comprehensive income, stockholders' equity, and cash flows for the years ended October 31, 2002 and 2001. In connection with our audit of the financial statements, we have also audited the accompanying financial statement schedule. These financial statements and financial schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Certron Corporation as of October 31, 2002, and the results of its operations and its cash flows for the years ended October 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

s/BECKMAN, KIRKLAND & WHITNEY

Agoura Hills, California
January 3, 2003

                       CERTRON CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                                     OCTOBER 31,
                                                                             --------------------------
                                                                                 2003           2002
                                                                             -----------    -----------
    ASSETS
CURRENT ASSETS:
    Cash and cash equivalents, Note 1                                        $   432,000    $   642,000
    Accounts receivable, less allowance for doubtful accounts of
    $15,000 in 2003 and $7,000 in 2002                                            25,000         73,000
    Inventories:
       Finished products, less allowance for obsolescence of $177,000
       in 2003 and $8,000 in 2002                                                     --        252,000
    Prepaid expenses                                                              48,000         49,000
    Other current assets                                                              --         33,000
                                                                             -----------    -----------
              Total current assets                                               505,000      1,049,000
                                                                             -----------    -----------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS, AT COST:
    Machinery and equipment                                                       17,000         55,000
    Dies and molds                                                                    --        314,000
    Furniture, fixtures and leasehold improvements                               142,000        152,000
                                                                             -----------    -----------
                                                                                 159,000        521,000
       Less accumulated depreciation and amortization                           (159,000)      (500,000)
                                                                             -----------    -----------
           Net Equipment and Leasehold Improvements                                   --         21,000
                                                                             -----------    -----------
MARKETABLE SECURITIES                                                             58,000        119,000
OTHER ASSETS                                                                          --         14,000
                                                                             -----------    -----------
       Total Assets                                                          $   563,000    $ 1,203,000
                                                                             -----------    -----------
    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accrued advertising                                                      $        --    $    13,000
    Accrued professional fees                                                     49,000         32,000
    Accrued payroll and related items                                             27,000         26,000
    Other accrued expenses                                                        72,000         67,000
                                                                             -----------    -----------
       Total current liabilities                                                 148,000        138,000
                                                                             -----------    -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
    Preferred Stock, $1.00 par value, authorized 500,000 shares, no shares issued and outstanding Common stock, no par value; stated value $1 per share; authorized 10,000,000 shares; issued and
    outstanding, 3,128,000 shares (2002 and 2001)                              3,128,000      3,128,000
    Additional paid-in capital                                                 1,824,000      1,824,000
    Net unrealized loss on marketable equity securities                          (77,000)       (91,000)
    Accumulated deficit                                                       (4,460,000)    (3,796,000)
                                                                             -----------    -----------
           Total Stockholders' Equity                                            415,000      1,065,000
                                                                             -----------    -----------
           Total Liabilities and Stockholders' Equity                        $   563,000    $ 1,203,000
                                                                             -----------    -----------

The accompanying notes are an integral part of these financial statements.

                       CERTRON CORPORATION AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                                                          YEAR ENDED OCTOBER 31,
                                                 -----------------------------------------
                                                     2003           2002           2001
                                                 -----------    -----------    -----------
NET SALES                                        $   300,000    $   750,000    $ 1,475,000
COST OF PRODUCTS SOLD                                353,000        672,000      1,131,000
                                                 -----------    -----------    -----------
GROSS PROFIT                                         (53,000)        78,000        344,000
                                                 -----------    -----------    -----------
COSTS AND EXPENSES:
     Inventory holding loss(Note 4)                  170,000        258,000         29,000
     Selling, general and administrative             600,000        766,000        799,000
     Depreciation and amortization                    21,000         17,000         44,000
                                                 -----------    -----------    -----------
                                                     791,000      1,041,000        872,000
                                                 -----------    -----------    -----------
OPERATING LOSS                                      (844,000)      (963,000)      (528,000)
OTHER INCOME
     Realized gain on marketable equity
     securities and other assets                      12,000             --          5,000
     Interest Income (net)                             8,000         19,000         73,000
     Other Income (Note 7)                           161,000             --             --
                                                 -----------    -----------    -----------
LOSS FROM CONTINUING OPERATIONS, BEFORE TAX         (663,000)      (944,000)      (450,000)
PROVISIONS FOR TAXES                                   1,000          1,000          1,000
                                                 -----------    -----------    -----------
LOSS FROM CONTINUING OPERATIONS                     (664,000)      (945,000)      (451,000)
DISCONTINUED OPERATIONS
     Loss from discontinued operations, net of
     tax                                                  --             --        (10,000)
     Loss on disposal of discontinued
     operations, net of tax                               --             --        (20,000)
                                                 -----------    -----------    -----------
NET LOSS                                         ($  664,000)   ($  945,000)   ($  481,000)
                                                 -----------    -----------    -----------
NET LOSS PER SHARE
     Continuing operations                       ($     0.21)   ($     0.30)   ($     0.14)
     Discontinued operations, net of tax                  --             --          (0.01)
                                                 -----------    -----------    -----------
     Net loss per share                          ($     0.21)   ($     0.30)   ($     0.15)
                                                 -----------    -----------    -----------
Weighted average common shares outstanding         3,128,000      3,128,000      3,128,000
                                                 -----------    -----------    -----------
COMPREHENSIVE LOSS
     Unrealized (loss)/gain on marketable
     equity securities                           $    14,000    ($    4,000)   ($   55,000)
     Net loss                                       (664,000)      (945,000)      (481,000)
                                                 -----------    -----------    -----------
                                                 $  (650,000)   $  (949,000)   $  (536,000)

The accompanying notes are an integral part of these Financial Statements.

                       CERTRON CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                      NET
                                                                    UNREALIZED
                                                                     (LOSS)
                                                                     GAIN ON
                             COMMON STOCK           ADDITIONAL      MARKETABLE
                      --------------------------      PAID-IN         EQUITY      ACCUMULATED
                        SHARES          AMOUNT        CAPITAL       SECURITIES      DEFICIT         TOTAL
                      -----------    -----------    -----------    -----------    -----------    -----------
BALANCE
   October 31, 2000     3,128,000    $ 3,128,000    $ 1,824,000    ($   32,000)   ($2,370,000)   $ 2,550,000
   Unrealized Loss
   on Marketable
   Securities                                                          (55,000)                      (55,000)
   Net Loss                                                                          (481,000)      (481,000)
                      -----------    -----------    -----------    -----------    -----------    -----------
BALANCE
   October 31, 2001     3,128,000    $ 3,128,000    $ 1,824,000    ($   87,000)   ($2,851,000)   $ 2,014,000
   Unrealized Loss
   on Marketable
   Securities                                                           (4,000)                       (4,000)
   Net Loss                                                                          (945,000)      (945,000)
                      -----------    -----------    -----------    -----------    -----------    -----------
BALANCE
   October 31, 2002     3,128,000    $ 3,128,000    $ 1,824,000    ($   91,000)   ($3,796,000)   $ 1,065,000
   Unrealized Loss
   on Marketable
   Securities                                                      $    14,000                   ($   14,000)
Net Loss                                                                             (664,000)      (664,000)
                      -----------    -----------    -----------    -----------    -----------    -----------
BALANCE
   October 31, 2003     3,128,000    $ 3,128,000    $ 1,824,000    ($   77,000)   ($4,460,000)   $   415,000

The accompanying notes are an integral part of these Financial Statements.

                       CERTRON CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             YEAR ENDED OCTOBER 31,
                                                                   -----------------------------------------
                                                                       2003           2002           2001
                                                                   -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                           ($  664,000)   ($  945,000)   ($  481,000)
Adjustments to reconcile net (loss) income to net cash (used
in) provided by operating activities:
    Depreciation and amortization                                       22,000         17,000         64,000
    Loss from discontinued operations, net                                  --             --         10,000
    Loss on disposal of discontinued operations, net                        --             --         20,000
    Decrease (Increase) in net assets of discontinued operations            --         12,000        (17,000)
    Changes in operating assets and liabilities:
          Decrease(Increase)in notes receivable                             --         99,000        (99,000)
       Decrease(Increase) in trade accounts receivable                  48,000         56,000        175,000
       Decrease in inventories                                         252,000        401,000        138,000
       Decrease (Increase) in prepaid expenses                           1,000         16,000        (30,000)
       Decrease (Increase) in other assets                              47,000        (11,000)        45,000
       (Decrease) Increase in current liabilities                       10,000        (68,000)      (328,000)
                                                                   -----------    -----------    -----------
Net cash used in continuing operations                                (284,000)      (423,000)      (503,000)
Net cash used in discontinued operations                                    --             --        (13,000)
                                                                   -----------    -----------    -----------
Net cash used in operating activities                                 (284,000)      (423,000)      (516,000)
                                                                   -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities                            275,000         85,000        224,000
       Purchase of marketable securities                              (201,000)       (95,000)      (192,000)
                                                                   -----------    -----------    -----------
       Net cash (used in) provided by investing activities              74,000        (10,000)        32,000
                                                                   -----------    -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                             (210,000)      (433,000)      (484,000)
CASH AND CASH EQUIVALENTS, beginning of year                           642,000      1,075,000      1,559,000
                                                                   -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, end of year                             $   432,000    $   642,000    $ 1,075,000
                                                                   -----------    -----------    -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
             Cash paid during the year for:
             Interest                                              $        --    $        --    $        --
             Income Taxes                                          $     1,000    $     1,000    $     1,000

                       CERTRON CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED OCTOBER 31, 2003, 2002 AND 2001

Note 1 - Summary of Significant Accounting Policies

      Nature of Operations

      The Company's business consists primarily of the distribution of magnetic media products.

      Principles of Consolidation

      The consolidated financial statements include the accounts of Certron Corporation and its wholly owned subsidiary, Certron Audio, S.A. (collectively the "Company"). Certron Audio ceased operating on September 7, 2001. All material intercompany profits, transactions and balances have been eliminated.

      Translation of Foreign Currencies

      All balance sheet accounts of foreign operations are translated into US dollars at the year-end rate of exchange, and statement of operations items are translated at the weighted average exchange rates for the year. Significant foreign operations ceased in 2001.

      Cash and Cash Equivalents

      The Company considers all cash on hand and on deposit, and securities with original purchased maturities of less than three months to be cash and cash equivalents.

      Accounts Receivable

      The Company has recorded an allowance for doubtful accounts to cover the difference between recorded receivables and collections from customers. The allowance for bad debts is adjusted periodically based upon the Company's evaluation of historical collection experiences, industry trends and other relevant factors.

      Inventories

      Inventories are stated at the lower of cost (first-in, first-out method) or market. At October 31, 2003 the inventory was fully reserved.

      Equipment and Leasehold Improvements

      Equipment and leasehold improvements are stated at cost and are depreciated or amortized using the straight-line method over the lesser of the estimated useful lives of the assets (generally five years) or the applicable lease terms. At October 31, 2003 all equipment and leasehold improvements were fully reserved.

      Marketable Equity Securities

      Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities available for sale are carried at market value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. The Company does not have investments that qualify as trading or held to maturity securities. Marketable equity securities are valued based on quoted market prices. The cost of securities sold is determined by the specific identification of cost method.

      Revenue Recognition

      The Company recognizes revenue from product sales upon shipment.

      Advertising and Promotion Costs

      Advertising and promotion costs, which totaled $0 in 2003 and 2002, are expensed as incurred.

      Taxes on Income

      The Company files tax returns excluding its subsidiary for United States federal tax purposes and combined returns with its subsidiary for state purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. Reserves for deferred tax assets are recorded when ultimate recovery of such assets is deemed uncertain.

      Income (Loss) Per Common Share

      Income (loss) per common share is based on the weighted average number of common shares outstanding during the year and the effect of common stock equivalents, if dilutive.

      Stock Options

      The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" related interpretations in accounting for its employee stock options. Under APB 25, no compensation expense is recorded when the exercise price of the option equals the market price of the underlying stock on the date of the grant. The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 148, 148 "Accounting for Stock Based Compensation".

      Estimates

      In preparing consolidated financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Comprehensive Income

      The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.

      Segment Reporting

      The Company accounts for segments in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" which requires that companies disclose "operating segments" based on the way management desegregates the Company for internal operating decisions. See Note 9 for further information about the Company's segments. The Company's Mexicali operation and the contract assembly segment of its business was closed September 2001.

      Recently Issued Accounting Pronouncement

      In April 2002, the Financial Standards Board (the "FASB") issued SFAS No. 145, "Rescission of SFAS No. 4, 44, and 64, Amendment of the FASB Statement No. 13, and Technical Corrections," effective for financial statements issued after May 25, 2002, which effectively amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency involving sale-leaseback transactions and also gives clarity to other existing authoritative pronouncements. The adoption of SFAS 145 did not have a material impact on the Company's financial statements.

      In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," effective for exit or disposal activities after December 15, 2002, which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issues No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity (Including Certain Costs Incurred in a Restructuring.)" The adoption of the provisions of this SFAS did not have a material impact on the Company's financial statements.

      In October 2002, the FASB issued SFAS No. 147, "Acquisition of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," application for acquisitions on or after October 1, 2002, which generally removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions to be accounted for in accordance with FASB Statement No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets," and emends FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets," to include in its scope certain long term customer-relationship intangible assets of financial institutions. The adoption of SFAS 147 did not have a material impact on the Company's financial statements.

      In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123," effective for fiscal years ending after December 15, 2002, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-base employee compensation. The adoption of SFAS No. 148 did not have a material effect on the Company's financial statements, as the adoption of this standard did not require the Company to change, and the Company did not change, to the fair value based method of accounting for stock-based compensation.

      In January 2003, the FASB issued FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," and applies immediately to any variable interest entities created after January 31, 2003 and to variable interest entities in which an interest is obtained after January 31, 2003. The Company holds no interest in variable interest entities.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 clarifies the accounting and reporting for derivative instruments, including certain derivative instruments imbedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In particular, SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as described in SFAS No. 133. SFAS No. 149 also clarifies when a derivative contains a financing component. SFAS No. 149 is generally effective for derivative instruments entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The company holds no derivative instruments and does not engage in hedging activities.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires certain financial instruments that have both equity and liability characteristics to be classified as a liability on the balance sheet. SFAS No. 150 is effective for the first interim period beginning after June 15, 2003. The adoptions of SFAS 150 did not have a material impact on the Company's financial statements.

      Reclassifications

      Certain prior year amounts in the accompanying consolidated financial statements have been reclassified to conform to the current year's presentation.

Note 2 - Discontinued Operation

      On September 7, 2001, the Company closed its Mexicali, Mexico plant and its contract assembly operations that were conducted at that facility. This closure was in response to a decline in market for micro cassettes which also had a been assembled at the Mexicali, Mexico facility, the loss of an existing customer and the negative outlook for the retention of its then sole remaining contract assembly customer and additional contract assembly business. In the opinion of management, all expenses associated with the closing of Mexico operations were either paid or fully accrued in fiscal 2001. The assets in the Mexicali, Mexico facility consists primarily of accounts receivable and fixed assets.

      The estimated loss on the disposal of the discontinued operation of $30,000(net of income tax benefit of $0), represents the estimated loss on the disposal of the assets of the segment and a provision for expected operating losses during the phase-out period from September 7, 2001 through October 31, 2001.

      Disposition of the Mexicali facility, represents the disposal of a business segment under Accounting Principles Board ("APB") Opinion No.30. Accordingly, results of this operation have been classified as discontinued, and prior periods have been restated. Operating results of the Mexicali facility for the period of November 1, 1999 through September 7, 2001 are shown separately in the accompanying statement of operations.

      Net sales and income from the discontinued operation are as follows:

                                                          2003   2002       2001
                                                          ----   ----   --------
Net Sales                                                   --     --   $603,000
Loss from discontinued operation                            --     --     10,000
Loss on disposal of discontinued operation                  --     --     20,000
Income tax benefit (expense)                                --     --         --
Net loss from discontinued operation                        --     --     30,000

Note 3 - Marketable Securities

      The Company has investments in marketable equity securities, which have been classified as non-current, available-for-sale, at October 31, 2003 and 2002. The market value of these securities is shown as a non-current asset while the change in market value since the acquisition of these securities is shown as an unrealized holding loss in the shareholders' equity section of the balance sheet. The investments in equity securities at October 31, 2003 have an original cost of $135,000 and a fair value of $58,000, resulting from gross unrealized losses of $82,000 and gross unrealized gains of $5,000, respectively. The investments in equity securities at October 31, 2002 had an original cost of $210,000 and a fair value of $119,000, resulting from gross unrealized losses of $110,000 and gross unrealized gains of $12,000 respectively.

      Realized gains from the sale of marketable securities were $11,000, $0, and $5,000 for the years ended October 31, 2003, 2002 and 2001, respectively. Gross proceeds from the sale of securities were $275,000, $85,000 and $224,000 for the years ended October 31, 2003, 2002 and 2001, respectively.


Note 4 - Inventory

      Due to the apparent loss of three of the Company's largest customers, as described in Item 1, declining sales, and excess inventory, the Company has established a reserve to reduce the value of its inventory to net realizable value taking into account the cost of handling and sales.

Note 5 - Options

      The Company's Executive Stock Option Plan (the "Executive Plan") was approved by shareholders in March 1989. In January 1995, the Board of Directors adopted an amendment to the Executive Plan changing its name to the Executive Stock Option Plan, increasing the number of shares of Common Stock covered thereby from

      150,000 to 300,000 and extending the expiration date of the Executive Plan from January 1999 to January 2005. The increase in the number of shares and the extension of the expiration date of the plan were approved by shareholders in March 1995. In January 2001, the Board of Directors adopted a further amendment to the Executive Plan increasing the number of shares of Common Stock covered thereby to 600,000 shares and extending the expiration date of the Executive Plan to January 24, 2011. This amendment was approved by shareholders in March 2001. Options under the plan have been reserved for issuance to officers, directors and key employees.

      Options under the Plan may be exercised in various installments, may not be exercised beyond ten years and the option price may not be less than the market value of the common stock on the date the option is granted.

                                                      OPTIONS            OPTIONS
                                                     AVAILABLE         GRANTED AND          PRICE
         EXECUTIVE STOCK OPTION PLAN                 FOR GRANT         OUTSTANDING          RANGE
Balance, October 31, 1999                                181,500            118,500        $1.000
Granted                                                  (62,000)            62,000        $1.000

Balance, October 31, 2000                                119,500            180,500        $1.000
Increase                                                 300,000                           $1.000
Canceled                                                  75,500            (75,500)       $1.000

Balance October 31, 2001                                 495,000            105,000        $1.000
Canceled                                                  67,000            (67,000)       $1.000

Balance October 31, 2002                                 562,000             38,000        $1.000
Canceled                                                   3,000             (3,000)       $1.000

Balance October 31, 2003                                 565,000             35,000        $1.000
                                                     ===========       ============

      The Company has adopted only the disclosure provisions of SFAS No. 148, "Accounting for Stock-Based Compensation." It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options/warrants issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed by SFAS 148, the Company's net income and earnings per share prescribed by SFAS 148, the Company's net income and earnings per share would be reduced to the pro forma amounts indicated below:

                                                                 OCTOBER
                                                                31, 2003
                                                            ------------------
Net Loss as reported                                           ($664,000)
Loss, pro forma                                                 (664,000)
Loss per share as reported                                          (.21)
Loss per share, pro forma                                           (.21)

      These pro forma amounts may not be representative of future disclosures because they do not take into effect pro forma compensation expense related to grants made before 1997.

      The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in:

                                                                  2003
                                                            ------------------
Risk free interest rate                                              5.8%
Expected lives (years)                                                 5
Expected volatility                                                 26.0%
Expected dividends                                                     0

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a single measure of the fair value of its employee stock options.

      At October 31, 2003, there were 35,000 options granted and outstanding, of which 35,000 were exercisable. These options had a weighted average remaining contractual life of three years. The weighted average exercise price of the options outstanding and exercisable was $1.00.

      Incremental common shares (not included in the denominator of diluted earnings per share because of their anti-dilutive nature):

                                                             2003          2002
Employee options                                             35,000        38,000
Warrants                                                          0             0
Potential common equivalents                                 35,000        38,000

      If all currently outstanding potential common equivalents are exercised, the Company would receive proceeds of approximately $35,000.

Note 6 - Taxes on Income

      The provision for taxes on income is comprised of the minimum state income taxes of $1,000.

      A reconciliation of the federal statutory rates to the effective rates is summarized as follows:

                                                     YEAR ENDED OCTOBER 31,
                                                  ----------------------------
                                                   2003       2002       2001
                                                  ------     ------     ------
Statutory rate                                        34%      34.0%      34.0%
State taxes, net of federal benefit                    0%         0%       0.2%
Unrecognized benefit of net operating losses         (34%)    (34.0%)    (34.0%)
                                                  ------     ------     ------
Effective tax rate                                     0%         0%       0.2%
                                                  ------     ------     ------

      For federal income tax return purposes, net operating losses of approximately $5,600,000 expire beginning October 31, 2005. For state income tax purposes, net operating losses of approximately $2,400,000 expire beginning October 31, 2003.

      Significant components of the Company's deferred tax asset consist of the following:

                                                       OCTOBER 31,     OCTOBER 31,
                                                          2003             2002
                                                      -----------     ------------
Net operating loss carry forward                      $ 2,129,000     $  1,913,900
State Taxes                                                90,000           71,900
Vacation and severance accruals                            12,000            8,600
Allowance for bad debts                                     7,000            6,500
Inventory                                                  76,000            3,400
Depreciation                                               (2,000)          25,700
Close Out Reserves                                         22,000           21,500
Loss on marketable equity Securities                      146,000          146,300
                                                      -----------     ------------
General business credit                                        --               --
                                                      -----------     ------------
Total deferred tax assets                               2,480,000        2,197,800
Valuation allowance for deferred tax assets            (2,480,000)      (2,197,800)
                                                      -----------     ------------
                                                      $        --     $         --
                                                      -----------     ------------

      The deferred tax assets have been offset in their entirety by a valuation allowance due to the uncertainty of their realization.

Note 7 - Other Income

      During the year ended October 31, 2003, the Company received $161,000 from the surrendering of a life insurance policy held on a director of the Company. The income from this transaction is reported as other income in the statement of operations.

Note 8 - Commitments and Contingencies

      Operating Leases -

      The Company leases office and warehouse facilities under long-term operating leases. The minimum net lease payments under non-cancelable operating leases are as follows:

Year Ending October 31 2004                               $28,636
   Thereafter                                                   0

      Total rental expense charged to operations amounted to $113,000, $129,000, and $197,000, for the years ended October 31, 2003, 2002, and 2001 respectively.

      Some leases contain renewal options, inflation escalation clauses and under some leasing arrangements, the Company pays maintenance, insurance, taxes and other expenses in addition to the above minimum annual rentals.

      The Company as of December 2, 2003 moved out of the Corona property. The Company now leases a storage area at a facility owned by Louart Corporation on a month to month basis.

      Employment Contract -

      On November 1, 1993, the Company entered into an employment agreement with its Chairman/Chief Executive Officer under which the Company is committed to annual salary payments to the officer in the amount of $200,000 through fiscal

      1998. During the fiscal year ended October 31, 1999, the Chairman and CEO voluntarily reduced his compensation to $153,000, in fiscal year ended October 31, 2000 to $139,000, in fiscal year ended October 31, 2001 to $117,000, in fiscal year ended October 31, 2002 to $113,000 and in fiscal year 2003 to $104,000. In 1998 the Employment Agreement was amended to extend the term thereof through October 31, 2001 and in November 2001 the Agreement was amended to extend the term thereof through October 31, 2004.

      Contingencies -

      The Company was notified by a letter dated June 2, 2000 received June 6, 2000 that the Company may have a potential liability from waste disposal in the Casmalia Disposal Site at Santa Barbara County, California. The Company was given a choice of either signing an agreement that would toll the statute of limitations for eighteen (18) months in order to allow the Company to resolve any liability with the government without incurring costs associated with being named a defendant in a lawsuit, or becoming an immediate defendant in a lawsuit. The Company signed the tolling agreement. On November 20, 2001, the tolling agreement was extended for an additional 18 months and on May 20, 2003, the tolling agreement was again extended for an additional 18 months. While the amount which will be required to settle this matter is not expected to be material, Certron is unable to estimate the amount that may be required to settle this matter. The company is waiting for communication from the government concerning settlement of this claim.

Note 9 - Industry Segment Information

      In fiscal 2003 and 2002, the Company operated solely in the segment of distributing magnetic media products.

      In fiscal 2001, the Company operated principally in two segments: magnetic media products and contract assembly. Operations in magnetic media products primarily involve the sale of blank magnetic media and related products. On September 7, 2001, the contract assembly segment was closed and as set forth in the financial information by industry segment as discontinued operations. See Note 2 for further information on this discontinued operation.

      Identifiable assets by industry segment are those that are used in the Company's operation in each industry. Corporate assets are principally cash and other assets.

      Financial information for 2003, 2002 and 2001 by industry segment, is summarized as follows:

                                                    2003           2002           2001
                                                -----------    -----------    -----------
     Net sales to unaffiliated customers:
         Magnetic media products                $   300,000    $   750,000    $ 1,475,000
         Discontinued operations                         --             --        603,000
                                                -----------    -----------    -----------
         Combined                               $   300,000    $   750,000    $ 2,078,000
                                                -----------    -----------    -----------
     Gross profit/(loss):
         Magnetic media products                ($   53,000)   $    78,000    $   131,000
                                                -----------    -----------    -----------
         Discontinued operations                         --        158,000
                                                ($   53,000)        78,000        289,000
         General corporate expenses                (791,000)    (1,041,000)      (847,000)
         Realized gain & loss on marketable
         securities                                  12,000             --          5,000
Interest income                                       8,000         19,000         73,000
Other income                                        161,000             --             --
                                                -----------    -----------    -----------
Loss from continuing operations, before tax     ($  663,000)   ($  944,000)   ($  450,000)
                                                -----------    -----------    -----------
Loss from continuing operations                 ($  664,000)   ($  945,000)   ($  451,000)
                                                -----------    -----------    -----------
Loss from discontinued operations, net of tax            --             --    ($   30,000)
Net Loss                                        ($  664,000)   ($  945,000)   ($  481,000)
Basic and diluted net loss per share            ($     0.21)   ($     0.30)   ($     0.15)
Identifiable assets:
         Magnetic media products                     25,000        428,000    $   918,000
         Discontinued operations                         --         11,000
                                                -----------    -----------    -----------
         Total identifiable asset                    25,000        428,000        929,000
General corporate assets                            538,000        775,000      1,291,000
                                                -----------    -----------    -----------
         Total assets                           $   563,000    $ 1,203,000    $ 2,220,000
                                                -----------    -----------    -----------
Depreciation and amortization:
     Magnetic media products                    $    25,000    $    17,000    $    64,000
     Discontinued operations                             --             --             --
                                                -----------    -----------    -----------
         Total depreciation and amortization    $    21,000    $    17,000    $    64,000
                                                -----------    -----------    -----------
Capital expenditures:
     Magnetic media products                    $        --             --             --
     Discontinued operations                             --             --             --
                                                -----------    -----------    -----------
         Total capital expenditures             $        --    $        --    $        --
                                                -----------    -----------    -----------

Note 10 - Related Party Transactions

      The Company made payments to Louart, a stockholder of the Company, for rent of warehouse and office space, secretarial and administrative services, consulting services, and an automobile. These fees are included in selling, general and administrative expenses.

      The payments made to Louart for these items for the years ended October 31 are as follows:

   2003                                             $190,000
   2002                                             $190,000
   2001                                             $192,000

Note 11 - Concentrations

      For fiscal year ended October 31, 2003, the Company's ten largest customers of magnetic media products accounted in the aggregate for approximately 93% of the Company's total net sales of magnetic media products. During fiscal 2003, the two largest single magnetic media customers accounted for $ 67,000 or 22% and $33,000 or 11% of the Company's total magnetic media sales, respectively. The Company's largest customer has informed the Company of their intent to cease ordering from the Company, despite their continued placement of orders. The loss of the Company's three largest customers has had a material negative effect on the Company's earnings and sales.

      The Company maintains cash deposits at several banks located in California. Deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of October 31, 2003, uninsured portions of balances held at those banks aggregated to $312,000.

      Accounts receivable from the Company's largest customer accounted for $17,600 or 70% of accounts receivable as of October 31, 2003.

Note 12. Basis of Presentation

      During the three years ended October 31, 2003, 2002 and 2001, the Company had recurring losses due to continuing intense price competition and technological changes in the marketplace for its products. The Company concluded that its audio and videotape businesses were no longer viable and that raises substantial doubt as to the ability of the Company to continue as a going concern.

      Management's plans for the Company include finding a buyer for the Company.

      It is not possible to predict the success of management's efforts. If management is unable to achieve its goals, the Company may find it necessary to undertake other actions as may be appropriate to meet its commitments.

      The accompanying financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

                                                                       EXHIBIT D

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS OF CERTRON CORPORATION AND SUBSIDIARY FOR THE NINE MONTHS ENDED JULY 31, 2004

                       CERTRON CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                ($ in Thousands)

                                                                                         JULY 31,       OCTOBER 31,
                                                                                           2004            2003
                                                                                       -------------   --------------
                                                                                       (UNAUDITED)
                                      ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                              $        283    $         432
Trade accounts receivable, net                                                                    6               25
Prepaid Expenses                                                                                 11               48
                                                                                       -------------   --------------
Total Current Assets                                                                            300              505
                                                                                       -------------   --------------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
Machinery and equipment                                                                          --               17
Furniture, fixtures and leasehold improvements                                                   80              142
                                                                                       -------------   --------------
                                                                                                 80              159
Less accumulated depreciation and amortization                                                  (80)            (159)
                                                                                       -------------   --------------
Net equipment and leasehold improvements                                                         --               --
MARKETABLE SECURITIES                                                                            --               58
TOTAL ASSETS                                                                           $        300    $         563
                                                                                       -------------   --------------
                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued professional fees                                                                        41               49
Accrued payroll and related items                                                                 9               27
Other accrued expenses                                                                           80               72
                                                                                       -------------   --------------
Total Current Liabilities                                                                       130              148
                                                                                       -------------   --------------
STOCKHOLDERS' EQUITY:
Preferred Stock, $1.00 par value, authorized 500,000 shares, no shares issued and outstanding Common Stock, no par value; stated value $1.00 per share, authorized 10,000,000
shares; issued and outstanding 3,128,000                                                      3,128            3,128
Additional paid-in capital                                                                    1,824            1,824
Net unrealized loss on marketable equity securities                                              --              (77)
Accumulated deficit                                                                          (4,782)          (4,460)
                                                                                       -------------   --------------
Total Stockholders' Equity                                                                      170              415
                                                                                       -------------   --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $        300    $         563
                                                                                       -------------   --------------

The accompanying notes are an integral part of these financial statements.

                       CERTRON CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  ($ in Thousands except Per Share Information)
                                   (Unaudited)

                                                  THREE MONTHS ENDED JULY 31,  NINE MONTHS ENDED JULY 31,
                                                  ---------------------------  --------------------------
                                                      2004           2003          2004          2003
                                                   ----------    -----------    ----------    ----------
                                                         (UNAUDITED)                   (UNAUDITED)
NET SALES                                          $       17     $       39    $       51    $      246
COST OF PRODUCTS SOLD                                      --             58            --           251
                                                   ----------    -----------    ----------    ----------
GROSS PROFIT                                               17            (19)           51            (5)
COST AND EXPENSES
Reserve for inventory write down                           --            (20)           --           141
Selling, general & administrative                         112            160           411           469
Depreciation and amortization                              --              4            --            13
                                                   ----------    -----------    ----------    ----------
Total Costs and Expenses                                  112            144           411           623
                                                   ----------    -----------    ----------    ----------
Loss before other income and expenses                     (95)          (163)         (360)         (628)
Interest (net)                                              1              2             2             7
Gain (Loss) on sale of stock                                8             (2)          (66)           (1
Gain on sale of equipment                                  --             --            12            --
Other income                                               70             --            90            --
                                                   ----------    -----------    ----------    ----------
Net loss before provision for taxes                       (16)          (163)         (322)         (622)
Provision for taxes                                        --              1            --             1
Net Loss                                                  (16)          (164)         (322)         (623)
OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized gain (loss) on marketable securities            --             (9)           --             8
                                                   ----------    -----------    ----------    ----------
Comprehensive Loss                                 $      (16)    $     (173)   $     (322)   $     (615)
                                                   ----------    -----------
PER SHARE INFORMATION:
Basic loss per share                               $   (0.005)    $    (0.05)   $    (0.10)   $    (0.20)
                                                   ----------    -----------    ----------    ----------
Diluted loss per share                             $   (0.005)    $    (0.05)   $    (0.10)   $    (0.20)
                                                   ----------    -----------    ----------    ----------
Average number of common shares outstanding         3,128,000      3,128,000     3,128,000     3,128,000
                                                   ----------    -----------    ----------    ----------

The accompanying notes are an integral part of these financial statements.

                       CERTRON CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ in Thousands)
                                   (Unaudited)

                                                                             NINE MONTHS ENDED JULY 31,
                                                                             ---------------------------
                                                                                2004            2003
                                                                             -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                  $     (322)     $     (623)
                                                                             -----------     -----------
   Adjustment to reconcile net loss to net cash used in
   operating activities:
   Depreciation and amortization                                                     --              13
   Changes in operating assets and liabilities:
   Decrease in trade accounts receivable                                             20              61
   Decrease in inventories                                                           --             216
   (Increase) Decrease in other assets                                                9             (21)
   Decrease in other current assets                                                  84              46
   Decrease in current liabilities                                                  (17)            (22)
                                                                             -----------     -----------
   Net cash used in operating activities                                           (226)           (330)
                                                                             -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of marketable securities                                       77             225
   Purchase of marketable securities                                                 --            (170)
                                                                             -----------     -----------
   Net cash provided by investing activities                                         77              55
   Net decrease in cash and cash equivalents                                       (149)           (275)
   Cash and cash equivalents, beginning of period                                   432             642
                                                                             -----------     -----------
   Cash and Cash equivalents, end of period                                  $      283      $      367
                                                                             -----------     -----------

The accompanying notes are an integral part of these financial statements.

                       CERTRON CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     For the Nine Months Ended July 31, 2004
                                   (Unaudited)

NOTE A-- BASIS OF PRESENTATION

The accompanying financial statements and footnotes have been condensed and therefore do not contain all disclosures required by generally accepted accounting principles. The interim financial statements are unaudited; however, in the opinion of Certron Corporation (the Company), the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. Results for interim periods are not necessarily indicative of those to be expected for the full year.

NOTE B-- MARKETABLE EQUITY SECURITIES

Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities available for sale are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. At July 31, 2004 the Company had no investments that qualified as trading or held to maturity.

Marketable equity securities are valued based on quoted market prices. The cost of securities sold is determined by the specific identification of cost method.

NOTE C-- LOSS OF A MAJOR CUSTOMER

As discussed in the Company's Annual Report on Form 10-K for the year ended October 31, 2003, the Company expected to lose the business of its largest customer. The loss of the largest customer was confirmed in the first quarter of fiscal 2004. Future orders are expected to be nominal.

NOTE E-- LEGAL PROCEEDINGS

The Company was notified by a letter dated June 2, 2000 received June 6, 2000 that the Company may have a potential liability from waste disposal in the Casmalia Disposal Site at Santa Barbara County, California. The Company was given a choice of either signing an agreement that would toll the statute of limitations for eighteen (18) months in order to allow the Company to resolve any liability with the government without incurring costs associated with being named a defendant in a lawsuit, or becoming an immediate defendant in a lawsuit. The Company signed the tolling agreement. On November 20, 2001, the tolling agreement was extended for an additional 18 months and on May 20, 2003, the tolling agreement was again extended for an additional 18 months. On June 29, 2004, the company received a proposed settlement from the EPA in the amount of $21,131. The Company is waiting for communication from the government concerning payment of the proposed settlement. As of July 31, 2004, the Company has accrued sufficient amount to cover any potential liabilities from this matter.

The Company received a judgment against a former client of Certron Mexicali operation on February 9, 2004 in the amount of $19,300. The judgment is being paid over a course of six months and the company has received $16,600 as of July 31, 2004.

                                                                       EXHIBIT E


                           CYBRDI INC. AND SUBSIDIARY
                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                    DECEMBER 31, 2003 (CONSOLIDATED) AND 2002

                           CYBRDI INC. AND SUBSIDIARY

                                    CONTENTS



PAGE  1        INDEPENDENT AUDITORS' REPORT

PAGE  2        BALANCE SHEETS AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002

PAGE  3        STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS) FOR THE YEARS ENDED DECEMBER 31,
               2003 (CONSOLIDATED) AND 2002

PAGE  4        STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY) FOR THE YEARS ENDED DECEMBER
               31, 2003 (CONSOLIDATED) AND 2002

PAGE  5        STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002

PAGE  6 - 26   NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002

[WEINBERG & COMPANY, P.A. LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Cybrdi Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Cybrdi Inc. and Subsidiary (the "Company''), as of December 31, 2003 and 2002 and the related statements of operations and comprehensive income (loss), changes in shareholders' equity (deficiency) and cash flows for the years then ended. These financial consolidated statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Cybrdi Inc. and Subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ WEINBERG & COMPANY, P.A.
--------------------------------
WEINBERG & COMPANY, P.A.

Boca Raton, Florida
April 9, 2004

                           CYBRDI INC. AND SUBSIDIARY
                                 BALANCE SHEETS
                 AS OF DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


                                     ASSETS
                                                                           2003              2002
                                                                        -----------       -----------
CURRENT ASSETS
    Cash and cash equivalents                                           $ 2,065,586       $    17,782
    Accounts receivable                                                     350,024                --
    Inventories                                                             215,623           188,680
    Other receivables and prepaid expenses                                  311,113                --
    Accrued interest receivable                                               7,045                --
                                                                        -----------       -----------
TOTAL CURRENT ASSETS                                                      2,949,391           206,462
PROPERTY, PLANT AND EQUIPMENT, NET                                          722,306             3,200
DEFERRED PRIVATE PLACEMENT COSTS                                            311,663                --
INTANGIBLE ASSETS                                                           721,705                --
DEFERRED TAX ASSETS                                                          40,171                --
                                                                        -----------       -----------

TOTAL ASSETS                                                            $ 4,745,236       $   209,662
                                                                        ===========       ===========

                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
    Accounts payable                                                    $     2,899       $   140,190
    Other payables                                                           26,230            69,200
    Customer deposits                                                         6,197                --
    Dividends payable                                                       157,651                --
    Amount due to shareholders                                              491,670           113,386
    Deferred revenue                                                         99,315                --
                                                                        -----------       -----------
TOTAL CURRENT LIABILITIES                                                   783,962           322,776

MINORITY INTERESTS                                                          873,934                --
                                                                        -----------       -----------

TOTAL LIABILITIES                                                         1,657,896           322,776
                                                                        -----------       -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY/(DEFICIENCY)
    Common Stock, $.10 par value, 35,000,000 shares in 2003 and
    5,000,000 shares in 2002 authorized, 24,619,355 shares in 2003
    and 28,959 shares issued and outstanding                              2,461,936             2,896
    Additional paid-in capital                                              607,876              (896)
    Reserve funds                                                           118,234                --
    Accumulated deficit                                                    (100,894)         (115,114)
    Accumulated other comprehensive income                                      188                --
                                                                        -----------       -----------
TOTAL SHAREHOLDERS' EQUITY/(DEFICIENCY)                                   3,087,340          (113,114)
                                                                        -----------       -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
(DEFICIENCY)                                                            $ 4,745,236       $   209,662
                                                                        ===========       ===========


The accompanying notes are an integral part of these consolidated financial statements.

                           CYBRDI INC. AND SUBSIDIARY
            STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


                                                       2003             2002
                                                    ----------       ----------

REVENUE                                             $1,227,394       $    7,290

COST OF GOODS SOLD                                     296,876            3,300
                                                    ----------       ----------

GROSS PROFIT                                           930,518            3,990
                                                    ----------       ----------

OPERATING EXPENSES:

    Selling and distribution expenses                   66,398            9,550

    General and administrative expenses                548,896          109,395
                                                    ----------       ----------

Total operating expenses                               615,294          118,945
                                                    ----------       ----------

INCOME/(LOSS) FROM OPERATIONS                          315,224         (114,955)

OTHER INCOME/(EXPENSE)
    Interest income                                      7,150               --
    Interest expense                                        --             (159)
    Other income, net                                   36,718               --
                                                    ----------       ----------

Total other income / (expense)                          43,868             (159)
                                                    ----------       ----------

INCOME/(LOSS) BEFORE INCOME TAXES                      359,092         (115,114)

INCOME TAXES                                            40,170               --
                                                    ----------       ----------

INCOME/(LOSS) BEFORE MINORITY INTEREST                 399,262         (115,114)

MINORITY INTEREST                                      138,912               --
                                                    ----------       ----------

NET INCOME                                             260,350         (115,114)

OTHER COMPREHENSIVE INCOME:

FOREIGN CURRENCY TRANSLATION GAIN                          188               --
                                                    ----------       ----------

COMPREHENSIVE INCOME/(LOSS)                         $  260,162       $ (115,114)
                                                    ==========       ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                           CYBRDI INC. AND SUBSIDIARY
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


                                                                                       Retained       Accumulated
                                                       Additional                     earnings /        other
                                 Common Stock            paid-in        Reserve       accumulated    comprehensive
                            Shares         Amount        capital          fund          deficit         income          Total
                         ------------   -----------    -----------     -----------    -----------     -----------    -----------
Balance as of
  January 1, 2002             28,959    $     2,896    $      (896)    $        --    $        --     $        --    $     2,000

Net loss                          --             --             --              --       (115,114)             --       (115,114)
                         ------------   -----------    -----------     -----------    -----------     -----------    -----------

Balance as of
  December 31, 2002           28,959          2,896           (896)             --       (115,114)             --       (113,114)

Capital contribution      24,590,396      2,459,040        600,072              --             --              --      3,059,112

Imputed rent expenses             --             --          8,700              --             --              --          8,700

Net income                        --             --             --              --        260,350              --        260,350

Appropriation of
  reserve funds                   --             --             --         118,234       (118,234)             --             --

Dividends payable
- subsidiary                      --             --             --              --       (127,896)             --       (127,896)

Foreign currency
  translation gain                --             --             --              --             --             188            188
                         ------------   -----------    -----------     -----------    -----------     -----------    -----------


Balance as of
  December 31, 2003       24,619,355    $ 2,461,936    $   607,876     $   118,234    $  (100,894)    $       188    $ 3,087,340
                         ===========    ===========    ===========     ===========    ===========     ===========    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                           CYBRDI INC. AND SUBSIDIARY
                            STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


                                                                     2003            2002
                                                                 -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income/(loss)                                            $   260,350     $  (115,114)
    Adjustments to reconcile net income/(loss) to net cash
      provided by/(used in) operating activities:
    Depreciation and amortization                                    191,738             800
    Minority interest's share of net income                          138,912              --
    Imputed rental income                                              8,700              --
Changes in operating assets and liabilities:
    Deferred tax assets                                              (40,171)             --
    Deferred revenue                                                  99,315              --
Changes in operating assets and liabilities,
 net of effects of acquisitions:
    Accounts receivable, net                                         (88,199)             --
    Inventories                                                       12,561        (188,680)
    Other receivable and prepaid expenses                            152,518              --
    Accounts payable and accrued expenses                           (139,666)        140,190
    Other payables and liabilities                                   (57,472)         69,200
    Customer Deposit                                                   1,197              --
                                                                 -----------     -----------
    Net cash provided by operating activities                        539,783         (93,604)
                                                                 -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Cash received from the acquisition                               690,816              --
    Purchase of property, plant and equipment                       (205,674)         (4,000)
                                                                 -----------     -----------
    Net cash provided by / (used in) investing activities            485,142          (4,000)
                                                                 -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds advanced from shareholders                              378,284         113,386
    Payment on short-term loan                                      (181,223)             --
    Payment on related company loan                                  (16,673)             --
    Proceeds from capital contribution                             1,000,648           2,000
    Payment for private placement costs                             (158,347)             --
                                                                 -----------     -----------
    Net cash provided by financing activities                      1,022,689         115,386
                                                                 -----------     -----------

NET INCREASE IN CASH AND
    CASH EQUIVALENTS                                               2,047,614          17,782
    Effect of exchange rate changes on cash                              190              --
    Cash and cash equivalents, at beginning of year                   17,782              --
                                                                 -----------     -----------

CASH AND CASH EQUIVALENTS, AT END OF YEAR                        $ 2,065,586     $    17,782
                                                                 ===========     ===========

SUPPLEMENTARY CASH FLOW INFORMATION
    Interest paid                                                $     2,500     $        --
                                                                 ===========     ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


1.       ORGANIZATION AND PRINCIPAL ACTIVITIES

         Cybrdi Inc. (the "Company") is a company established in the United States of America in December 2001 with an authorized common stock of 35,000,000 shares as of September 2003 and 5,000,000 shares from inception to September 2003.

         On March 5, 2003, the Company acquired 80% interest of the Shaanxi Chao Ying Biotechnology Co., Ltd. (the "Subsidiary") (formerly known as Shaanxi Chao Ying Biomedicine Co. Ltd.) by exchange of 99% of the Company's shares (16,980,000 pre-split, 24,590,396 post-split, see Note
         12) to the existing shareholders of the Subsidiary by increasing its common stock from 20,000 shares to 17,000,000 shares (pre-split) (from 28,959 to 24,590,396 post-split). (See Note 16 "Business Combination").

         The Subsidiary is a sino-foreign equity joint venture ("JV") established in the People's Republic of China (the "PRC") between Shaanxi Chao Ying Personal Care Group Ltd. (the "Chinese Partner") and Immuno-OncoGenomics Inc. (the "Foreign Partner"), a limited - liability company incorporated in the United States of America on July 17, 2000. The Subsidiary was initially registered with a registered capital of $1,812,251 for an operating period of 15 years. The registered capital of the Subsidiary increased to $3,866,175 by further injection of capital by the existing shareholders and by admission of a new shareholder, Shaanxi Yanfeng Real Estate Development Co., Ltd, a limited liability company established in the PRC. The principal activities of the Subsidiary are research, manufacture and sale of various high-quality tissue arrays and the related services in the PRC.

         The consolidated financial statements include the accounts of the Company and its subsidiary. Material intercompany balances and transactions have been eliminated on consolidation.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


2.       BASIS OF PRESENTATION

         The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Subsidiary, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises with foreign investment in the PRC ("PRC GAAP").

         Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC. The difference between PRC GAAP accounts of the Company and its US GAAP financial statements was immaterial.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Economic and political risks

                  The Subsidiary faces a number of risks and challenges since its operation is in the PRC and its primary market is in the PRC, except for sales that are made to the Company in the United States of America .

         (b)      Inventories

                  Inventories are stated at the lower of cost or market. Cost of raw materials is determined on the basis of first in first out method ("FIFO"). Finished goods are determined on the weighted average basis and comprise of direct materials, direct labor and an appropriate proportion of overhead.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (c)      Property, plant and equipment

                  Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation on property, plant and equipment is calculated on the straight-line basis to write off the cost of assets over their respective estimated useful lives. Leasehold improvements are amortized over the estimated useful life of the improvement or the lease term, whichever is shorter. Estimated useful lives of the property, plant and equipment are as follows:

                           Buildings                          20 years
                           Plant and machinery                10 years
                           Motor vehicles                     10 years
                           Office equipment                   5 years
                           Leasehold improvement              Lower of term of lease or 5 years
                           Software - website                 3 years

                  The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operation. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

                  Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (d)      Accounts and other receivables

                  Accounts and other receivables are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. As of December 31, 2003 and 2002, the company has not recorded an allowance for uncollectible accounts.

         (e)      Cash and cash equivalents

                  For financial reporting purpose, the Company considers all highly liquid investment purchased with an original maturity of three months or less to be cash equivalents.

         (f)      Research and development costs

                  Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged in 2003 and 2002 were $0 and $36,031, respectively.

         (g)      Fair value of financial instruments

                  The carrying amounts of cash and cash equivalents, accounts receivable, other receivables, accounts payable, other payables, customer deposits, dividends payable and amounts due to shareholders approximate fair value due to the short-term maturities of the assets and liabilities.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (h)      Bank loans

                  All bank loans are initially recognized at cost, being the fair value of the consideration received and including acquisition charges associated with the bank loans.

                  If a bank loan is settled before maturity, any differences between the amount repaid and the carrying amount are recognized immediately in the statement of operation.

         (i)      Website development expenses

                  The Company follows the Emerging Issues Task Force Issue 00-2 "Accounting for Web Site Development Costs" in accounting for its website development expenses. Accordingly, costs that involve design for the web page and do not change the content are capitalized and amortized over their estimated useful life.

                  Costs incurred in operating a website that have no future benefits are expensed in the current period. Costs incurred in operating the website which have a future benefit are capitalized in accordance with the AICPA's Statement of Position 98-1 and amortized over the respective future periods which are expected to benefit from the changes.

         (j)      Revenue recognition and customer deposits

                  Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers and service income is recognized when services are provided.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (j)      Revenue recognition and customer deposits (Continued)

                  Deferred revenue represents the undelivered portion of invoiced value of goods sold to customers.

                  Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting. Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as a customer deposits.

         (k)      Retirement benefits

                  Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statement of operations as incurred.

         (l)      Foreign currency translation

                  The accompanying consolidated financial statements are presented in United States dollars. The functional currency of the Subsidiary is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and weighted average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

                                                                          2003
                                                                          ----
                  Year end RMB : US$ exchange rate                       8.2767
                  Average yearly RMB : US$ exchange rate                 8.2770

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (l)      Foreign currency translation (continued)

                  The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the Rmb amounts could have been, or could be, converted into US$ at the rates used in translation.

         (m)      Income Taxes

                  The Company accounts for income tax using SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires an asset and allows recognition of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

         (n)      Deferred private placement costs

                  In connection with the private placement, the Company incurred certain costs associated with the private placement amounting to $311,663 during 2003. Before the acquisition of the Subsidiary in March 2003, the Subsidiary had already incurred $153,316 of these costs. These costs were deferred and are reflected in the accompanying 2003 balance sheet as deferred private placement costs and will be offset against the subsequent proceeds from the placement, which occurred in 2004. (See also Note 17 "SUBSEQUENT EVENT")

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (o)      In-kind contribution

                  From inception through December 2003, a related party provided office space and utilities to the Subsidiary. The Subsidiary was not required to pay for its use of the facilities. Accordingly, the Subsidiary recognized $8,700 of expenses during 2003, for these contributed items with an offsetting increase in additional paid-in capital. Management estimated the value of the contributed items.

         (p)      Use of estimates

                  The preparation of the financial statements in conformity with generally accepted accounting principles in the United Stated of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (q)      Comprehensive income (loss)

                  SFAS No. 130, "Reporting Comprehensive Income", established standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is the foreign currency translation adjustment.

         (r)      Intangible assets

                  Intangible assets include a patent. Effective January 1, 2002, with the adoption of SFAS No. 142, intangible assets with a definite life are amortized on a straight-line basis. The patent is being amortized over its estimated life of 10 years. Intangible assets with a definite life are tested for impairment whenever events or circumstances indicate that a carrying amount of an asset (asset group) may not be recoverable. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted cash flows used in determining the fair value of the asset. The amount of the impairment loss to be recorded is calculated by the excess of the asset's carrying value over its fair value. Fair value is generally determined using a discounted cash flow analysis. Costs related to internally developed intangible assets are expensed as incurred.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (s)      Recent Accounting Pronouncements

                  In January 2003, (as revised in December 2003) The Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

                  Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (s)      Recent Accounting Pronouncements (Continued)

                  Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation 46 or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

                  Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

                  The implementation of the provisions of Interpretation No. 46 is not expected to have a significant effect on the Company's consolidated financial statement presentation or disclosure.

                  In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (s)      Recent Accounting Pronouncements (Continued)

                  SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

                  Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004. The Company does not believe the adoption of this pronouncement will have a material effect on the Company's financial position or results of operations.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002

4.       TAXATION

         (a)      Corporation Income Tax ("CIT") of Chinese Subsidiary

                  In accordance with the relevant tax laws and regulations of the People's Republic of China, the Subsidiary is entitled to full exemption from CIT for the first two years and a 50% reduction in CIT for the next three years, commencing from the first profitable year after offsetting all tax losses carried forward from the previous five years. As 2003 was the Company's first profitable year, the Company is entitled to a full exemption from CIT.

                  For the years ended December 31, 2003 and 2002, income tax expense for the years ended December 31, 2003 and 2002 is summarized as follows:

                                                2003                    2002
                                         ------------------      -----------------
                  Current:
                      CIT                $               --      $              --
                  Deferred:
                      CIT                                --                     --
                                         ------------------      -----------------
                  Income tax expense     $               --      $              --
                                         ==================      =================

                  The Company's tax expense differs from the "expected" tax expense for the years ended December 31, 2003 and 2002 (computed by applying the CIT rate of 24 percent and 33 percent in 2002 to net income) as follows:

                                                           2003                    2002
                                                    ------------------      -----------------
                  Computed "expected" expense       $          209,759      $              --
                  Effect of unused net operating
                    loss carry forward                         (40,810)                    --
                  CIT exemption                               (168,949)                    --
                                                    ------------------      -----------------
                  Income tax expense                $               --     $               --
                                                    ==================      =================

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002

4.       TAXATION (CONTINUED)

         (a)      Corporation Income Tax ("CIT") OF Chinese Subsidiary
                  (Continued)

                  The tax effects of temporary differences that give rise to significant portions of deferred tax assets are as follows at December 31:

                                                            2003                    2002
                                                     ------------------      -----------------
                 Deferred tax assets:
                 Depreciation                        $           34,620      $              --
                 Provision for bad debts                           (530)                    --
                 Provision for inventory                             --                     --
                 Others                                           6,080                     --
                 Net operating loss carry forward                    --                     --
                                                     ------------------      -----------------
                 Total gross deferred tax assets                 40,170                     --
                 Less: valuation allowance                           --                     --
                                                     ------------------      -----------------
                 Net deferred tax assets             $           40,170      $              --
                                                     ==================      =================

                  The valuation allowance as of December 31, 2003 and 2002 was $0.

         (b)      Business Tax ("BT") of Chinese Subsidiary

                  The Subsidiary is subject to Business Tax, which is charged on the service income at a general rate of 5% in accordance with the tax law applicable for the property developers.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002

4.       TAXATION (CONTINUED)

         (c)      Value Added Tax ("VAT") OF Chinese Subsidiary

                  The Subsidiary is subject to VAT, which is charged on the selling price at a general rate of 6%.

         (d)      Corporation Income Tax of U.S. Parent

                  The operations in the United States of America has had operational losses since inception. The net operating loss carryforward as of December 31, 2003 is approximately $244,000 and the possible future deferred tax benefit has been fully offset by a full valuation allowance.

5.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consist of the following as of December 31 :

                                                                      2003                    2002
                                                               ------------------      -----------------
         At cost:-
              Buildings                                        $           51,061      $              --
              Plant and machinery                                         384,732                     --
              Motor vehicles                                              234,335                     --
              Office equipments                                            93,551                  4,000
              Leasehold improvement                                       220,917                     --
              Software - website                                           55,578                     --
                                                               ------------------      -----------------
                                                                        1,040,174                  4,000
                                                               ------------------      -----------------
         Less: Accumulated depreciation and amortization:-
              Buildings                                                       426                     --
              Plant and machinery                                          71,381                     --
              Motor vehicles                                               22,270                     --
              Office equipments                                            35,612                    800
              Leasehold improvement                                       166,073                     --
              Software - website                                           22,106                     --
                                                               ------------------      -----------------
                                                                          317,868                    800
                                                               ------------------      -----------------
         Net book value                                        $          722,306      $           3,200
                                                               ==================      =================


         Depreciation and amortization expense for the years ended December 31, 2003 and 2002 was $140,216 and $800, respectively.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002

6.       INVENTORIES

         Inventories consist of the following as of December 31:

                                             2003                    2002
                                      ------------------      -----------------
              RAW MATERIALS           $           29,163      $              --
              FINISHED GOODS                     186,460                188,680
                                      ------------------      -----------------
                                      $          215,623      $         188,680
                                      ==================      =================

7.       INTANGIBLE ASSETS

         Intangible assets consist of the following as of December 31:


                                                          2003                    2002
                                                   ------------------      -----------------
             PATENT                                $          773,227      $              --
             LESS : ACCUMULATED AMORTIZATION                   51,522                     --
                                                   ------------------      -----------------
                                                   $          721,705      $              --
                                                   ==================      =================


         Expected amortization expense in the next five years is as follows:

                      2004                           $ 77,285
                      2005                             77,285
                      2006                             77,285
                      2007                             77,285
                      2008                             77,285

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002

8.       RELATED PARTY TRANSACTIONS

                                                      NATURE OF
                 NAME OF COMPANIES                  TRANSACTIONS                  2003                    2002
         -------------------------------    ---------------------------    ------------------      -----------------
         Immuno-OncoGenomics  inc.                Refund of deposit                 (300,017)                     --

         Shaanxi Chao Ying Personal
           Care Group Co., Ltd.                    Paid On behalf                   311,663                       --

         In 2003, Immuno-Oncogenomics Inc. and Shaanxi Chao Ying Personal Care Group Co., Ltd transferred a patent in the amount of $773,227 to the Subsidiary as injection of registered capital in kind.

         Apart from the above, the Subsidiary paid a deposit for a patent in the amount of $300,017 to the Foreign Partner, Immuno-Onco Genomics Inc, during the year 2002. During 2003, this deposit was returned to the Company and the patent was never transferred to the Company.

         See Notes 9 and 10 for additional Related Party Transactions.

9.       AMOUNT DUE TO RELATED PARTY

         During the years ended December 31, 2003 and 2002, an officer of the Company made advances to the Company to assist with operations. These advances were non-interest bearing and have no set repayment terms. As of December 31, 2003 and 2002, the Company owed the officer $491,670 and $113,386, respectively.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002

10.      COMMITMENTS AND CONTINGENCIES

         For the years ended December 31, 2003 the Company recognized rent expense for the rental space in the amount of $8,700 from a Related Party (see Note 3).

11.      GOVERNMENT GRANT

         In 2000, the PRC Government launched the "Western Development Project" which part of the project included the development of 15 specifically named technologies and has allocated government grants to encourage the development of these technologies. In 2003 and 2002, the subsidiary has successfully applied and received the government grants under the Western Development Project amounting to $33,324 and $38,660 for the years ended December 31, 2003 and 2002, respectively. The government grant has been included in Other Income, net in the accompanying statements of operations and comprehensive income/(loss).

12.      SHAREHOLDERS' EQUITY

         On September 30, 2003, the Company approved a forward stock split of
         1.448 to 1. Accordingly, all share information has been retroactively adjusted to reflect the forward stock split.

         The common stock ownership of the Company is as follows as of December 31:

                                                                                  2003                    2002
                                                                      -----------------------   ----------------------
         Shaanxi Chao Ying Personal Care
           Group Co., Ltd.                                                11,324,903      46%               -        -

         Immuno - OncoGenomics Inc.                                        5,908,645      24%               -        -

         Shaanxi Yanfeng Real Estate Co.                                   5,170,065      21%               -        -

         Larry Liu                                                         2,215,742       9%          28,959     100%
                                                                           ---------       -           ------     ---

         Total                                                            24,619,355     100%          28,959     100%
                                                                          ==========     ===           ======     ===


                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


13.      RESERVE FUNDS

         The Subsidiary is required to maintain certain statutory reserves by appropriating from the profit after taxation in accordance with the relevant laws and regulations in the PRC and articles of association of the Subsidiary before declaration or payment of dividends. The reserves form part of the equity of the Company.

         The appropriation to the statutory reserve and enterprise development reserve represent 10 percent and 5 percent of the profits after taxation of the Company, respectively. In accordance with the laws and regulations in the PRC, the appropriation to statutory reserve ceased when the balances of the reserve reach 50 percent of the registered capital of the Company.

         The reserve funds consist of the following as of December 31:

                                                          2003                    2002
                                              -----------------------   ----------------------
         Statutory reserve                    $                78,823   $                    -

         Enterprise development reserve                        39,411                        -
                                              -----------------------   ----------------------

                                              $               118,234   $                   -
                                              =======================   =====================

14.      MAJOR CUSTOMERS

         For the years ended December 31, 2003, the Company has two major customers accounted for approximately 20% of total revenue. Approximately 70% of accounts receivable was due from these two customers as of December 31, 2003.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


15.      SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

         During 2003, the Company completed its acquisition of its subsidiary. In connection with the acquisition, the Company acquired the following assets at fair value and assumed the following liabilities in exchange for 99% of the Company's common stock:

         Assets
                  Accounts receivable                     $261,825
                  Inventories                               39,504
                  Other receivables and prepaid expenses   465,389
                  Accrued interest receivable                5,287
                  Fixed assets                             603,927
                  Deferred private placement costs         153,316
                  Amount due from a director                49,717
         Liabilities
                  Short-term loan payable                  181,223
                  Accounts payable                           2,375
                  Other payables                            14,502
                  Customer deposits                          5,000
                  Amounts due to related parties            16,673

         During 2003, the Company received a patent with a value of $773,227 as an in-kind contribution for the Company's common stock.

16.      BUSINESS COMBINATION

         The Company accounted for its acquisition of its Subsidiary in accordance with SFAS No. 141 "Business Combinations" as discussed in
         Note 1. The Company allocated the purchase price according to the fair market value of the assets acquired. The purchase price did not exceed the fair market value of the assets acquired and therefore the Company did not record any goodwill.

                           CYBRDI INC. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 (CONSOLIDATED) AND 2002


16.      BUSINESS COMBINATION (CONTINUED)

         The unaudited pro forma consolidated results of operations listed below include the effects of the purchase discussed above assuming the acquisition had occurred at the beginning of the year in which the company was acquired. The unaudited pro forma amounts are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire period presented. In addition, they are not intended to be projections of future results and do not reflect any synergies that might be achieved from combined operations.

         (unaudited)                                                 2003
                                                            -------------
         Revenue                                              $  1,525,821
         Income from operations                                    494,424
         Net income                                                437,657


17.      SUBSEQUENT EVENT

         Subsequent to December 31, 2003, the Company completed a private placement arrangement. In this connection, the Company has issued 2,070,000 ordinary shares for approximately $1,000,000.

                                                                       EXHIBIT F

                           CYBRDI INC. AND SUBSIDIARY
                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

                           CYBRDI INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                                   September 30, 2004     December 31, 2003
                                                                       (unaudited)
                                                                   ------------------    -----------------
CURRENT ASSETS
    Cash and cash equivalents                                         $ 2,974,841          $ 2,065,586
    Accounts receivable                                                   261,948              350,024
    Inventories                                                           269,753              215,623
    Other receivables and prepaid expenses                                 13,676              311,113
    Accrued interest receivable                                                --                7,045
                                                                      -----------          -----------
TOTAL CURRENT ASSETS                                                    3,520,218            2,949,391
PROPERTY, PLANT AND EQUIPMENT, NET                                        616,502              722,306
DEFERRED PRIVATE PLACEMENT COSTS                                          443,687              311,663
INTANGIBLE ASSETS                                                         663,719              721,705
DEFERRED TAX ASSETS                                                        40,171               40,171
                                                                      -----------          -----------

TOTAL ASSETS                                                          $ 5,284,297          $ 4,745,236
                                                                      ===========          ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                  $       624          $     2,899
    Other payables                                                         51,008               26,230
    Customer deposits                                                       7,478                6,197
    Dividends payable                                                          --              157,651
    Amount due to shareholders                                            559,913              491,670
    Deferred revenue                                                           --               99,315
                                                                      -----------          -----------
TOTAL CURRENT LIABILITIES                                                 619,023              783,962

MINORITY INTERESTS                                                        990,219              873,934
                                                                      -----------          -----------

TOTAL LIABILITIES                                                       1,609,242            1,657,896
                                                                      -----------          -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
    Common Stock, $.10 par value, 35,000,000 shares

    authorized, 24,619,355 shares in 2003 issued and outstanding        2,461,936            2,461,936
    Additional paid-in capital                                            614,371              607,876
    Reserve funds                                                         118,234              118,234
    Accumulated profit/(deficit)                                          480,255             (100,894)
    Accumulated other comprehensive income                                    259                  188
                                                                      -----------          -----------
TOTAL SHAREHOLDERS' EQUITY                                              3,675,055            3,087,340
                                                                      -----------          -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                      $ 5,284,297          $ 4,745,236
                                                                      ===========          ===========

                           CYBRDI INC. AND SUBSIDIARY
                           CONSOLIDATED STATEMENTS OF
                   OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
                  NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)


                                                    2004               2003
                                                 ----------         ----------
REVENUE                                          $1,127,115         $  606,309

COST OF GOODS SOLD                                   97,395            254,032
                                                 ----------         ----------

GROSS PROFIT                                      1,029,720            352,277
                                                 ----------         ----------

OPERATING EXPENSES:

    Selling and distribution expenses                31,978              5,188

    General and administrative expenses             396,305            354,836
                                                 ----------         ----------

Total operating expenses                            428,283            360,024
                                                 ----------         ----------

INCOME/(LOSS) FROM OPERATIONS                       601,437             (7,747)

OTHER INCOME

    Interest income                                  11,017              4,644
    Other income, net                                84,981             27,487
                                                 ----------         ----------

Total other income                                   95,998             32,131
                                                 ----------         ----------

INCOME BEFORE INCOME TAXES                          697,435             24,384

INCOME TAXES                                             --                 --
                                                 ----------         ----------

INCOME BEFORE MINORITY INTEREST                     697,435             24,384

MINORITY INTEREST                                   116,286             71,411
                                                 ----------         ----------

NET INCOME/(LOSS)                                   581,149            (47,027)

OTHER COMPREHENSIVE INCOME:

FOREIGN CURRENCY TRANSLATION GAIN/(LOSS)                 71               (133)
                                                 ----------         ----------

COMPREHENSIVE INCOME/(LOSS)                      $  581,220         $  (47,160)
                                                 ==========         ==========

                           CYBRDI INC. AND SUBSIDIARY
                             CONSOLIDATED STATEMENTS
                       OF CHANGES IN SHAREHOLDERS' EQUITY
                     FOR THE PERIOD ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                                                                        Retained       Accumulated
                                                        Additional                      earnings/         other
                               Common Stock              paid-in          Reserve      accumulated     comprehensive
                           Shares          Amount        capital           fund          deficit          income           Total
                         ----------      ----------     ----------      ----------     -----------     -------------     ----------
Balance as of
  January 1, 2004        24,619,355       2,461,936        607,876         118,234        (100,894)             188       3,087,340

Imputed rent expenses            --              --          6,495              --              --               --           6,495

Net income                       --              --             --              --         581,149               --         581,149

Foreign currency
  translation gain               --              --             --              --              --               71              71
                         ----------      ----------     ----------      ----------      ----------       ----------      ----------

Balance as of
  September 30, 2004     24,619,355      $2,461,936     $  614,371      $  118,234      $  480,255       $      259      $3,675,055
                         ==========      ==========     ==========      ==========      ==========       ==========      ==========

                           CYBRDI INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)

                                                                   2004               2003
                                                                -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income/(loss)                                           $   581,149       $   (47,027)
    Adjustments to reconcile net income/(loss) to net cash
      provided by/(used in) operating activities:
    Depreciation and amortization                                   111,472            94,841
    Minority interest's share of net income                         116,285           109,163
Changes in operating assets and liabilities:

    Other intangible assets                                          57,986          (773,190)
    Deferred tax assets                                                  --                --
    Deferred revenue                                                (99,315)               --
Changes in operating assets and liabilities,
net of effects of acquisitions:
    Accounts receivable, net                                         88,076           238,962
    Inventories                                                     (54,130)           (8,411)
    Other receivable and prepaid expenses                           310,977           149,371
    Accounts payable and accrued expenses                            (2,275)         (141,735)
    Other payables and liabilities                                   24,778           (70,954)
    Customer Deposit                                                  1,281                --
                                                                -----------       -----------
    Net cash provided by/( used in) operating activities          1,136,284          (448,980)
                                                                -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Cash received from the acquisition                                   --           690,816
    Purchase of property, plant and equipment                        (5,668)          (18,449)
                                                                -----------       -----------
    Net cash provided by / (used in) investing activities            (5,668)          672,367
                                                                -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds advanced from shareholders                              68,243           303,662
    Payment on short-term loan                                           --          (181,223)
    Payment on related company loan                                      --           (16,673)
    Proceeds from capital contribution                                   --         1,015,627
    Proceeds from minority interest                                      --           727,018
    Distribution of profit                                         (157,651)               --
    Payment for private placement costs                            (132,024)         (131,465)
                                                                -----------       -----------
    Net cash provided/(used in) by financing activities            (221,432)        1,716,946
                                                                -----------       -----------

NET INCREASE IN CASH AND
    CASH EQUIVALENTS                                                909,184         1,940,333
    Effect of exchange rate changes on cash                              71              (135)
    Cash and cash equivalents, at beginning of year               2,065,586            17,782
                                                                -----------       -----------

CASH AND CASH EQUIVALENTS, AT END OF YEAR                       $ 2,974,841       $ 1,957,980
                                                                ===========       ===========

                                                                       EXHIBIT G

                     AMENDMENT TO ARTICLES OF INCORPORATION
                       OF CERTRON CORPORATION, AS AMENDED,
                           TO CHANGE THE COMPANY NAME

      Article I of the Articles of Incorporation of Certron Corporation, as amended, is hereby amended to read in its entirety as follows:

      "The name of this corporation is Cybrdi, Inc."

                                                                       EXHIBIT H

                     AMENDMENT TO ARTICLES OF INCORPORATION
                       OF CERTRON CORPORATION, AS AMENDED
                                     MENDED,
                     TO INCREASE AUTHORIZED NUMBER OF SHARES

      The provision of Article V of the Articles of Incorporation of Certron Corporation, as amended, which now reads:

            "The total number of shares of stock which this corporation shall have authority to issue is 10,500,000 shares. The aggregate par value of all shares that are to have par value is Five Hundred Thousand Dollars ($500,000). The number of shares of Preferred Stock authorized is 500,000 shares, and the par value of each of such shares is one dollar ($1.00). The number of shares of Common Stock authorized is 10,000,000 shares, and each such common share shall be without par value."

      is hereby amended to read in its entirety as follows:

            "The total number of shares of stock which this corporation shall have authority to issue is 150,500,000 shares. The aggregate par value of all shares that are to have par value is Five Hundred Thousand Dollars ($500,000). The number of shares of Preferred Stock authorized is 500,000 shares, and the par value of each of such shares is one dollar ($1.00). The number of shares of Common Stock authorized is 150,000,000 shares, and each such common share shall be without par value."

                                                                       EXHIBIT I

                       CALIFORNIA GENERAL CORPORATION LAW

                        CHAPTER 13 -- DISSENTERS' RIGHTS

      Section 1300. Right to Require Purchase -- "Dissenting Shares" and
                    "Dissenting Shareholder" Defined.

            (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share divide and which becomes effective thereafter.

            (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

                  (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

                  (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

                  (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

                  (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

            (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

            Section 1301. Demand for Purchase.

            (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

            (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in the paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

            (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

      Section 1302. Endorsement of Shares. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

      Section 1303. Agreed Price--Time for Payment.

            (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

            (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certified securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

      Section 1304. Dissenter's Action to Enforce Payment.

            (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

            (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

            (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is an issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

PROXY

                               CERTRON CORPORATION
                                   PROXY CARD

                         SPECIAL MEETING OF SHAREHOLDERS

                                 --------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              CERTRON CORPORATION

      The undersigned shareholder of record of Certron Corporation, a California corporation (the "Company"), hereby appoints each of Marshall I. Kass, Michael
S. Kass and Susan E. Kass, each with full power of substitution, as proxy to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders to be held at the Company's offices on ___________________, at __________ Pacific Coast Time at __________________, or
any adjournments or postponements thereof upon the matters listed herein and in their discretion upon such other matters as may properly come before the meeting.

            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AGREEMENT WITH CYBRDI, INC., "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES FROM 10,000,000 TO 150,000,000 SHARES; AND "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION, AS AMENDED, TO CHANGE THE COMPANY'S NAME TO "CYBRDI, INC." THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY'S PROXY STATEMENT AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE.

      CERTRON CORPORATION

      Proxy for Special Meeting of Shareholders to be Held
                                                           -------------------

                                PROPOSAL NO. 1

To consider and vote upon the approval of the principal terms of a merger transaction pursuant to an Agreement and Plan of Merger among the Company, Certron Acquisition Corp., a wholly owned subsidiary of the Company, and Cybrdi, Inc. pursuant to which Certron Acquisition Corp. will be merged into Cybrdi, Inc., with Cybrdi, Inc. being the surviving entity and becoming a wholly-owned subsidiary of the Company, and the stockholders of Cybrdi, Inc. receiving up to 47,328,263 shares of the Company's Common Stock so that, immediately post-Merger, the former stockholders of Cybrdi will own approximately 93.8% of the Company's issued and outstanding Common Stock. Approval of the Merger transaction also constitutes election of new directors for the Company effective upon consummation of the Merger


                         FOR                AGAINST               ABSTAIN

                         ------             ---------             ---------

                                 PROPOSAL NO. 2

To approve an amendment to the Company's Articles of Incorporation, as amended, to increase the authorized number of shares of Common Stock, no par value, from 10,000,000 to 150,000,000 shares

                         FOR                AGAINST               ABSTAIN

                         ------             ---------             ---------

                                 PROPOSAL NO. 3

To approve an amendment to the Company's Articles of Incorporation, as amended, to change the Company's name to "Cybrdi, Inc."

                         FOR                AGAINST               ABSTAIN

                         ------             ---------             ---------

Signature(s)                                            Date:
            ------------------------------------             ------------------

Please sign above exactly as your name appears on the Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustee(s), guardian(s), executor(s) and administrator(s) should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope. Please return promptly in the enclosed envelope which requires no postage if mailed in the U.S.A.